Exhibit 10.4

CUI//PROPIN

EXECUTION VERSION

This document and the contents herein are confidential and shall not be revealed to any party without a need to know the contents for the purpose of negotiating and approving a potential financing from FFB and DOE.
LOAN GUARANTEE AGREEMENT
dated as of February 20, 2026,
between
GEORGIA POWER COMPANY,
as Borrower,
and
U.S. DEPARTMENT OF ENERGY,
as Guarantor and Loan Servicer
LOAN GUARANTEE NO. EIR0045

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS AND OTHER RULES OF CONSTRUCTION
ARTICLE II

FUNDING
ARTICLE III

PAYMENTS; PREPAYMENTS
ARTICLE IV

PAYMENT OBLIGATIONS; REIMBURSEMENT
ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Conditions Precedent to the Effective Date	19
i

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES
ARTICLE VII

AFFIRMATIVE COVENANTS

Section 7.01 Maintenance of Existence; Compliance; Property; Etc.	38

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ARTICLE VIII

INFORMATION COVENANTS

Section 8.01 Financial Statements	44
Section 8.02 Reporting	46
Section 8.03 Notices	46
Section 8.04 Other Information	47
ARTICLE IX

NEGATIVE COVENANTS

Section 9.01 Liens	47
Section 9.02 Fundamental Changes	47
Section 9.03 Sanctions and Anti-Corruption Laws	48
Section 9.04 Debarment Regulations	48
ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default	49
Section 10.02 Remedies; Waivers	53
Section 10.03 Accelerated Advances	54

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ARTICLE XI

MISCELLANEOUS

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ANNEXES, SCHEDULES AND EXHIBITS

Annex A                         Definitions
Schedule 5.01(a)            Anchor Projects & Preliminary Eligible Projects
Schedule 5.01(n)            Required Loan Approvals Schedule
Schedule 5.04(a)            Validation Process and Procedures Schedule
Schedule 5.04(b)            Eligibility Criteria Schedule
Schedule 6.07                 Governmental Judgments
Schedule 6.11(a)             Environmental Law Compliance
Schedule 6.17                 DBA Covered Contracts
Schedule 8.02                 Reporting Requirements
Schedule 11.04               Notices Schedule

Exhibit A                        Form of Advance Request
Exhibit B                        Form of Drawstop Notice
Exhibit C                        Form of Closing Certificate
Exhibit D                        Form of Tax Certificate
Exhibit E                        [Reserved]
Exhibit F                        Form of Compliance Certificate
Exhibit G-1                    Form of PEP Approval Email Notice
Exhibit G-2                    Form of EP Approval Email Notice
Exhibit H                       Davis-Bacon Act Contract Provisions
Exhibit I                        Form of Prepayment Election Notice
Exhibit J                        [Reserved]
Exhibit K                       Bi-Weekly Variance
Exhibit L                        Retroactive Waiver
v

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

CUI//PROPIN

This LOAN GUARANTEE AGREEMENT, dated as of February 20, 2026 (this “Agreement”), is entered into by and between the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America, acting in its capacity as guarantor and loan servicer of the Guaranteed Loan (“DOE”), and GEORGIA POWER COMPANY, a Georgia corporation (the “Borrower”).
PRELIMINARY STATEMENTS
(A)    DOE has been authorized to issue a guarantee for FFB to make loans for the Project Portfolio facility pursuant to Title XVII of the Energy Policy Act of 2005, Pub. L. 109 58, as amended by Section 406 of Div. A of Title IV of Pub. L. 111 5, and as further amended from time to time (“Title XVII”).
(B)    The Borrower anticipates undertaking projects that meet the criteria set forth in Schedule 5.04(b) (Eligibility Criteria Schedule) and are to be identified pursuant to the procedures set forth in Schedule 5.04(a) (Validation Process And Procedures) (each, a “Project”).
(C)    The Borrower submitted an application for the issuance by DOE of a guarantee of a multi-draw term loan facility to be authorized and approved by DOE under Title XVII, subject to the requirements of Section 1706 and the Applicable Regulations (the “Application”).
(D)    The Borrower and DOE entered into that certain Conditional Commitment Letter, dated February 20, 2026 (the “Conditional Commitment Letter”), pursuant to which DOE agreed to arrange for FFB to purchase each FFB Note from the Borrower and to make Advances from time to time thereunder, in each case, upon the terms and subject to the conditions of this Agreement and the other Financing Documents.
(E)    Subject to the terms and conditions hereof, DOE will, in connection with arranging financing for the Borrower from FFB, issue and deliver to FFB, with respect to each FFB Note, a DOE Guarantee pursuant to which it will guarantee the Borrower’s repayment of principal and interest on the Advances as and when required pursuant to such FFB Note and any other liabilities, losses, costs or expenses incurred by FFB from time to time with respect to such FFB Note or the FFB Note Purchase Agreement.
(F)    The execution of this Agreement is a condition precedent to DOE’s issuance, with respect to each FFB Note, of a DOE Guarantee, and FFB’s receipt of each such DOE Guarantee is a condition precedent to FFB’s execution of the FFB Documents.
(G)    The parties hereto desire (a) to specify, among other things, the terms and conditions for (i) the delivery by DOE of each DOE Guarantee and other FFB Secretary’s Instruments required for FFB to purchase each FFB Note pursuant to the FFB Note Purchase Agreement; (ii) the delivery by DOE of Advance Request Approval Notices; and (iii) certain indemnity and reimbursement obligations of the Borrower to DOE; and (b) to provide for certain other matters related thereto.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS AND OTHER RULES OF CONSTRUCTION
Section 1.01    Terms Generally. Capitalized terms used herein, including in the preliminary statements, without definition shall have the respective meanings assigned to such terms in Annex A (Definitions).
Section 1.02    Other Rules of Construction. Unless the contrary is expressly stated herein:
(a)    words in this Agreement denoting one gender only shall be construed to include all genders;
(b)    when used in this Agreement, the words “including,” “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”;
(c)    when used in this Agreement, the word “or” is not exclusive;
(d)    when used in this Agreement, the words “herein,” “hereby,” “hereunder,” “hereof,” “hereto,” “hereinbefore,” and “hereinafter,” and words of similar import, unless otherwise specified, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;
(e)    each reference in this Agreement to any article, section, subsection, paragraph, clause or other subdivision, annex, exhibit, schedule or appendix shall mean, unless otherwise specified, the respective article, section, subsection, paragraph, clause or other subdivision, annex, exhibit, schedule or appendix of this Agreement;
(f)    capitalized terms in this Agreement referring to any Person or party to any Financing Document or to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities;
(g)    each reference in this Agreement to any Financing Document or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to such Financing Document or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms hereof and thereof;
(h)    each reference in this Agreement to any Governmental Rule or Environmental Law shall be construed as a reference to such Governmental Rule or Environmental Law, as applied, amended, modified, extended or re-enacted from time to time, and includes any rules or regulations promulgated thereunder;
(i)    each reference in this Agreement to any provision of any other Financing Document will include reference to any definition or provision incorporated by reference within that provision;

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(j)    except where expressly provided otherwise, whenever any matter is required to be satisfactory to, or determined or approved by, DOE or FFB, or DOE or FFB is required or permitted to exercise any discretion (including any discretion to waive, select, require, deem appropriate, deem necessary, permit, determine or approve any matter), the satisfaction, determination or approval of DOE or FFB, or the exercise by DOE or FFB of such discretion, shall be in its respective sole and absolute discretion, as applicable, and further DOE shall be entitled to consult with its Guaranteed Party Advisors in making such determination or exercising such discretion;
(k)    except where expressly provided otherwise, the words “days”, “weeks”, “months” and “years” shall mean calendar days, weeks, months and years, respectively, and each reference to a time of day shall mean such time in Washington, D.C.;
(l)    the table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof;
(m)    the expression “reasonable efforts” and expressions of like import, when used in connection with an obligation of the Borrower, means taking in good faith and with due diligence all commercially reasonable steps to achieve the objective and to perform the obligation, including doing all that can reasonably be done in the circumstances taking into account each party’s obligations hereunder to mitigate delays and additional costs to the other party, and in any event taking no fewer steps and efforts than those that would be taken by a commercially reasonable and prudent person in comparable circumstances, where the whole of the benefit of the obligation and where all the results of taking such steps and efforts accrue solely to that person’s own benefit;
(n)    the words “asset” and “property,” unless otherwise defined herein, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests, intellectual property and contract rights;
(o)    the word “will” shall be construed as having the same meaning and effect as the word “shall;” and
(p)    the definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined.
Section 1.03    Definitions in Other Written Communications. Unless the contrary intention appears, any capitalized term used without definition in any notice or other written communication given under or pursuant to this Agreement shall have the same meaning in that notice or other written communication as in this Agreement.
Section 1.04    Conflict with FFB Documents. In the case of any conflict between the terms of this Agreement and the terms of any FFB Document (a) as between the Borrower and DOE the terms of this Agreement shall control, unless expressly stated to the contrary herein, and (b) as (i) between the Borrower and FFB or (ii) between DOE and FFB, the terms of such FFB Document shall control, except as set forth in Section 10.02(g) (Remedies; Waivers).
Section 1.05    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein and in the other Financing Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, but not otherwise defined in Annex A (Definitions) hereto shall have the respective meanings assigned to them in conformity with GAAP.

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Section 1.06    Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division (or any comparable event under the law of any applicable jurisdiction): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time; and (c) if the Borrower consummates such a division or plan of division, any resulting entity shall be deemed to be a successor to the Borrower with joint and several liability for the Borrower’s FFB Note Obligations.
ARTICLE II

FUNDING
Section 2.01    Guaranteed Loan Purchase of the FFB Notes.
(a)    Purchase of the FFB Notes. Subject to the terms and conditions hereof and of the FFB Documents, on the Effective Date, DOE shall deliver to FFB the FFB Secretary’s Instruments required, in accordance with Section 3.3 of the FFB Note Purchase Agreement, in connection with the offer by FFB to purchase on the Effective Date, the FFB Notes contemplated thereunder in an aggregate maximum principal amount not to exceed Twenty Two Billion, Four Hundred and Fourteen Million, Six Hundred Ninety Four Thousand Dollars ($22,414,694,000) (such amount, as may be reduced pursuant to Section 2.02(b) (Loan Commitment Amount Reductions) below, the “Maximum Guaranteed Loan Amount,” and the loan extended under each FFB Note, collectively, the “Guaranteed Loan”).
(b)    Loans. The Guaranteed Loan will be disbursed as set forth herein in connection with each Eligible Project and each Preliminary Eligible Project. Each FFB Note shall be issued on the Effective Date.
Section 2.02    Availability and Reductions.
(a)    Maximum Guaranteed Loan Amount; Availability Period. Subject to the terms and conditions hereof and of the FFB Documents, DOE shall, during the Availability Period, deliver to FFB an Advance Request Approval Notice authorizing FFB to make Advances in accordance with Section 2.03(c)(ii) (Advance Request Approval Notice); provided that, after giving effect to any Advances and the use of proceeds thereof and subject to Section 2.06 (Determination of Advance Amounts), the aggregate amount of all Advances made to the Borrower under the FFB Notes shall comply with the Debt Sizing Parameters.
(b)    Loan Commitment Amount Reductions.
(i)    The Borrower may, on not less than thirty (30) days’ prior written notice to DOE and upon the satisfaction of any consent requirement or other applicable provisions of this Agreement and each other Financing Document, permanently reduce the Maximum Guaranteed Loan Amount in whole or in part, but only if:
(A)    the Borrower demonstrates to DOE’s satisfaction that the total funding committed and available to the Eligible Projects and Preliminary Eligible Projects with respect to which an Advance has been made is sufficient to pay all remaining Project Costs for such Eligible Projects and Preliminary Eligible Projects, as applicable;
(B)    DOE is satisfied that the proposed reduction or cancellation could not reasonably be expected to cause a Default or an Event of Default;

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(C)    the Borrower shall have delivered to DOE by an Acceptable Delivery Method, a certificate, in form and substance satisfactory to DOE, with respect to the matters set forth in clauses (A) and (B) above; and
(D)    upon such cancellation or reduction, the Borrower shall pay all expenses and other amounts then due with respect to, or as a result of, such cancellation or reduction under this Agreement.
(ii)    Once reduced or canceled, the relevant portion of the Maximum Guaranteed Loan Amount may not be increased or reinstated.
(iii)    Notwithstanding the foregoing, any notice of reduction of the Maximum Guaranteed Loan Amount delivered in connection with any refinancing of any Advances with the proceeds of such refinancing or of any other incurrence of Debt or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower, in each case, subject to any limitations set forth in the FFB Documents.
(c)    Initial First Advance Cut-off Date; Termination. If the First Advance has not occurred by the Initial First Advance Cut-off Date, then DOE may terminate this Agreement upon no less than ten (10) Business Days’ prior written notice to the Borrower. Upon such termination, the Borrower shall pay all Guaranteed Obligations (other than inchoate indemnity obligations) and other amounts then due in accordance with this Agreement and the other Financing Documents with respect to, or as a result of, such termination. Once terminated, this Agreement may not be reinstated. For the avoidance of doubt, nothing in this Agreement (or any other Financing Document, as applicable) shall require the Borrower to request or receive any Advances.
Section 2.03    Mechanics for Requesting Advances.
(a)    Advance Requests. Subject to the FFB Documents, from time to time during the Availability Period, the Borrower may request an Advance under the FFB Documents by delivering, by an Acceptable Delivery Method, to DOE, with a copy to the Technical Advisor, (i) an appropriately completed request with respect to such Advance (each, an “Advance Request”) at any time not less than (A) twenty-two (22) Business Days prior to the Requested Advance Date, in the case of an Advance in an amount less than Two Billion Dollars ($2,000,000,000), and (B) twenty-seven (27) Business Days prior to the Requested Advance Date in the case of an Advance in an amount equal to or greater than Two Billion Dollars ($2,000,000,000); provided that if the Borrower has provided a complete but not executed Advance Request for which an Advance is requested no fewer than ten (10) Business Days prior to delivering the applicable executed Advance Request, at any time not less than (i) fifteen (15) Business Days prior to the Requested Advance Date, in the case of an Advance in an amount less than Two Billion Dollars ($2,000,000,000), and (ii) twenty (20) Business Days prior to the Requested Advance Date in the case of an Advance in an amount equal to or greater than Two Billion Dollars ($2,000,000,000). Each Advance Request shall be in the form attached as Exhibit A (Form of Advance Request) (as such form may be amended, supplemented or modified from time to time by DOE in a manner conforming to this Agreement or otherwise with the consent of the Borrower, the “Form of Advance Request”) or otherwise in form and substance acceptable to DOE, which form shall include (i) a confirmation that each Project covered by such Advance Request has been previously determined by DOE to be an Eligible Project or a Preliminary Eligible Project, (ii) the amount and description of the Applicable Eligible Project Costs for each Eligible Project included in the Advance Request (broken down on an Eligible Project-by-Eligible Project basis) and of the Applicable Preliminary Eligible Project Costs for each Preliminary Eligible Project included in the Advance Request (broken down on a Preliminary Eligible Project-by-Preliminary Eligible Project basis), as evidenced by accruals, invoices or other documentation reasonably acceptable to DOE, (iii) each

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such Eligible Project’s or Preliminary Eligible Project’s, as applicable, original and current budget and estimated completion date or construction date, as applicable, (iv) a designation of the FFB Note under which the relevant Advance will be made and (v) a certification by the Borrower that, as of the date of such Advance Request, (A) either (1) any Eligible Project Costs covered by such Advance Request with respect to each Eligible Project (together with all other capital costs with respect to such Eligible Project) do not exceed (x) the estimated costs for such Eligible Project presented by the Borrower in the proceeding for which the Georgia PSC issued a final order approving an Integrated Resource Plan for the Borrower that includes such Eligible Project (or, if applicable, such other amount approved by the Georgia PSC for such Eligible Project in any such proceeding), (y) if applicable, the certified amount approved by the Georgia PSC in a final certification order for such Eligible Project, or (z) to the extent not addressed in clause (x) or (y), the amount of costs with respect to such Eligible Project authorized for inclusion in the Borrower’s rates through a final order from the Georgia PSC approving a base rate case or other costs recovery case, or (2) subject to DOE approval, a certification by the Borrower that, as of the date of such Advance Request, any Eligible Project Costs covered by such Advance Request are otherwise reasonably expected to be recoverable in rates, as supported by such other documentation or approvals that DOE may require in support of the recoverability of such costs, (B) DOE’s environmental review and Consultations under Environmental Laws are complete for each Eligible Project included in the Advance Request by identifying the applicable record of review and the completed Consultations, (C) any Preliminary Eligible Project Costs covered by such Advance Request only include accruals or expenditures for Permissible Activities and (D) after giving effect to the proposed Advance, the Borrower will be in compliance with the Debt Sizing Parameters.
(b)    Frequency. The Borrower may request Advances in accordance with clause (a) above not more than once per calendar quarter during the Availability Period.
(c)    Advance Funding.
(i)    Satisfaction of Conditions. Promptly after receipt of an Advance Request complying with Section 2.03(a) (Advance Requests), DOE shall review such Advance Request to determine whether all certificates and documentation required to be attached thereto pursuant to this Section 2.03 (Mechanics for Requesting Advances) have been delivered to it.
(ii)    Advance Request Approval Notice. With respect to any Advance under the FFB Documents, if DOE determines that: (x) the Advance Request has been satisfactorily completed pursuant to this Section 2.03 (Mechanics for Requesting Advances); and (y) all applicable conditions precedent set forth in Section 5.03 (Advance Approval Conditions Precedent) in respect of the requested Advance have been satisfied (or waived in writing by DOE), then, subject to Section 2.03(d) (Drawstop Notices) below, DOE shall promptly provide notice thereof to the Borrower and issue to FFB an Advance Request Approval Notice no later than (A) ten (10) Business Days prior to the Requested Advance Date if such Advance Request is equal to or greater than Two Billion Dollars ($2,000,000,000), (B) five (5) Business Days prior to the Requested Advance Date if such Advance Request is equal to or greater than Five Hundred Million Dollars ($500,000,000) but less than Two Billion Dollars ($2,000,000,000) and (C) three (3) Business Days prior to the Requested Advance Date if such Advance Request is less than Five Hundred Million Dollars ($500,000,000).
(iii)    Funding. For any requested Advance for which an Advance Request Approval Notice has been issued pursuant to this Section 2.03(c) (Advance Funding) and for which no Drawstop Notice has been issued pursuant to Section 2.03(d) (Drawstop Notices), FFB shall fund such Advance on the Requested Advance Date in accordance with the FFB Note Purchase Agreement and the relevant FFB Note. Such funds shall be applied as specified in the FFB Documents and in accordance with Section 2.03(f) (Disbursement of Proceeds); provided that if any Drawstop Notice has been issued and is

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in effect on the Requested Advance Date with respect to any funds received by the Borrower, such funds (together with any additional amounts due thereon or arising therefrom) shall be returned by the Borrower to FFB pursuant to Section 2.03(d) (Drawstop Notices) and upon such return such Advance shall be deemed not to have occurred and the amounts received and returned by the Borrower shall not result in any reduction in the amount available for future Advances.
(d)    Drawstop Notices.
(i)    Issuance. Following the issuance of any Advance Request Approval Notice by DOE pursuant to Section 2.03(c)(ii) (Advance Request Approval Notice) above and on or prior to the Requested Advance Date, DOE or FFB may, from time to time, issue a notice substantially in the form attached hereto as Exhibit B (Form of Drawstop Notice) (a “Drawstop Notice”) to the Borrower and to DOE or FFB, as the case may be, if and only if DOE or FFB, as the case may be, determines in its sole discretion that:
(A)    any condition with respect to such Advance set forth in Section 5.03 (Advance Approval Conditions Precedent) or Section 5.05 (Conditions Precedent to FFB Advance), as applicable, is not satisfied; or
(B)    the conditions precedent to such Advance contained in the relevant FFB Note or the FFB Note Purchase Agreement are not satisfied.
(ii)    Consequences. If a Drawstop Notice is issued, FFB shall not be obligated to make the requested Advance set forth on such Drawstop Notice; provided that, if FFB makes any such Advance to the Borrower following the issuance of a Drawstop Notice, the Borrower shall return such Advance to FFB within one (1) Business Day following receipt thereof.
(e)    No Liability.
(i)    The Borrower acknowledges and agrees that DOE shall be required only to use its reasonable efforts to provide FFB with the necessary Advance Request Approval Notices within the time frames specified in Section 2.03(c)(ii) (Advance Request Approval Notice) but DOE shall in any event ensure that FFB receives all such Advance Requests and Advance Request Approval Notices as soon as reasonably practicable following receipt from the Borrower of the applicable Advance Requests and certificates and other documentation specified above (subject to the Borrower satisfying all conditions precedent specified in Section 5.03 (Advance Approval Conditions Precedent) and Section 5.05 (Conditions Precedent to FFB Advance), as applicable, and, prior to the Effective Date, Section 5.01 (Conditions Precedent to the Effective Date) and Section 5.02 (Conditions Precedent to FFB Purchase of the FFB Notes), respectively).
(ii)    Neither DOE nor FFB shall have any liability for any action taken (including the delivery of a Drawstop Notice) or omitted to be taken (including the refusal to fund any Advance or Advances following the issuance of a Drawstop Notice) or for any loss or injury resulting from its actions or inaction or its performance or lack of performance of any of its other obligations hereunder unless and solely to the extent such liability arises from the bad faith, gross negligence or willful misconduct of DOE or FFB as determined by a court of competent jurisdiction in a final, non-appealable judgment. In no event shall DOE, FFB or any subsequent holder of any FFB Note be liable, and each such Person shall be exempt from liability in accordance with Section 11.08 (Limitation on Liability), in each case: (A) for acting in accordance with, or relying upon, any entitlement order, instruction, notice, demand, certificate or document from the Borrower or any authorized Person acting on behalf of the Borrower; (B) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether such

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damages were foreseeable or contemplated; or (C) in the case of FFB or any subsequent holder of any FFB Note, for acting in accordance with, or relying upon, any Drawstop Notice issued by DOE.
(iii)    Notwithstanding anything contained in this Agreement to the contrary, neither DOE nor FFB shall incur any liability to the Borrower, any Affiliate thereof or to any other Guaranteed Party for not performing any act or fulfilling any duty, obligation or responsibility hereunder or under any other Financing Document by reason of any Guaranteed Party Force Majeure Event; it being understood that DOE or FFB, as the case may be, shall resume performance hereunder as soon as reasonably practicable after the effects of such Guaranteed Party Force Majeure Event cease to prevent or otherwise hinder DOE or FFB, as applicable, from performing hereunder or thereunder.
(f)    Disbursement of Proceeds.
(i)    The Borrower shall apply the proceeds of any Advance solely towards payment or reimbursement of Applicable Eligible Project Costs for each such Eligible Project or Applicable Preliminary Eligible Project Costs for each such Preliminary Eligible Project, as applicable, with respect to which such Advance was requested that have been previously incurred and either expended or accrued in accordance with GAAP by the Borrower, as evidenced by accruals, invoices or other documentation delivered in connection with the applicable Advance Request under Section 2.03(a) (Advance Requests), such evidence to be in form and substance reasonably acceptable to DOE and otherwise subject to the audit rights of DOE and FFB.
(ii)    [Reserved].
Section 2.04    Advance Requirements under the FFB Documents. Notwithstanding anything to the contrary contained in this Article II (Funding), the Borrower shall comply with each disbursement requirement set forth in the FFB Documents. Unless otherwise specified in the FFB Documents, all determinations to be made with respect to the FFB Documents shall be made by DOE.
Section 2.05    No Approval of Work. The making of any Advance or Advances under the Financing Documents shall not be deemed an approval or acceptance by any Guaranteed Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to any Eligible Project or Preliminary Eligible Project.
Section 2.06    Determination of Advance Amounts. As of the date of any requested Advance, after giving effect to such Advance:
(a)    the aggregate outstanding principal amount of all Advances then made to the Borrower under the relevant FFB Note (including, for the avoidance of doubt, the principal amount of such requested Advance) for a single Eligible Project or a single Preliminary Eligible Project shall not exceed eighty percent (80%) of the amount of Applicable Eligible Project Costs or Applicable Preliminary Eligible Project Costs, as applicable, incurred and either expended or accrued in accordance with GAAP on or prior to the date of such requested Advance for such Eligible Project or Preliminary Eligible Project, as applicable;
(b)    the aggregate outstanding principal amount of all Advances then made to the Borrower under the FFB Notes (including, for the avoidance of doubt, the principal amount of such requested Advance) shall not exceed the Maximum Guaranteed Loan Amount;
(c)    the aggregate outstanding principal amount of all Advances made to the Borrower under any FFB Note shall not exceed the maximum amount of that FFB Note (collectively, clauses (a), (b) and (c) are referred to as the “Debt Sizing Parameters”); and

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(d)    the aggregate outstanding principal amount of all Advances made to the Borrower in connection with Applicable Preliminary Eligible Project Costs for Preliminary Eligible Projects that do not become Eligible Projects pursuant to the terms of the Financing Documents within twelve (12) months of the First Advance of such Preliminary Eligible Project (or within such longer period of time as may be agreed by the Borrower and DOE) shall be deemed to be “Excess Advance Amounts” for purposes of this Agreement. During the Availability Period, the Borrower may, in the first Advance Request the Borrower submits following the accrual of any Excess Advance Amounts pursuant to the terms of this Agreement, deduct from the total amount of the Advance to be made on such Requested Advance Date an amount equal to the Excess Advance Amount so long as such Form of Advance Request includes a certification by a Responsible Officer, substantially in the form set forth in the Form of Advance Request, certifying as to the amount of such deduction; provided, that if the amount of the Advance requested to be made on such Requested Advance Date is less than the total amount to be deducted on such Requested Advance Date, the Borrower shall deduct an amount equal to the total amount of the Advance requested to be made on such date, and the remaining shortfall shall be deducted by the Borrower from Advances requested in future immediately subsequent Advance Requests made on future Requested Advance Dates until such amount has been deducted in full. Upon the expiration of the Availability Period, any Excess Advance Amounts that have not been deducted and applied to Applicable Eligible Project Costs pursuant to this Section 2.06(d) (Determination of Advance Amounts) shall be repaid pursuant to Section 3.05(c) (Mandatory Prepayments).
ARTICLE III

PAYMENTS; PREPAYMENTS
Section 3.01    Place and Manner of Payments.
(a)    All payments due under each FFB Note shall be made by the Borrower to FFB pursuant to the terms of the FFB Documents.
(b)    All payments to be made to DOE under this Agreement shall be sent by the Borrower in Dollars in immediately available funds before 1:00 p.m. (District of Columbia time) on the date when due to the account specified pursuant to Section 4.01(i) (Reimbursement and Other Payment Obligations).
(c)    Except as otherwise expressly provided herein, in the event that the date of any payment to DOE or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.
(d)    The Borrower understands and agrees that DOE and FFB are agencies or instrumentalities of the United States and that all payments thereto (excluding payments to any successor or assignee which is not a U.S. Person), whether hereunder or under the Financing Documents, are payable, and shall in all cases be paid, free and clear of all Taxes, and without any deduction in respect of Taxes.
Section 3.02    Maturity and Amortization.
(a)    Principal Payment Dates; Maturity Date.
(i)    On each Principal Payment Date, the Borrower shall repay an aggregate principal amount of the outstanding Guaranteed Loan equal to the lesser of (x) 14.2% of the principal amount of the Guaranteed Loan outstanding as of the end of the Availability Period and (y) the aggregate

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principal amount of the Guaranteed Loan outstanding on such Principal Payment Date, plus, in each case, accrued and unpaid interest thereon.
(ii)    The Borrower shall repay all then-outstanding principal of and accrued interest on the Guaranteed Loan, together with all other outstanding Guaranteed Obligations, on the Final Maturity Date.
(b)    Payments. Each FFB Note shall (i) provide that each Advance thereunder shall be due and payable on its Principal Payment Date (each, an “FFB Note Installment”); and (ii) provide for the payment of interest in accordance with Section 3.04 (Interest Provisions Relating to All Advances) and the FFB Documents.
(c)    Approval of Maturity Extension Election Notices by DOE after Notice from FFB. If DOE receives any notice from FFB requiring DOE to approve the extension of a “Maturity Date” in an FFB Note (as defined in such FFB Note) in accordance with the terms of such FFB Note (a “Maturity Extension”), then DOE shall approve each such extension so long as no Default, Event of Default, or Termination Event is continuing.
Section 3.03    Evidence of Debt. The entries made in the internal records maintained by or on behalf of DOE evidencing the amounts from time to time (a) advanced by FFB under the FFB Note Purchase Agreement and each FFB Note or (b) paid by or on behalf of the Borrower from time to time in respect thereof, shall constitute, absent manifest error, evidence of the existence and amount of the Guaranteed Obligations of the Borrower as therein recorded.
Section 3.04    Interest Provisions Relating to All Advances.
(a)    Interest Amount and Interest Computations.
(i)    Interest shall accrue on the outstanding principal amount of each Advance from and including the date such Advance is disbursed to the Borrower pursuant to the FFB Note Purchase Agreement and the relevant FFB Note, to but excluding the date such Advance is due, in each case, at a rate per annum as specified in the FFB Note Purchase Agreement. Subject to Section 3.04(b) (Interest Payment Dates), and except as provided in Section 3.04(a)(ii) (Interest Amount and Interest Computations), interest accrued on the outstanding principal balance of each Advance shall be due and payable on each Payment Date beginning on the First Interest Payment Date to occur after the date on which such Advance was made, through and including the date the principal amount of such Advance is repaid in full.
(ii)    Without limiting the foregoing, all Overdue Amounts on the Guaranteed Loan shall (A) accrue interest at the Late Charge Rate and (B) be payable by the Borrower in accordance with the FFB Documents.
(iii)    [Reserved].
(iv)    The Borrower hereby authorizes FFB to record in an account or accounts maintained by FFB on its books: (A) the interest rates applicable to all Advances; (B) the date and amount of each principal and interest payment on each Advance outstanding; and (C) such other information as FFB may determine is necessary for the computation of interest and the Prepayment Price payable by the Borrower under the relevant FFB Note. The Borrower acknowledges and agrees that all computations of interest and the Prepayment Price by FFB pursuant to this Section 3.04 (Interest Provisions Relating to All Advances) and each FFB Note shall, in the absence of manifest error, be evidence of the amount thereof. All computations of interest shall be made as set forth in the relevant FFB Document.

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(b)    Interest Payment Dates. Subject to the terms of the FFB Note Purchase Agreement and each FFB Note, the Borrower shall pay accrued interest on the outstanding principal amount of each Advance: (i) on each Payment Date, as and to the extent specified in Section 3.04(a) (Interest Amount and Interest Computations); (ii) on each prepayment date (to the extent thereof); and (iii) at maturity (whether by acceleration or otherwise).
Section 3.05    Prepayments.
(a)    Terms of All Prepayments.
(i)    With respect to any prepayment of any Advance, whether such prepayment is voluntary or mandatory, including a prepayment upon acceleration, the Borrower shall comply with all applicable terms and provisions of this Agreement and the FFB Documents.
(ii)    All prepayments of an FFB Note shall be (A) applied to Advances as specified in the relevant Prepayment Election Notice and (B) due in an amount equal to the Prepayment Price calculated by FFB in accordance with the terms of the relevant FFB Note.
(iii)    The Borrower may not re-borrow the principal amount of any Advance that is prepaid, nor shall any such prepayment create availability for further borrowings during the Availability Period.
(iv)    Any prepayment of the Advances under the Guaranteed Loan in part shall require the simultaneous payment in full of all accrued interest on such Advance.
(v)    Any payment or prepayments in full of all Advances outstanding under the Guaranteed Loan shall require the simultaneous payment in full of all other Guaranteed Obligations, including accrued interest and other fees, costs and expenses then outstanding under the Financing Documents.
(vi)    If the Borrower shall fail to make a prepayment to FFB on any Intended Prepayment Date in accordance with this Agreement and the relevant FFB Note, the Borrower shall pay FFB a Late Charge on any Overdue Amount from such Intended Prepayment Date to the date on which payment is made, computed in accordance with the provisions of the relevant FFB Note. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing of any Advances with the proceeds of such refinancing or of any other incurrence of Debt or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower, in each case, subject to any limitations set forth in the FFB Documents.
(vii)    Any Maturity Extension for any Advance as provided in the Financing Documents shall not be considered for purposes hereof prepayment of principal.
(viii)    Any prepayment of the Advances under the Guaranteed Loan in part shall be applied to scheduled repayments of outstanding principal for each applicable Advance in inverse order of maturity.
(b)    Voluntary Prepayments.
(i)    Subject to clause (ii) below, the Borrower may: (A) at any time and from time to time prepay all or any portion of the outstanding principal amount of any Advance under any FFB Note, upon prior submission of a Prepayment Election Notice by the Borrower to DOE and FFB not less

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than ten (10) Business Days prior to the Intended Prepayment Date in accordance with the terms hereof and the relevant FFB Note; and (B) pursuant to Section 10.01 (Events of Default) and upon prior submission of a Prepayment Election Notice by the Borrower to DOE and FFB not less than ten (10) Business Days prior to the Intended Prepayment Date in accordance with the terms hereof and the relevant FFB Note, prepay (1) all of the outstanding principal amount of the Advance(s) relating to any Eligible Project with respect to which a Specified Covenant Event has occurred or (2) all outstanding Advances following the occurrence of a Specified Prepayment Event.
(ii)    The Advances may be prepaid under clause (i)(A) above on or prior to the last day of the Availability Period only if such prepayment includes prepayment either (x) in full of all outstanding Advances and all other Guaranteed Obligations, in which case the Borrower shall simultaneously cancel the outstanding commitment of FFB to make Advances to the Borrower, or (y) in part.
(iii)    For any prepayments pursuant to Section 10.01 (Events of Default) where the amount of such prepayment is greater than One Hundred Million Dollars ($100,000,000) (for purposes of such calculation, only the relevant principal amount of the applicable Advance(s) shall be considered) and where the Borrower has elected to pay such amount in quarterly installments:
(A)    the Borrower shall be required to pay the first installment of such prepayment (or provide an irrevocable Prepayment Election Notice with respect to such prepayment) on or prior to the date that is ninety (90) days following the applicable Prepayment Trigger Date and each subsequent quarterly installment on or prior to the date that is ninety (90) days following the prior payment date;
(B)    the principal amount of each quarterly installment shall be equal to the aggregate outstanding principal amount of the total prepayment divided by four (4) or twelve (12), as applicable (the “Voluntary Prepayment Quarterly Principal Amount”), and, for the avoidance of doubt, each prepayment made will require the simultaneous payment in full of all accrued interest on such Voluntary Prepayment Quarterly Principal Amount and satisfaction of all other requirements under Section 3.05(a) (Terms of All Prepayments) and the relevant FFB Note; and
(C)    the Borrower shall provide an irrevocable Prepayment Election Notice for each quarterly installment to DOE and FFB not less than ten (10) Business Days prior to the Intended Prepayment Date in accordance with the terms hereof and the relevant FFB Note, which notice shall include the applicable Voluntary Prepayment Quarterly Principal Amount and the Advance or Advances to which such prepayment shall be applied.
(c)    Mandatory Prepayments.
(i)    The Borrower shall prepay the applicable amounts set forth below upon the occurrence of any of the following events (each, a “Mandatory Prepayment Event”), in the prepayment amounts set forth below. Upon the occurrence of a Mandatory Prepayment Event, Borrower shall submit to DOE an irrevocable Prepayment Election Notice by the Borrower to DOE and FFB not less than ten (10) Business Days prior to the first Intended Prepayment Date with respect to such Mandatory Prepayment Event in accordance with the terms hereof and the relevant FFB Note, which notice shall include the applicable Mandatory Prepayment Quarterly Principal Amount (as defined below) and, in the

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case of a Mandatory Prepayment Event required by Section 3.05(c) (Mandatory Prepayments) below, the Advance or Advances to which such prepayment shall be applied:
(A)    if (i) the Borrower has taken any action or omitted to take any action that would cause an Eligible Project to cease to be an Eligible Project or (ii) a Termination Event has occurred with respect to an Eligible Project, the Borrower shall, no later than ninety (90) days after the Borrower obtains Knowledge of the occurrence of an event described in clause (i) or (ii), commence prepayment of all Advances made to the Borrower with respect to such Eligible Project;
(B)    if, on the date that is three (3) years after the end of the Availability Period (the “Regulatory Test Date”), the amount of Eligible Project Costs which are, as of the Regulatory Test Date, eligible for cost recovery in final approvals from the Georgia PSC for all Eligible Projects for which Advances to the Borrower have been made (including any final approvals that are subject to reconsideration, review or appeal by the Borrower to increase the cost recovery) (“Recoverable Eligible Project Costs”) is less than ninety-five percent (95%) of the total Advances made under the Guaranteed Loan (not including any Advances that are subject to Mandatory Prepayment pursuant to paragraph (A) above), without giving effect to any voluntary prepayments made prior to the Regulatory Test Date, then the Borrower shall commence prepayment within one (1) year of the Regulatory Test Date an amount equal to (i) the difference in (1) the total amount of all Advances under the Guaranteed Loan less (2) the amount of Recoverable Eligible Project Costs as of the Regulatory Test Date, less (ii) the amount that is five percent (5.0%) of total Advances made under the Guaranteed Loan, without giving effect to any voluntary prepayments prior to such date, less (iii) the amount of all voluntary prepayments (including, for the avoidance of doubt, all prepayments pursuant to Section 3.05(b) (Voluntary Prepayments)) made prior to the Regulatory Test Date; and
(C)    if, on the calendar day following the expiration of the Availability Period, there are any Excess Advance Amounts outstanding that have not been deducted in full from previous Advance Requests pursuant to Section 2.06(d) (Determination of Advance Amounts) of this Agreement, the Borrower shall, no later than ninety (90) days after such calendar day, commence prepayment of all such Excess Advance Amounts;
provided, in each case, that (w) if the amount of the required prepayment is less than One Billion Dollars ($1,000,000,000), the principal amount of each quarterly installment the Borrower shall be required to pay shall be equal to the aggregate outstanding principal amount of the total prepayment divided by four (4), (x) if the amount of the requirement prepayment is equal to or more than One Billion Dollars ($1,000,000,000) but less than Two Billion Dollars ($2,000,000,000), the principal amount of each quarterly installment the Borrower shall be required to pay shall be equal to the aggregate outstanding principal amount of the total prepayment divided by eight (8); (y) if the amount of the required prepayment is equal to or more than Two Billion Dollars ($2,000,000,000) but less than Ten Billion Dollars ($10,000,000,000), the principal amount of each quarterly installment the Borrower shall be required to pay shall be equal to the aggregate outstanding principal amount of the total prepayment divided by twelve (12), and (z) if the amount of the required prepayment is equal to or more than Ten Billion Dollars ($10,000,000,000), the principal amount of each quarterly installment the Borrower shall be required to pay shall be equal to the aggregate outstanding principal amount of the total prepayment divided by twenty (20), as applicable (the “Mandatory Prepayment Quarterly Principal Amount”), with each subsequent quarterly installment due on or prior to the date that is ninety (90) days following the prior payment date and, for the avoidance of doubt, each prepayment made will require the simultaneous payment in full of all

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accrued interest on such Mandatory Prepayment Quarterly Principal Amount and satisfaction of all other requirements under Section 3.05(a) (Terms of All Prepayments) and the relevant FFB Note.
(ii)    Upon the occurrence of a Change of Control, the Borrower shall, within thirty (30) days of the occurrence of such Change of Control, offer to prepay the outstanding amount of the Guaranteed Obligations in full (a “Change of Control Prepayment Offer”) by providing written notice (a “Change of Control Prepayment Offer Notice”) to DOE and FFB of the occurrence of such Change of Control and specifying the proposed date of prepayment (which proposed date of prepayment shall be no less than one hundred (100) days, and no more than one hundred twenty (120) days, after the occurrence of such Change of Control) with respect thereto. Upon receipt of such Change of Control Prepayment Offer Notice, DOE and FFB shall have a period of sixty (60) days in which to accept or reject the Borrower’s Change of Control Prepayment Offer. If DOE and FFB elect to accept the Borrower’s Change of Control Prepayment Offer, DOE and/or FFB shall deliver notice of such acceptance to the Borrower within such sixty (60) day period, in which case the Borrower shall prepay the outstanding amount of the Guaranteed Obligations in full on the proposed date of prepayment identified in such Change of Control Prepayment Offer Notice. If DOE and/or FFB elect to reject the Borrower’s Change of Control Prepayment Offer, or fail to respond to such Change of Control Prepayment Offer within such sixty (60) day period, the Borrower’s Change of Control Prepayment Offer shall be deemed to be withdrawn, and the Borrower shall not be required to make a prepayment of the Guaranteed Obligations in connection with such Change of Control.
ARTICLE IV

PAYMENT OBLIGATIONS; REIMBURSEMENT
Section 4.01    Reimbursement and Other Payment Obligations.
(a)    The Borrower shall pay to DOE the Facility Fee on or before the Effective Date.
(b)    The Borrower shall pay to DOE the Maintenance Fee, with payments to occur as described below:
(i)    the Borrower shall pay the Initial Maintenance Fee on or before the Effective Date, which fee shall be pro-rated on a daily basis for the number of days starting with the Effective Date and ending on December 31 of the same calendar year; and
(ii)    the Borrower shall pay each subsequent Maintenance Fee on or before January 1 (or if not a Business Day, the first Business Day immediately following January 1) of each calendar year after the Effective Date until the date on which the Guaranteed Loan is paid in full.
(c)    The Borrower shall pay to DOE (or, to the extent applicable, reimburse DOE) or such other Person as DOE shall direct in writing, as follows:
(i)    a sum, in Dollars, equal to the total of all amounts payable by DOE to FFB pursuant to each DOE Guarantee (a “DOE Guarantee Payment”) which relate to, or arise out of, the FFB Documents or FFB providing or having provided financing under any FFB Note (such amounts, “Reimbursement Amounts”), which Reimbursement Amounts shall be due and payable to DOE by the Borrower as of the date on which DOE makes the DOE Guarantee Payment to which they relate;

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(ii)    all documented Guaranteed Party Expenses paid or incurred in connection with:
(A)    whether or not the transactions contemplated by this Agreement or the Financing Documents are consummated, the due diligence of the Borrower, any Project, each Eligible Project, each Preliminary Eligible Project and the preparation, negotiation, execution and recording of this Agreement, the other Financing Documents and any other documents and instruments related to this Agreement or thereto (including legal opinions);
(B)    any amendment or modification to, or the protection or preservation of any right or claim under, or consent or waiver in connection with, this Agreement or any other Financing Document, or any such other document or instrument related to this Agreement;
(C)    the administration, preservation in full force and effect and enforcement of this Agreement and the other Financing Documents and any other documents and instruments referred to herein or therein (including the fees and disbursements of counsel for DOE and travel costs);
(D)    the servicing, administration and monitoring of the Borrower, the Project Portfolio and the Financing Documents throughout the term of the Guaranteed Loan, including in connection with any difficulty experienced by any Project relating to technical, commercial, financial, environmental or legal matters or other events (including engineering failure or financial workouts); and
(E)    any enforcement expenses in connection with the exercise of remedies under any of the Financing Documents, or pursuit of any other remedies under any of the Financing Documents, to the extent such costs and expenses are not recovered from such exercise of remedies;
including, in each case of clauses (A) through (E) above, the fees and expenses of the Guaranteed Party Advisors retained pursuant to the Financing Documents; and
(iii)    to the extent permitted by Governmental Rules, interest on any and all amounts described in this Article IV (Payment Obligations; Reimbursement) (other than Financing Document Amounts, interest on which shall accrue and be payable only to the extent, at the times, in the manner and in the amounts provided for in the Financing Documents (excluding this Section 4.01 (Reimbursement and Other Payment Obligations))) from the date payable by DOE under the FFB Program Financing Agreement until payment thereof in full by the Borrower, which amount shall accrue and be payable at the Late Charge Rate.
(d)    [Reserved].
(e)    The effectiveness of any amendment, modification, consent, waiver or change to or in respect of any provision of this Agreement or any other Financing Document that constitutes a “modification” (as defined in Section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circular A-11, and as determined by OMB in its sole discretion) shall be conditioned upon the availability to DOE of funds appropriated by U.S. Congress, or to the extent permitted by Governmental Rules, payment by the Borrower, to meet any increase in the Credit Subsidy Cost prior to the effectiveness of such amendment or waiver, to the extent required pursuant to Section 11.01 (Waiver and Amendment).

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(f)    In accordance with Section 609.10(d) and Section 609.13(a) of the Applicable Regulations, the Borrower shall not use funds obtained from the U.S. federal government or from a loan or other instrument guaranteed by the U.S. federal government (including the Guaranteed Loan), in either case, for the payment of the Credit Subsidy Cost, the Facility Fee, the Maintenance Fee or any other fees charged by or payable to DOE under this Section 4.01 (Reimbursement and Other Payment Obligations), except to the extent explicitly authorized by the U.S. Congress.
(g)    The Borrower shall pay to DOE any fees that DOE may assess or incur from time to time and determine to be appropriate and reasonable in connection with any amendment, consent or waiver under this Agreement or any other Financing Document, each of which will be agreed prior to implementation.
(h)    All fees payable to DOE hereunder shall be paid on the dates due, in immediately available funds in Dollars to DOE and shall be non-refundable upon payment.
(i)    All amounts payable to DOE hereunder, including Reimbursement Amounts, shall be paid without counterclaim or set-off by wire transfer to the following account, or to such other account as may be specified by DOE in writing to the Borrower from time to time, with a copy of any such remittance to AR@hq.doe.gov:
U.S. Treasury Department
ABA No. [REDACTED]
OBI = LGPO Loan No. EIR0045
Section 4.02    Subrogation. In furtherance of and not in limitation of DOE’s right of subrogation, the Borrower acknowledges that, to the extent of any payment made by DOE of Reimbursement Amounts, DOE shall be fully subrogated to the extent of any such payment, and any additional interest due on any late payment, to the rights of FFB under the relevant FFB Note, the FFB Note Purchase Agreement and any other Financing Documents. The Borrower acknowledges and agrees to such subrogation and shall execute such instruments and take such actions as DOE may reasonably request to evidence such subrogation and perfect the right of DOE to receive any amounts paid or payable thereunder. If and to the extent that DOE shall be fully and indefeasibly reimbursed in cash or immediately available funds by or on behalf of the Borrower pursuant to Section 4.01 (Reimbursement and Other Payment Obligations) in respect of any payment made by DOE of Reimbursement Amounts, such reimbursement shall be deemed to constitute an equal and corresponding payment in respect of DOE’s rights of subrogation hereunder in respect of such payment of Reimbursement Amounts.
Section 4.03    Obligations Absolute.
(a)    The obligations of the Borrower under this Article IV (Payment Obligations; Reimbursement) shall be absolute and unconditional, and shall be paid or performed strictly in accordance with this Agreement under all circumstances irrespective of:
(i)    any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any FFB Note, this Agreement or any other Financing Document;
(ii)    any exchange or release of any other obligations hereunder;

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(iii)    the existence of any claim, set-off, defense (other than a defense of payment or performance), reduction, abatement or other right that the Borrower or any Affiliate thereof may have at any time against DOE or any other Person;
(iv)    any document presented in connection with any Financing Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    any payment by DOE pursuant to the terms of the FFB Program Financing Agreement against presentation of a certificate or other document that does not strictly comply with the terms of the FFB Program Financing Agreement;
(vi)    any breach by the Borrower or any Affiliate thereof of any representation, warranty or covenant contained in any of the Financing Documents;
(vii)    except to the extent prohibited by mandatory provisions of Governmental Rules, status as, and any other rights of, a “debtor” under the UCC as in effect from time to time in the State of New York or under the Governmental Rules of any other relevant jurisdiction;
(viii)    any duty on the part of DOE to disclose any matter, fact or thing relating to the business, operations or financial or other condition of the Borrower or any Affiliate thereof now known or hereafter known by DOE;
(ix)    any disability or other defense (other than a defense of payment or performance) of the Borrower or any Affiliate thereof or any other Person;
(x)    any act or omission by DOE that directly or indirectly results in or aids the discharge of the Borrower or any Affiliate thereof or any other Person, by operation of law or otherwise;
(xi)    any change in the time, manner or place of payment of, or in any other term of, all or any of its obligations or liabilities hereunder or any compromise, renewal, extension, acceleration or release (other than a release of such obligations of the Borrower or any Affiliate thereof under this Article IV (Payment Obligations; Reimbursement)) with respect thereto, or any amendment or waiver of or any consent to departure from any other guarantee for all or any of its obligations or liabilities hereunder or any other Financing Document;
(xii)    any change in the corporate structure or existence of the Borrower or any Affiliate thereof; or
(xiii)    any other circumstances or conditions, foreseen or unforeseen, now existing or hereafter occurring, that might otherwise constitute a defense available to, or discharge of, the Borrower or any Affiliate thereof or any other Person in respect of any Financing Document (other than a defense of payment or performance).
(b)    The Borrower and all others who may become liable for all or part of the obligations of the Borrower under this Agreement agree to be bound by this Article IV (Payment Obligations; Reimbursement) and, to the extent permitted by Governmental Rules:
(i)    waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Financing Documents or by any extension or renewal thereof;

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(ii)    waive presentment and demand for payment, notices of non-payment and of dishonor, protest of dishonor and notice of protest, except as expressly provided otherwise in this Agreement;
(iii)    waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required hereby or by the other Financing Documents;
(iv)    waive all rights of abatement, diminution, postponement or deduction, and any defense (other than a defense of payment or performance) that any party to any Financing Document or any beneficiary thereof may have at any time against DOE or any other Person, or out of any obligation at any time owing to any Guaranteed Party;
(v)    agree that its liabilities hereunder shall be unconditional and without regard to any set-off, counterclaim or the liability of any other Person for the payment hereof;
(vi)    agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event;
(vii)    consent to any and all extensions of time that may be granted by any Guaranteed Party with respect to any payment hereunder or other provisions hereof or of any other Financing Document and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment;
(viii)    waive all defenses and allegations based on or arising out of any contradiction or incompatibility among its obligations or liabilities hereunder and any of its other obligations;
(ix)    waive, unless and until its obligations or liabilities hereunder have been performed, paid, satisfied or discharged in full, any right to enforce any remedy that any Guaranteed Party now has or may in the future have against the Borrower or any Affiliate thereof or any other Person;
(x)    waive any benefit of, or any right to participate in, any guarantee or insurance whatsoever now or in the future held by any Guaranteed Party;
(xi)    waive the benefit of any statute of limitations affecting its liability hereunder; and
(xii)    consent to the addition or release of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance or release of any and all other security for any payment hereunder, and agree that the addition or release of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.
(c)    The Borrower shall remain liable for its reimbursement and other payment obligations under this Agreement and the other Financing Documents until such obligations have been irrevocably paid or otherwise satisfied and discharged in full in accordance with this Agreement and the other Financing Documents, and nothing except irrevocable payment, satisfaction or discharge in full thereof in accordance with this Agreement and the other Financing Documents shall release the Borrower from such obligations.

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(d)    Except as expressly provided herein, the obligations and liabilities of the Borrower under this Agreement or the other Financing Documents shall not be conditioned or contingent upon the pursuit or exercise by DOE, FFB or any other Person at any time of any right or remedy (nor shall such obligations and liabilities be affected, released or modified by any action, failure, delay or omission by DOE, FFB or any other Person in the enforcement or exercise of any right or remedy under Governmental Rules) against any Person that may be or become liable in respect of all or any part of the obligations and liabilities of the Borrower under this Agreement or the other Financing Documents.
Section 4.04    Evidence of Payment. In the event of any payment by DOE that is required to be reimbursed or indemnified by the Borrower, the Borrower shall accept written evidence of billing and payment by DOE as evidence, absent manifest error, of the existence and amount thereof.
Section 4.05    Payment of Financing Document Amounts.
(a)    Anything in this Article IV (Payment Obligations; Reimbursement) to the contrary notwithstanding, including Section 4.04 (Evidence of Payment):
(i)    amounts payable by the Borrower pursuant to Section 4.01 (Reimbursement and Other Payment Obligations) in respect of payments made or required to be made by DOE to FFB on account of Financing Document Amounts shall be payable by the Borrower at the times, in the manner and in the amounts that such Financing Document Amounts would otherwise have been payable by the Borrower under the Financing Documents (including, for the avoidance of doubt, on an accelerated basis following the occurrence of an Event of Default);
(ii)    amounts payable by the Borrower under Section 4.01 (Reimbursement and Other Payment Obligations) shall be without duplication of any amounts payable by the Borrower pursuant to: (A) this Agreement; (B) each FFB Note; (C) the FFB Note Purchase Agreement; (D) the subrogation rights referred to in Section 4.02 (Subrogation); or (E) the provisions of Section 11.07 (Indemnification); and
(iii)    no amount shall be payable by the Borrower under Section 4.01 (Reimbursement and Other Payment Obligations) in respect of payments made or required to be made by DOE to FFB in respect of any liability, loss, cost or expense relating to or arising out of any sale, assignment or other transfer of any FFB Note or portion thereof by FFB to DOE, except during the continuance of an Event of Default.
(b)    If an event permitting the acceleration of any Advance and/or the relevant FFB Note shall at any time have occurred and be continuing, and such acceleration of any Advance and/or the relevant FFB Note shall at such time be prevented by reason of the pendency against the Borrower or any Affiliate thereof or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Borrower acknowledges and agrees that, for purposes of this Agreement and its obligations hereunder, in respect of any payment made by DOE to FFB, such Advance and/or the relevant FFB Note shall be deemed to have been accelerated with the same effect as if such Advance and/or the relevant FFB Note had been accelerated in accordance with the terms of the FFB Documents.
ARTICLE V

CONDITIONS PRECEDENT
Section 5.01    Conditions Precedent to the Effective Date. The obligation of DOE to execute this Agreement and deliver to FFB the FFB Secretary’s Instruments in accordance with Section 3.3 of the FFB Note Purchase Agreement required for FFB to purchase each FFB Note on the Effective Date, and the

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

obligation of FFB to thereupon deliver an acceptance notice pursuant to Section 5.1 of the FFB Note Purchase Agreement shall be subject to the prior satisfaction (or waiver in writing) of each of the following conditions precedent as of the Effective Date (the “Effective Date Conditions Precedent”) as determined by, (x) in all cases, DOE, which shall be entitled to (but not required to) consult the Guaranteed Party Advisors, and (y) with respect to any documents or instruments addressed to FFB or to which FFB is a party, FFB:
(a)    Due Diligence Review. Completion by DOE of its due diligence review of the Borrower, the Borrower’s approach to development of Eligible Projects and the subset of Eligible Projects set forth on Schedule 5.01(a) (Anchor Projects & Preliminary Eligible Projects) under the heading “Anchor Projects” (the “Anchor Projects”), and all other matters related thereto.
(b)    KYC/Counterparty Risk Requirements. Receipt by DOE of:
(i)    evidence that the Borrower has established sufficient policies and procedures with respect to doing business with its counterparties (including, where applicable, supplier conduct and anti-money laundering policies to the extent required by Governmental Rule) to ensure, inter alia, proper risk and conflicts of interest management;
(ii)    all documentation (including taxpayer identification documents and IRS Form W-9) and other information in respect of (A) the Borrower or (B) any Person holding, directly or indirectly, ten percent (10%) or more of the Equity Interests of the Borrower (other than a Qualified Public Company Shareholder or any Person holding Equity Interests through a Qualified Investment Fund) (collectively, each a “KYC Party”) to the extent required by any Guaranteed Party to enable it to be satisfied with the results of all “know your customer” and other requirements (including, the Anti-Money Laundering Laws); and
(iii)    confirmation by each Guaranteed Party of the completion of its respective “know your customer” diligence in respect of each KYC Party.
(c)    Financing Documents. Receipt by DOE of fully executed originals (in sufficient counterparts for each of DOE and FFB) of this Agreement and each other Financing Document.
(d)    Borrower FFB Documents. Receipt by DOE of each of the documents, including the FFB Borrower’s Instruments, the Certificate Specifying Authorized Borrower Officials and the Opinion of Borrower’s Counsel re: Borrower Instruments that are required to be delivered by the Borrower to FFB pursuant to Section 3.2 (Borrower Instruments) of the FFB Note Purchase Agreement, each of which shall be in full force and effect in accordance with its terms.
(e)    Organizational Documents. Receipt by DOE of the Organizational Documents of the Borrower, accompanied by an Officer’s Certificate of the Borrower, executed by a Responsible Officer thereof, attaching true and correct copies of good standing certificates, incumbency certificates, and resolutions, with respect to approval of:
(i)    the Borrower’s participation in the financing transactions contemplated by this Agreement;
(ii)    the financing therefor (including the Guaranteed Loan and this Agreement); and
(iii)    the execution, delivery and performance by the Borrower of the Financing Documents to which it is party.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(f)    Receipt by DOE of a current corporate chart of the Borrower showing the Borrower and any of its Subsidiaries expected to have a direct or indirect interest in any Eligible Project or Preliminary Eligible Project.
(g)    Receipt by DOE of a capitalization table of the Borrower setting out each direct and indirect Beneficial Owner of the Borrower holding more than ten percent (10%) (not including any Qualified Public Company Shareholders or any Person holding Equity Interests through a Qualified Investment Fund) of the ownership interests of the Borrower.
(h)    Receipt by DOE of an organizational chart demonstrating the management and governance structure of the Borrower and identifying key persons of the Borrower.
(i)    Effective Date Certificates. Receipt by DOE of:
(i)    an Officer’s Certificate of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit C (Form of Closing Certificate) (the “Closing Certificate”);
(ii)    an Officer’s Certificate of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit D (Form of Tax Certificate) (the “Tax Certificate”); and
(iii)    a No Federal Funding Certificate from a Responsible Officer of the Borrower, dated as of the Effective Date that includes, to the extent applicable, evidence that the Borrower has withdrawn or otherwise discontinued any pending application or request for Federal financial assistance in respect of the Projects the Borrower has identified as projected Eligible Projects as of the Effective Date (other than under this Agreement and the other Financing Documents or to the extent that any Eligible Project benefits from any of the exceptions set forth in Section 50141(d) of the Inflation Reduction Act of 2022, Public Law No. 117-169) (the “Effective Date No Federal Funding Certificate”).
(j)    Base Case Financial Model. Receipt by DOE of a certified confidential copy of the Base Case Financial Model for the Borrower consistent with the data and documentation provided by the Borrower to the applicable Rating Agencies. The financial model shall include financial projections for the consolidated operations of Borrower and its Subsidiaries, prepared by the Borrower in good faith, and accompanied by a certificate from the chief financial officer or similar Financial Officer of the Borrower in form and substance satisfactory to DOE; provided that, with respect to any forward-looking information contained in such projections, such chief financial officer or similar Financial Officer shall be required to certify only that such forward-looking information was prepared in good faith based upon assumptions believed by such chief financial officer or similar Financial Officer to be reasonable at the time of preparation of such forward-looking information.
(k)    Insurance. Receipt by DOE of an Officer’s Certificate certifying that the Borrower maintains in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.
(l)    Legal Opinions. Receipt by DOE and the other Guaranteed Parties of executed versions of the legal opinion of Troutman Pepper Locke LLP (including originals thereof, as required), dated as of the Effective Date, addressed to the Guaranteed Parties with respect to: (i) the due authorization, execution, delivery and enforceability of the Financing Documents; (ii) the absence of conflicts with law, specified material agreements or organizational documents; (iii) the receipt of all Required Loan Approvals required to be obtained on or prior to the Effective Date; and (iv) such other matters as DOE may reasonably request.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(m)    Financial Statements. Receipt by DOE of the most recent audited consolidated financial statements of the Borrower and its Subsidiaries included in the Borrower’s most recent Annual Report on Form 10-K filed with the SEC and the most recent unaudited consolidated financial statements of the Borrower and its Subsidiaries included in the Borrower’s most recent Quarterly Report on Form 10-Q filed with the SEC, in each case, together with all notes and analysis, customary certifications and opinions.
(n)    Required Loan Approvals. Receipt by DOE of:
(i)    the Required Loan Approvals Schedule, together with an Officer’s Certificate of the Borrower with respect thereto;
(ii)    fully executed copies of each Required Loan Approval listed in Part 1 on the Required Loan Approvals Schedule; and
(iii)    an Officer’s Certificate certifying that:
(A)    all Required Loan Approvals required to be obtained on or prior to the Effective Date have been obtained;
(B)    the copies of each Required Loan Approval submitted to DOE are true, correct and complete (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);
(C)    each Required Loan Approval required to be obtained on or prior to the Effective Date has been validly issued, is in full force and effect and is Non-Appealable, is not subject to any pending or, to the Knowledge of the Borrower, threatened claim or action seeking to revoke, terminate, withhold or suspending any such Required Loan Approval and, in each case, has not been amended, modified or supplemented other than to the extent a copy of such amendment, modification or supplement has been provided to DOE; and
(D)    all conditions precedent to the effectiveness of each such Required Loan Approval required to be obtained on or prior to the Effective Date has been satisfied.
(o)    Fees and Expenses. Receipt by DOE of:
(i)    payment of the Facility Fee and the Initial Maintenance Fee due and payable on the Effective Date;
(ii)    payment in full or reimbursement of all fees required to be paid on or prior to the Effective Date and all Guaranteed Party Expenses and other fees or expenses (if any) then due and payable in accordance with Section 4.01 (Reimbursement and Other Payment Obligations), in each case, to the extent invoiced at least two (2) Business Days prior to the Effective Date; and
(iii)    (A) reimbursement of all fees and Guaranteed Party Expenses of any Guaranteed Party Advisors incurred in connection with the transactions contemplated hereunder and under the other Financing Documents and invoiced at least two (2) Business Days prior to the Effective Date; or (B) confirmation that such fees and Guaranteed Party Expenses have been paid directly, in each case, from funds other than the proceeds of the Guaranteed Loan.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(p)    Representations and Warranties. Each of the representations and warranties made (or deemed made) by the Borrower in or pursuant to any Financing Document shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time).
(q)    Material Adverse Effect. Since December 31, 2025, no event (including a change in law) shall have occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
(r)    Certain Events.
(i)    No Default, Event of Default, or Termination Event shall have occurred and be continuing on the Effective Date; and
(ii)    Neither the execution and delivery of the Financing Documents by the Borrower nor the performance by the Borrower of its obligations thereunder shall result in default under any material agreement to which the Borrower is a party or any material judgment or approval to which Borrower is subject, in each case, where the default could reasonably be expected to have a Material Adverse Effect.
(s)    SAM Registration. Receipt by DOE of evidence of the registration by the Borrower in SAM.
(t)    Credit Rating Requirement. Receipt by DOE of credit rating confirmations from each Rating Agency that rates the Borrower’s senior unsecured and unguaranteed long-term debt, dated not more than ninety (90) days prior to the Effective Date, confirming that the Borrower’s senior unsecured and unguaranteed long-term debt is rated at least Investment Grade, accompanied by a certification from a Responsible Officer of the Borrower, dated as of the date of the Effective Date, to the effect that the Borrower’s senior unsecured and unguaranteed long-term debt continues to be rated at least Investment Grade as of the Effective Date.
(u)    Lobbying Certification. Receipt by DOE of the Borrower’s completed “Disclosure Form to Report Lobbying” (Standard Form-LLL).
(v)    Program Requirements. Receipt by DOE of evidence that all Program Requirements required to have been satisfied as of the Effective Date have been satisfied.
(w)    OMB Certification. Receipt by DOE of a certification from the Director of OMB that each DOE Guarantee and the Eligible Projects expected to be financed with the Guaranteed Loan comply with the provisions of Section 50141(d) of the Inflation Reduction Act of 2022, Public Law No. 117-169.
(x)    Action Memoranda. Receipt by DOE of one (1) or more action memoranda executed by the Secretary of Energy approving and authorizing:
(i)    the execution by DOE of the Financing Documents to which it is a party and the transactions contemplated thereby;
(ii)    any provisions in the Financing Documents that constitute material changes to the terms and conditions set forth in the Term Sheet; and

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(iii)    the apportionment of the Credit Subsidy Cost for the Guaranteed Loan.
(y)    Credit Subsidy Cost. Receipt by DOE of evidence that:
(i)    OMB has reviewed and approved DOE’s calculation of the Credit Subsidy Cost for the Guaranteed Loan;
(ii)    OMB has approved the Apportionment and Reapportionment Schedule (Standard Form 132) with respect to the Credit Subsidy Cost for the Guaranteed Loan; and
(iii)    the apportionment of the Credit Subsidy Cost for the Guaranteed Loan has occurred.
(z)    Inter-Agency Consultations and Approvals. DOE shall have engaged in all required consultations, obtained all required approvals and satisfied all applicable legal requirements in connection with execution and performance by DOE of the Financing Documents to which it is a party.
(aa)    Davis-Bacon Act. [Reserved.]
(bb)    Employment Projections. Receipt by DOE of projections for temporary and permanent jobs created or maintained in the U.S. as a result of the anticipated Eligible Projects for each Fiscal Year occurring during the term of the Guaranteed Loan.
(cc)    Regulatory Requirements. DOE shall have determined that the Borrower is in compliance with 10 C.F.R. 609.8(b)(15) with respect to the Required Project Consents for at least one of the Eligible Projects in existence on the Effective Date.
(dd)    Memorandum of Understanding. In connection with DOE’s environmental review and Consultations under Environmental Law for the Eligible Projects, receipt by DOE of the executed Memorandum of Understanding by and between DOE and the Borrower, which shall be satisfactory in form and substance to DOE and shall set forth the rights and responsibilities of the parties in connection with DOE’s environmental review and Consultations under Environmental Law.
(ee)    Environmental Review and Consultations under Environmental Law. Completion of DOE’s environmental review and Consultations under Environmental Laws for at least one (1) of the Anchor Projects.
(ff)    Cybersecurity. Receipt by DOE of an Officer’s Certificate from the Borrower certifying that: (i) the Borrower Entities have a cybersecurity program in place that satisfies in all material respects the applicable standards and requirements of the North American Electric Reliability Corporation and any other Governmental Authority that has jurisdiction over the Borrower Entities; and (ii) each of the Borrower Entities is in material compliance with the material requirements of the cybersecurity program set forth in clause (i) above.
Section 5.02    Conditions Precedent to FFB Purchase of the FFB Notes. The obligation of FFB to deliver an acceptance notice pursuant to Section 5.1 of the FFB Note Purchase Agreement to purchase each FFB Note is subject to the prior satisfaction (or waiver in writing) as determined by FFB of each of the following conditions precedent as of the Effective Date and the Initial First Advance Date:
(a)    Conditions Precedent in the FFB Documents. Each condition precedent under the FFB Documents to the purchase of each FFB Note by FFB shall have been satisfied in the sole determination of FFB.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(b)    Receipt of Instruments. FFB shall have received from DOE each of the FFB Secretary’s Instruments and FFB Borrower’s Instruments.
(c)    Representations and Warranties. Each of the representations and warranties made (or deemed made) by the Borrower in or pursuant to any Financing Document shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time).
Section 5.03    Advance Approval Conditions Precedent. The obligation of DOE to deliver an Advance Request Approval Notice pursuant to Section 2.03(c)(ii) (Advance Request Approval Notice) directing FFB to make each Advance (including each First Advance) in accordance with the FFB Note Purchase Agreement and the relevant FFB Note shall be subject to the prior satisfaction (or waiver in writing) of each of the following conditions precedent as of the date of the Advance Request in respect of such Advance and to their continued satisfaction on the Requested Advance Date for such Advance, in each case, as determined by, (x) in all cases, DOE, which shall be entitled (but not required) to consult the Guaranteed Party Advisors, and (y) with respect to any documents or instruments addressed to FFB or to which FFB is party, FFB:
(a)    Effective Date. The Effective Date shall have occurred.
(b)    Eligible Project and Preliminary Eligible Project Conditions Precedent. With respect to an Advance Request made with respect to an Eligible Project, all conditions in Section 5.04 (Conditions Precedent to Eligible Projects) for the Eligible Projects covered by such Advance Request have been satisfied prior to the date of the Borrower’s submission of the Advance Request (including, for the avoidance of doubt, approval by DOE that the Project is an Eligible Project). With respect to an Advance Request made with respect to a Preliminary Eligible Project, all conditions in Section 5.07 (Conditions Precedent to Preliminary Eligible Projects) for the Preliminary Eligible Projects covered by such Advance Request have been satisfied prior to the date of the Borrower’s submission of the Advance Request (including, for the avoidance of doubt, approval by DOE that the Project is a Preliminary Eligible Project).
(c)    Advance Request. Receipt by DOE from the Borrower of an Advance Request and an Advance Certificate pursuant to Section 2.03(a) (Advance Requests).
(d)    Initial First Advance Cut-off Date. The Initial First Advance shall have been requested by no later than the Initial First Advance Cut-off Date.
(e)    Conditions Precedent in the FFB Documents. Each of the conditions precedent (other than delivery of the Advance Request Approval Notice by DOE) to such Advance under the relevant FFB Note in accordance with the FFB Note Purchase Agreement and the relevant FFB Note have been satisfied.
(f)    Representations and Warranties. Each of the representations and warranties made (or deemed made) by the Borrower in or pursuant to any Financing Document shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time), in each case both immediately before and immediately after giving effect to the making of such Advance.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(g)    Use of Proceeds. Receipt by DOE of: (i) an Officer’s Certificate that certifies that the proceeds of the requested Advance will be applied in accordance with Section 2.03(f) (Disbursement of Proceeds); and (ii) accruals, invoices or other documentation reasonably acceptable to DOE evidencing the incurrence of the Applicable Eligible Project Costs or Applicable Preliminary Eligible Project Costs reimbursable with such Advance proceeds.
(h)    Program Requirements. DOE shall have received a certification from a Responsible Officer of the Borrower, dated as of the date of the Advance Request, that the Borrower is in compliance with or shall have satisfied, as applicable, all requirements and approvals pursuant to the Program Requirements).
(i)    Regulatory Approval. Unless previously delivered to DOE, with respect to each Eligible Project being funded with such Advance, receipt by DOE of (i) a final order from Georgia PSC approving an Integrated Resource Plan for the Borrower that includes such Eligible Project, (ii) if applicable, a final certification order from Georgia PSC for such Eligible Project, (iii) to the extent not addressed in clause (i) or (ii), a final order from Georgia PSC approving a base rate case or other cost recovery case that includes such Eligible Project in the Borrower’s retail rates (each a “Regulatory Commission Approval”), or (iv) or subject to DOE approval, to the extent not addressed in clauses (i), (ii) or (iii) with respect to any such Eligible Project, such other documentation or approvals and certifications of the Borrower that the DOE may require in support of the recoverability of costs with respect to such Eligible Project.
(j)    Borrower Credit Rating. Receipt by DOE of credit rating confirmations from each Rating Agency that rates the Borrower’s senior unsecured and unguaranteed long-term debt, dated not earlier than ninety (90) days prior to the Requested Advance Date, confirming that the Borrower’s senior unsecured and unguaranteed long-term debt is rated at least Investment Grade, accompanied by a certification from a Responsible Officer of the Borrower, dated as of the Requested Advance Date, to the effect that the Borrower’s senior unsecured and unguaranteed long-term debt continues to be rated at least Investment Grade as of the Requested Advance Date; provided, however, that if a Ratings Reaffirmation Event has occurred on or prior to the Requested Advance Date and after the later of the Effective Date and the date of the most recent prior Advance, then the credit rating confirmations from each such Rating Agency shall be dated after the date of the relevant Ratings Reaffirmation Event but not less than three (3) days prior to the Requested Advance Date.
(k)    Advance Certificate. Receipt by DOE of an Officer’s Certificate of the Borrower, dated as of the Requested Advance Date, substantially in the form of Schedule 5 to Exhibit A (Form of Advance Request) (the “Advance Certificate”).
(l)    Environmental Review and Consultations under Environmental Law. DOE shall have determined that the Borrower is in compliance with 10 CFR 609.8(b)(15) (with respect to the Required Project Consents required as of the Requested Advance Date), and DOE shall have completed its environmental review and Consultations pursuant to Environmental Laws with respect to the Eligible Projects seeking funding in such Advance.
(m)    Required Loan Approvals. DOE shall have received a certification from a Responsible Officer of the Borrower, dated as of the date of the Advance Request, that all Required Loan Approvals required to be obtained with respect to funding such Advance are final and Non-Appealable. DOE may request an opinion of legal counsel to the Borrower with respect to the receipt of all Required Loan Approvals in connection with the applicable Advance.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(n)    Required Project Consents. With respect to each Eligible Project subject to the requested Advance:
(i)    all Required Project Consents that are required to be obtained, and all applications for Required Project Consents that are required to be filed, on or as of the Advance Date (including any Required Project Consents required on that date), have been so filed or obtained, other than Required Project Consents that, if not obtained, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of such Eligible Project to be completed or operated, and all such Required Project Consents required to have been obtained as of the Advance Date are in full force and effect and as of that date are Non-Appealable, other than any appeal or other proceeding where the Borrower remains legally authorized to continue construction of such Project and continues construction on such Project notwithstanding such appeal or other proceeding;
(ii)    to the Borrower’s Knowledge, each Required Project Consent that has not been obtained as of the Advance Date, but that will be required to be obtained in the future, is reasonably expected to (A) be obtained on or prior to the relevant date or stage of development of the Eligible Project for which such Required Project Consent will be required, and (B) contain only conditions or requirements that the Borrower expects to be satisfied or complied with, in each case, in accordance with the terms of such Required Project Consent; and
(iii)    each of such Eligible Project and the Borrower is in compliance in all respects with all Required Project Consents applicable to it, including all federal, state and local Governmental Approvals, except (A) any non-compliance that the Borrower (1) is diligently working to cure through appropriate regulatory procedures, including for the purpose of obtaining any necessary amendment to such Required Project Consent and (2) reasonably believes will be cured through such diligent efforts, or (B) where the failure to comply could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Eligible Project to be completed or operated.
(o)    Davis-Bacon Act. With respect to each Eligible Project subject to the requested Advance (other than any Eligible Project for which the Borrower has not previously requested an Advance for anything other than Preliminary Eligible Project Costs and is requesting an Advance only with respect to Preliminary Eligible Project Costs):
(i)    receipt by DOE of a certification that, with respect to each such Eligible Project, the Borrower and each DBA Contract Party is in compliance with the Davis-Bacon Act Requirements, as provided in Schedule 5 to Exhibit A (Form of Advance Request); and
(ii)    receipt by DOE of a certification that the clauses required by 29 C.F.R. § 5.5, as modified by the Bi-Weekly Variance and the Retroactive Waiver, and as may be further varied, waived, modified or amended by DOL or DOE, and the Applicable Wage Determination(s), have been incorporated into all DBA Covered Contracts with respect to each such Eligible Project.
(p)    Cargo Preference Act. The Borrower shall be in compliance (taking into account, if applicable, any determination of non-availability issued by MARAD in favor of the Borrower) with the Cargo Preference Act of 1954, as amended, and all related implementing regulations, with respect to CPA Goods relating to all Eligible Projects approved by DOE or subject to a pending Advance Request, unless the Borrower has entered into an agreement or waiver (or is diligently working and reasonably expects in good faith to agree to an agreement or waiver) with MARAD with respect to such compliance, in which case it shall be in compliance with such agreement or waiver with respect to such CPA Goods upon its effectiveness, and shall have delivered evidence to that effect to DOE.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(q)    Financing Documents. If applicable in connection with such Advance, receipt by DOE on or prior to the date of such Advance of fully executed originals (to the extent required) or copies of all Financing Documents required to be executed as of the date of such Advance (to the extent such documents have not already been provided), in each case, in the name of the Borrower as counterparty thereto.
(r)    Payment of Fees. Receipt by DOE of:
(i)    payment in full of all fees required under the Financing Documents to be paid on or prior to the Requested Advance Date, and all Guaranteed Party Expenses and reimbursement of all fees and Guaranteed Party Expenses of any Guaranteed Party Advisors, incurred and invoiced at least two (2) Business Days prior to the Requested Advance Date; or
(ii)    confirmation that all such fees invoiced at least two (2) Business Days prior to the Requested Advance Date and Guaranteed Party Expenses have been paid directly to the relevant Guaranteed Party Advisors.
(s)    Litigation. There shall not be pending or, to the Borrower’s Knowledge, threatened (in writing) any Action that, in each case, could reasonably be expected to materially and adversely affect (A) the legality, validity or enforceability of any Financing Document or (B) any transaction contemplated by any Financing Document (other than (i) in the case of any such Action relating to any Financing Document, such Action would not reasonably be expected to so affect the legality, validity or enforceability of the FFB Note and related DOE Guarantee that is the subject of the Advance Request, or (ii) any of the foregoing relating to a Project that is not the subject of the applicable Advance Request or if any such matter relates to a Project that is the subject of the applicable Advance Request, so long as the Borrower remains legally authorized to continue construction of such Project and continues construction on such Project notwithstanding such matter).
(t)    Certain Events. No Default (other than an Immaterial Remediation Event), Event of Default or Termination Event (with respect to any Eligible Project subject to the requested Advance) shall have occurred and be continuing as of the Advance Date or shall be reasonably expected to occur after giving effect to the applicable Advance.
(u)    Immaterial Remediation Event. Unless otherwise agreed by DOE, no Immaterial Remediation Event (other than any such Immaterial Remediation Event with respect to which the Borrower is diligently working, and reasonably expects in good faith to be able, to Remediate prior to the Requested Advance Date), shall exist with respect to any Eligible Project or Preliminary Eligible Project that is being funded by such Advance.
(v)    No Federal Funding Certificate. Receipt by DOE of a No Federal Funding Certificate in respect of the Eligible Projects and Preliminary Eligible Projects covered by the Advance, including, to the extent applicable, evidence that the Borrower has withdrawn or otherwise discontinued any pending application or request for Federal financial assistance (other than under this Agreement and the other Financing Documents or to the extent that the Eligible Projects or Preliminary Eligible Projects covered by the Advance benefit from any of the exceptions set forth in Section 50141(d) of the Inflation Reduction Act of 2022, Public Law No. 117-169) in respect of such Eligible Project or Preliminary Eligible Project (each an “Advance Date No Federal Funding Certificate” and, together with the Effective Date No Federal Funding Certificates, the “No Federal Funding Certificates”).
(w)    Required Certifications. Receipt by DOE of certification by the Borrower that the Project Costs included in the Advance Request are Applicable Eligible Project Costs or Applicable Preliminary Eligible Project Costs.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Section 5.04    Conditions Precedent to Eligible Projects. DOE’s approval of any Preliminary Eligible Project as an Eligible Project, and delivery of any EP Approval Email Notice by DOE, shall be subject to the prior satisfaction (or waiver in writing) of each of the following conditions precedent and to their continued satisfaction on the EP Approval Date for such Preliminary Eligible Project, as applicable, in each case, as reasonably determined by DOE, which shall be entitled to (but not required to) consult the Guaranteed Party Advisors:
(a)    Satisfaction, with respect to such Preliminary Eligible Project, of the conditions precedent to Preliminary Eligible Projects set forth in Section 5.07 (Conditions Precedent to Preliminary Eligible Projects).
(b)    [Reserved].
(c)    Completion of the Environmental Review and Consultations under Environmental Law. DOE shall have, with respect to such Preliminary Eligible Project, determined that the Borrower is in compliance with 10 CFR 609.8(b)(15) (with respect to the Required Project Consents required as of the EP Approval Date), and DOE shall have completed its environmental review process and Consultations pursuant to Environmental Laws.
(d)    [Reserved].
(e)    [Reserved].
Section 5.05    Conditions Precedent to FFB Advance
. The obligation of FFB to make each Advance (including each First Advance) under the FFB Note Purchase Agreement and the relevant FFB Note is subject to the prior satisfaction (or waiver in writing) as determined by FFB of each of the following conditions precedent as of the date of the relevant Advance Request and as of the Advance Date:
(a)    Receipt of Advance Request Approval Notice. FFB shall have received from DOE an Advance Request Approval Notice.
(b)    Absence of Drawstop Notice. No Drawstop Notice shall have been delivered to DOE or FFB.
Section 5.06    Satisfaction of Conditions Precedent. Each of the Borrower and DOE hereby acknowledges and agrees that:
(a)    by delivering the FFB Secretary’s Instruments on the Effective Date, DOE shall be deemed to have approved of or consented to, or to be satisfied with, each of the Effective Date Conditions Precedent that must be approved or consented to by, or be satisfactory to, DOE; and
(b)    FFB, by delivering an acceptance notice under Section 5.1 of the FFB Note Purchase Agreement or making any Advance under the relevant FFB Note, shall be deemed to have approved of or consented to, or to be satisfied with, each of the matters set forth in Sections 5.01 (Conditions Precedent to the Effective Date) and 5.02 (Conditions Precedent to FFB Purchase of the FFB Notes) that must be approved or consented to by, or satisfactory to, FFB.
Section 5.07    Conditions Precedent to Preliminary Eligible Projects. DOE’s approval of any Proposed Project as a Preliminary Eligible Project, and delivery of any PEP Approval Email Notice by DOE, shall be subject to the prior satisfaction (or waiver in writing) of each of the following conditions precedent and to their continued satisfaction on the PEP Approval Date for such Proposed Project, in each

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

case, as reasonably determined by DOE, which shall be entitled to (but not required to) consult the Guaranteed Party Advisors:
(a)    Conveyor Belt. The Borrower has submitted with respect to such Proposed Project all documentation required by Paragraphs 1 through 8.a of Section 5.04(a) (Conditions Precedent to Eligible Projects), including certification by the Borrower that it has not been notified that an application or request for Federal financial assistance (other than under this Agreement) submitted by the Borrower to DOE or any other agency in respect of such Proposed Project has been selected for an award (unless the Borrower has irrevocably declined such other Federal financial assistance).
(b)    Eligibility. DOE has determined, in its reasonable discretion, that such Proposed Project has satisfied the Eligibility Criteria set forth in Schedule 5.04(b) (Eligibility Criteria Schedule).
(c)    No Other Federal Support. The Borrower has withdrawn or otherwise discontinued any pending application or request for Federal financial assistance (other than under this Agreement) in respect of such Proposed Project and has provided evidence of the same in form and substance satisfactory to DOE.
(d)    Documentation. The Borrower has submitted:
(i)    (x) approval of such Proposed Project or Preliminary Eligible Project, as applicable, by the Georgia PSC pursuant to (A) a final order approving an Integrated Resource Plan for the Borrower that includes such Proposed Project or Preliminary Eligible Project, as applicable; (B) if applicable, a final certification order for such Proposed Project or Preliminary Eligible Project, as applicable, or (C) to the extent not addressed in clause (A) or (B), a final order approving a base rate case or other cost recovery case that includes the Proposed Project or Preliminary Eligible Project, as applicable, in the Borrower’s retail rates, or (y) subject to DOE approval, to the extent not addressed in clauses (A), (B) or (C) with respect to such Proposed Project or Preliminary Eligible Project, as applicable, such other documentation or approvals and certifications of the Borrower that the DOE may require in support of the recoverability of costs with respect to such Proposed Project or Preliminary Eligible Project, as applicable; or
(ii)    subject to DOE approval, in the event that Borrower is unable to provide documentation pursuant to Section 5.07(d)(i) (Documentation), such documentation or approvals that the DOE may require. Additional documentation requirements may include, but are not limited to, assessments of increases to output or capacity, methodologies for assessing impact to grid reliability, and other documentation requested by DOE.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
To induce DOE to enter into this Agreement and to arrange for FFB to purchase each FFB Note and offer extensions of credit thereunder, the Borrower, on the relevant date, makes each of the following representations and warranties to and in favor of DOE and FFB as of: (a) the Effective Date and (b) each Advance Date (both immediately before and immediately after giving effect to the Advances being made on such date):
Section 6.01    Organization and Existence. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, (b) is duly qualified to do business in the State of Georgia and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate power

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted, (iii) incur Debt and create Liens on its properties, and (iv) execute, deliver, perform and observe the terms and conditions of each of the Financing Documents to which it is a party.
Section 6.02    Authorization; No Conflict. The Borrower has duly authorized, executed and delivered the Financing Documents to which it is a party. Neither the Borrower’s execution and delivery of the Financing Documents to which it is a party, nor the consummation of the financing transactions contemplated thereby nor its compliance with the terms thereof (a) contravenes its Organizational Documents, (b) contravenes any Governmental Rules where such contravention could reasonably be expected to have a Material Adverse Effect, (c) contravenes or results in any breach or constitutes any default under any Governmental Judgment, where such contravention, breach or default could reasonably be expected to have a Material Adverse Effect, (d) contravenes or results in any breach or constitutes any default under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except where such contravention, breach or default could not reasonably be expected to have a Material Adverse Effect, (e) results in or requires the creation of any Lien upon any of its revenues, properties or assets, except for Permitted Liens, or (f) requires the consent or approval of any Person other than the Required Loan Approvals and any other consents or approvals that have been obtained and are in full force and effect.
Section 6.03    Solvency.
(a)    The Borrower is not the subject of any pending or, to the Borrower’s Knowledge, threatened, Insolvency Proceedings.
(b)    The Borrower is and, after giving effect to any requested Advance, will be solvent. For purposes of the preceding sentence, “solvent” means (i) the fair saleable value (on a going concern basis) of the Borrower’s assets exceed its liabilities, contingent or otherwise, fairly valued, (ii) the Borrower will be able to pay its debts as they become due and (iii) upon paying its debts as they become due, the Borrower will not be left with unreasonably small capital as is necessary to satisfy all of its current and reasonably anticipated obligations.
Section 6.04    Capitalization. As of the date of this Agreement, Southern Company owns 100.0% of the Equity Interests of the Borrower.
Section 6.05    Eligibility of Borrower; Project; Project Costs. The Borrower has satisfied each of the conditions contained in the Program Requirements for (a) the Borrower to be classified as an Eligible Applicant, (b) each Eligible Project either seeking funding in the applicable Advance or having been funded with an outstanding Advance to qualify as an “Eligible Project” (other than, in the case of each Eligible Project having been funding with an outstanding Advance, any Project for which the Borrower has delivered a notice of Mandatory Prepayment pursuant to Section 3.05(c)(i)(A) (Mandatory Prepayments)), (c) each Preliminary Eligible Project either seeking funding in the applicable Advance or having been funded with an outstanding Advance to qualify as a “Preliminary Eligible Project” except in cases in which Section 2.06(d) (Determination of Advance Amounts) applies and the Borrower has completed or is pursuing the deduction or prepayment of all applicable Excess Advance Amounts and (d) all Project Costs in respect of which the Borrower has requested an Advance to qualify as “Eligible Project Costs” or “Preliminary Eligible Project Costs”.
Section 6.06    Financing Documents. Assuming each Financing Document constitutes a legal, valid and binding obligation of DOE and FFB, as applicable, each Financing Document is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

to Bankruptcy Laws and general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.
Section 6.07    Governmental Judgments. Except as set forth on Schedule 6.07 (Governmental Judgments), there is no pending or threatened (in writing) action, suit, proceeding or investigation by a Governmental Authority of any kind, including no action or proceeding of or before any Governmental Authority, involving the Borrower that relates to any of the financing transactions contemplated by any of the Financing Documents that has, or could reasonably be expected to have, a Material Adverse Effect (other than, when this representation is made in connection with any Advance, in the case of any such action, suit, proceeding or investigation that could reasonably be expected to have a Material Adverse Effect solely under clause (b)(i) or (ii) of the definition thereof, such action, suit, proceeding or investigation would not reasonably be expected to affect the legality, validity or enforceability of, or the rights and remedies of any Guaranteed Party with respect to the FFB Note and related DOE Guarantee that is the subject of the Advance Request).
(b)    Except as disclosed in the Specified Exchange Act Filings, the Borrower has not failed to observe in any material respect, and is not otherwise in default with respect to, any Governmental Judgment or any order of any court, arbitrator, administrative agency or other Governmental Authority except (i) any such failure to observe or default that the Borrower (A) is diligently working to cure through procedures approved by the applicable court, arbitrator, arbitral panel, administrative agency or Governmental Authority or appropriate regulatory procedures and (B) reasonably believes will be cured through such diligent efforts, or (ii) that has not and could not reasonably be expected to have, a Material Adverse Effect.
(c)    There is no injunction, writ, or preliminary restraining order of any nature issued by a court, arbitrator, administrative agency or other Governmental Authority directing that any of the obligations provided for in any of the Financing Documents to be performed by the Borrower, not be consummated as herein or therein provided.
(d)    Except as disclosed in the Specified Exchange Act Filings, no Governmental Judgment or order of any court, arbitrator, administrative agency or other Governmental Authority has been entered against the Borrower that has, or could reasonably be expected to have, a Material Adverse Effect.
Section 6.08    Taxes. The Borrower has filed all material tax returns required by Governmental Rules to be filed by it and has paid (a) all income taxes payable by it that have become due pursuant to such tax returns; and (b) all other material Taxes and assessments payable by it that have become due, in each case other than those Taxes that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by applicable Governmental Rules. DOE’s execution and delivery of this Agreement and the issuance of the Guaranteed Loan extended pursuant to this Agreement, including the determination by DOE as to whether Project Costs are Eligible Project Costs or Preliminary Eligible Project Costs, (i) does not prejudice or otherwise have any binding effect with regard to any determination by the Internal Revenue Service, the U.S. Department of the Treasury or a court of law as to the tax basis of any Eligible Project, Preliminary Eligible Project or any part thereof under the Code, and (ii) does not constitute a determination regarding, and is unrelated to, whether the Borrower or any Eligible Project or Preliminary Eligible Project (A) has complied or will comply with, Federal tax law or (B) is eligible for any Tax credit or benefit.
Section 6.09    Financial Statements. Each of the Financial Statements of the Borrower included in the Borrower’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the SEC under the Exchange Act has been delivered to DOE, has been prepared in accordance with GAAP and presents fairly in all material respects (a) the financial condition of the

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Borrower as of the respective dates of the balance sheets included therein and (b) the results of operations of the Borrower for the respective periods covered by the statements of income included therein.
Section 6.10    Compliance with Governmental Rules. The Borrower is in compliance with, and has conducted its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with (a) Title XVII and the Applicable Regulations, in all respects, and (b) all other Governmental Rules and all other Program Requirements in all material respects, except, in the case of this clause (b), (x) for any such non-compliance asserted by any Governmental Authority where the Borrower is contesting such assertion in good faith by appropriate legal proceedings for which appropriate accruals are being maintained in accordance with GAAP, (y) for any such non-compliance that the Borrower is diligently working to cure pursuant to an applicable Remediation Plan or (z) if the Borrower is in active negotiation with, or is otherwise awaiting a determination from, a Governmental Authority necessary to either produce a Remediation Plan or determine whether to contest in good faith by appropriate legal proceedings an assertion by such Governmental Authority that the Borrower is not in compliance with such Governmental Rule.
Section 6.11    Environmental, Health and Safety Matters.
(a)    Except as disclosed to the DOE in Schedule 6.11(a) (Environmental Law Compliance) to this Agreement or disclosed in the Specified Exchange Act Filings, (i) the Borrower is and has been in compliance with and is not subject to any pending or threatened (in writing) violations of Environmental Laws, or subject to any liabilities or costs under Environmental Laws or relating to the disposal, spill, existence or other release of Hazardous Substances that would reasonably be expected to have a material effect on the Borrower except (x) for any non-compliance asserted by any Governmental Authority where the Borrower is contesting such assertion in good faith by appropriate legal proceedings for which appropriate accruals are being maintained in accordance with GAAP, and (y) for any non-compliance that the Borrower is diligently working to cure pursuant to an applicable Remediation Plan, and, (ii) to the Borrower’s Knowledge, except as disclosed in the Specified Exchange Act Filings (including through a description of potential risks in any “Risk Factors” section), there are no such potential violations, liabilities or costs that would reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower has developed and implemented policies and procedures that are reasonably designed to provide for compliance with Governmental Rules concerning safety and the protection of human health, including the Occupational Safety and Health Act of 1970 and the rules and regulations promulgated thereunder.
Section 6.12    Ownership of Property. The Borrower has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to no Liens prohibited by Section 9.01 (Liens), except for where the failure could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 6.13    No Amendments to Financing Documents. None of the Financing Documents to which the Borrower is a party has been amended, modified or terminated, except in accordance with or as permitted by this Agreement or as disclosed to DOE and consented to in writing by DOE.
Section 6.14    Investment Company Act. The Borrower is not required to register as an “investment company” and it is not “controlled” by a company required to register as an “investment company” under the Investment Company Act.
Section 6.15    Margin Stock. No part of the proceeds of any Advance, and no other extensions of credit under the FFB Documents, will be used for “buying” or “carrying” any “margin stock” within the

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Federal Reserve Board.
Section 6.16    Anti-Corruption Laws. The Borrower, each other Borrower Entity, and to the Borrower’s Knowledge, its directors, officers, agents and employees and Southern Company, are in compliance in all material respects with all applicable Anti-Corruption Laws. There are no material Actions pending or, to the Borrower’s Knowledge, threatened against the Borrower or any other Borrower Entity with respect to any Anti-Corruption Laws. None of the Borrower, any Borrower Entity, or to the Borrower’s Knowledge, its directors, officers, agents, Affiliates or employees has directly or indirectly: (a) used any corporate funds, property or other assets for any unlawful or improper contributions, gifts, entertainment or other unlawful or improper expenses; or (b) received, made, offered to make, promised to make, or otherwise authorized the receipt, payment, transfer or giving of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or gift of money, property, assets or anything of value to any officer, employee, agent, representative, or ceremonial office holder of any Governmental Authority or instrumentality thereof, any political party or supra-national organization, candidate for political office or any other Person, in each case, in violation in any material respect of applicable Anti-Corruption Laws. The Borrower will not use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds directly, or, to the Knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.
Section 6.17    Davis-Bacon Act. As of the Effective Date, the Borrower is not a party to any DBA Covered Contracts except those listed in Schedule 6.17 (DBA Covered Contracts).
Section 6.18    ERISA. Except as disclosed in the Specified Exchange Act Filings:
(a)    The Borrower and its ERISA Affiliates have operated the Pension Plans in compliance with their terms and with all applicable provisions and requirements of the Code, ERISA, and other applicable federal or state laws and have performed in all respects their respective obligations under each Pension Plan, except, in each case, where such failure to comply or perform could not reasonably be expected to have a Material Adverse Effect.
(b)    No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect.
(c)    No Pension Plan has failed to satisfy the minimum funding standards under Section 412 or Section 430 of the Code other than any such failure that could not reasonably be expected to have a Material Adverse Effect.
(d)    Except to the extent required under Section 4980B of the Code, Sections 601 through 609 of ERISA or comparable state law, no Pension Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates which has or could result in liability to the Borrower that is reasonably expected to have a Material Adverse Effect.
(e)    As of the most recent valuation date for any Pension Plan, the outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA) do not exceed the assets of such Pension Plan, except for any such excess of liabilities over assets that could not reasonably be expected to have a Material Adverse Effect.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(f)    All liabilities under each Pension Plan are (i) funded to at least the minimum level required by Governmental Rules, (ii) funded to the level required by the terms governing the Pension Plans other than any failure to fund at such level that could not reasonably be expected to have a Material Adverse Effect, (iii) provided for or recognized as required by applicable accounting standards in the Financial Statements most recently delivered to DOE pursuant to Section 8.01 (Financial Statements), and (iv) estimated as required by applicable accounting standards in the formal notes to the Financial Statements most recently delivered to DOE pursuant to Section 8.01 (Financial Statements).
(g)    To the Borrower’s Knowledge, there are no circumstances that may give rise to a liability in relation to any Pension Plan that is not funded, insured, provided for, recognized or estimated in the manner described in clause (f) of this Section 6.18 (ERISA) that could reasonably be expected to have a Material Adverse Effect.
(h)    (i) The Borrower is not a “plan” within the meaning of Section 4975(e) of the Code; (ii) the assets of the Borrower do not constitute “plan assets” within the meaning of Section 3(42) of ERISA and the United States Department of Labor Regulations set forth in 29 C.F.R. § 2510.3-101; (iii) the Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA; (iv) transactions by or with the Borrower are not subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans; and (v) the Borrower has not engaged in any transaction that would cause any obligation, or action taken or to be taken, hereunder to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code or any similar state law, other than any such transaction or prohibited transaction described in this subclause (v) that could not reasonably be expected to have a Material Adverse Effect.
(i)    Neither the Borrower, nor any ERISA Affiliate, nor to the Knowledge of the Borrower any duly-appointed administrator of a Multiemployer Plan has instituted or intends to institute proceedings to withdraw from any Multiemployer Plan.
(j)    Notwithstanding anything in this Section 6.18 (ERISA) to the contrary, the specific representations and warranties made pursuant to this Section 6.18 (ERISA) shall not be interpreted to limit the generality of, or otherwise limit in any way, the representations made by the Borrower in Section 6.10 (Compliance with Governmental Rules) or the obligations (including the related exceptions and cure rights) of the Borrower in Section 10.01(d) (Specified Breaches Under the Financing Documents), each of which shall be applied to the Borrower without regard to the provisions of this Section 6.18 (ERISA).
Section 6.19    Anti-Money Laundering Laws. The Borrower and each other Borrower Entity is in compliance in all material respects with all applicable Anti-Money Laundering Laws, and there are no material Actions pending or, to the Borrower’s Knowledge, threatened against the Borrower or any other Borrower Entity with respect to any Anti-Money Laundering Laws.
Section 6.20    Sanctions. Each Borrower Entity, and to the Borrower’s Knowledge, each Borrower Entity Controlling Person and the directors, officers, agents and employees (in the case of agents and employees only, acting in such capacities) of each of the foregoing, are in compliance in all material respects with all applicable Sanctions and Foreign Asset Control Regulations. No Borrower Entity, and, to the Borrower’s Knowledge, none of the Borrower Entity Controlling Persons or any of the directors, officers, agents or employees (in the case of agents and employees for purposes of clauses (b) and (c) only, acting in such capacities) of each of the foregoing: (a) is, or is directly or indirectly majority-owned or controlled by, a Prohibited Person; (b) is in violation of any Sanctions, or is engaging in any conduct which could result in it becoming a Prohibited Person; or (c) is engaged in any dealings, directly or indirectly, with a Prohibited Person in violation of applicable Sanctions. There are no material Actions pending or, to the Borrower’s Knowledge, threatened against any Borrower Entity with respect to compliance with or potential liability with respect to any Sanctions. The Borrower will not use the proceeds of the Advances,

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person or entity, to fund the activities of any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions.
Section 6.21    Regulatory Matters. Solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by this Agreement, no Guaranteed Party shall be or become subject to regulation (a) under the FPA or (b) as a “public utility” or “public service corporation” or the equivalent under any Governmental Rule.
Section 6.22    Cargo Preference Act. The Borrower is in compliance (taking into account, if applicable, any determination of non-availability issued by MARAD in favor of the Borrower) with the Cargo Preference Act of 1954, as amended, and all related implementing regulations with respect to the Eligible Projects, unless the Borrower has entered into an agreement or waiver (or, after the Effective Date, is diligently working and reasonably expects in good faith to agree to an agreement or waiver) with MARAD with respect to such compliance, in which case it is in compliance with such agreement or waiver upon its effectiveness.
Section 6.23    Lobbying Restriction. The Borrower is in compliance with all requirements of 31 U.S.C. §1352, as amended, including the requirement that no proceeds of Advances be expended by the Borrower or any of its Affiliates to pay any person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of the U.S. Congress in connection with the making of the Guaranteed Loan or any other action described in 31 U.S.C. §1352(a)(2).
Section 6.24    Federal Funding. Except as otherwise permitted under Section 8.03(h) (Notices) and subject to Section 5.07(c) (No Other Federal Support), no application has been delivered by the Borrower to, and no application is pending review or approval by, any Governmental Authority for allocation of Federal Funding to an Eligible Project or Preliminary Eligible Project (except to the extent that such Eligible Project or Preliminary Eligible Project benefits from any of the exceptions set forth in Section 50141(d) of the Inflation Reduction Act of 2022, Public Law No. 117-169). Without limiting the generality of the foregoing, the Borrower is in compliance with all undertakings set forth in the No Federal Funding Certificates previously delivered to DOE.
Section 6.25    No Federal Debt Delinquency. The Borrower does not have (a) any judgment Lien against any of its Property for a debt owed to the United States or any Governmental Authority, or (b) any material indebtedness, including any Tax liabilities, owed to the United States or any Governmental Authority thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. 285.13(d), except to the extent such delinquency has been resolved with the appropriate Governmental Authority in accordance with Governmental Rules.
Section 6.26    No Tax-Exempt Indebtedness. Neither the Guaranteed Loan nor the Reimbursement Obligations finance, either directly or indirectly, tax exempt debt obligations, consistent with the requirements of Section 149(b) of the Code.
Section 6.27    Use of Proceeds. The Borrower has used the proceeds of each Advance in accordance with Section 2.03(f) (Disbursement of Proceeds) and the other terms and conditions of all applicable Financing Documents.
Section 6.28    Disclosure.
(a)    All written information relating to the Borrower, its Subsidiaries and their respective businesses, other than any projections, estimates and other forward-looking materials and

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

information of a general economic or industry specific nature, that has been provided by or on behalf of the Borrower to DOE in connection with the transactions contemplated hereby does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto). Any projected information, estimates, other forward-looking materials and pro forma financial information that have been made available to DOE in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such information was furnished to DOE (it being understood that actual results may vary materially from such projections and pro forma information and such projections and pro forma information are not a guarantee of performance).
(b)    As of the Effective Date, to the Knowledge of the Borrower, the information included in any beneficial ownership certification provided on or prior to the Effective Date to DOE in connection with this Agreement is true and correct in all respects.
Section 6.29    Commissions/Contingency Fees. The Borrower has not paid or become obligated to pay (a) any fee or commission to any broker, finder or intermediary for or on account of arranging the Guaranteed Loan, or (b) any contingency fee (computed as a percentage of any amount of the Guaranteed Loan, and for or on account of arranging the Guaranteed Loan) to any financial or other professional advisor of the Borrower with respect to the Guaranteed Loan.
Section 6.30    Internal Controls. The Borrower has implemented and maintained internal controls and reporting systems that are designed to provide (a) reasonable assurance that the Borrower and any Borrower Entity, and their respective directors, officers, employees and agents, do not directly or indirectly (i) make, authorize or receive any actual or offered payment or giving of anything of value prohibited by any applicable Anti-Corruption Laws, or (ii) enter into any transaction with, or for the benefit of, any Prohibited Person, and (b) continued compliance with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
Section 6.31    No Material Adverse Effect. Except as disclosed in the Specified Exchange Act Filings, since the end of the Borrower’s most recently completed fiscal year, no Material Adverse Effect has occurred.
Section 6.32    No Default. No Default (other than an Immaterial Remediation Event) or Event of Default has occurred and is continuing.
Section 6.33    Insurance. The Borrower maintains in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.
Section 6.34    Information Technology; Cybersecurity.
(a)    The information technology (including computers, data communications systems, equipment, software, hardware, servers, networks, workstations, routers and devices) used in the business of each Borrower Entity (“IT Systems”) operates and performs in all material respects as necessary for the current and currently anticipated needs of the business of such Borrower Entity (including, as applicable, for the development, design, engineering, procurement, financing, construction, testing, starting up, commissioning, ownership, operation, use, maintenance or shakedown of any project as part of its business and to complete the activities designated to achieve the completion of each such project, as applicable at the relevant time).

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(b)    The Borrower has implemented and maintains, and has caused each of its Subsidiaries (as applicable) to implement and maintain in connection with its business, commercially reasonable privacy, information security, cybersecurity, disaster recovery, business continuity, data backup and incident response plans, policies and procedures consistent with industry standards (including administrative, technical and physical safeguards) designed to protect: (i) sensitive information from any unauthorized, accidental or unlawful Processing or loss; (ii) each IT System from any unauthorized or unlawful access, acquisition, use, control, disruption, destruction or modification; and (iii) the integrity, security and availability of the sensitive information and IT Systems.
(c)    In the past five (5) years prior to the Effective Date, no Borrower Entity, nor to the Borrower’s Knowledge, any Person that Processes sensitive information on behalf of any Borrower Entity, has experienced any material data breaches or other incidents that have resulted in any unauthorized Processing of any sensitive information, except for any such Processing in respect of which each applicable Borrower Entity has complied with (A) all applicable data protection and critical infrastructure oversight laws and regulations and (B) Borrower’s internal policies and procedures respecting such matters.
(d)    Each Borrower Entity is and, during the past five (5) years, has been in compliance in all material respects with: (i) all applicable Data Protection Laws; and (ii) all contractual obligations, and all privacy notices and policies, binding on such Borrower Entity and related to the Processing of personal information.
(e)    [Reserved].
(f)    Each of the Borrower Entities is in compliance in all material respects with the material applicable cybersecurity standards and requirements as set out by the North American Electric Reliability Corporation and any other Governmental Authority to the jurisdiction of which the Borrower Entities are subject.
ARTICLE VII

AFFIRMATIVE COVENANTS
The Borrower hereby agrees that until the Release Date:
Section 7.01    Maintenance of Existence; Compliance; Property; Etc. The Borrower shall:
(a)    (i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 9.02 (Fundamental Changes) and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)    comply with all Contractual Obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;
(c)    comply with all Governmental Rules in all material respects, except (x) for any non-compliance asserted by any Governmental Authority where the Borrower is contesting such assertion in good faith by appropriate legal proceedings for which appropriate accruals are being maintained in accordance with GAAP, (y) for any non-compliance that the Borrower is diligently working to cure pursuant to an applicable Remediation Plan or (z) if the Borrower is in active negotiation with, or is otherwise awaiting a determination from, a Governmental Authority necessary to either produce a Remediation Plan or determine whether to contest in good faith by appropriate legal proceedings an

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

assertion by such Governmental Authority that the Borrower is not in compliance with such Governmental Rule; provided that this Section 7.01(c) (Maintenance of Existence; Compliance; Property; Etc.) shall not require compliance with the Governmental Rules referred to in covenants Section 7.07 (Davis-Bacon Act), Section 7.08 (Lobbying Restriction), Section 7.09 (Cargo Preference Act), Section 7.10 (Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws), Section 7.12 (SAM Registration) and Section 7.13 (Environmental Laws); and provided, further, that the Borrower’s compliance with such Governmental Rules shall be governed by such covenants; and
(d)    keep, and cause each Borrower Entity to keep, all property useful and necessary in connection with the Eligible Projects and Preliminary Eligible Projects, to the extent financed with the proceeds of any Advances, in good working order and condition (ordinary wear and tear excepted), except to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 7.02    Insurance. The Borrower shall maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.
Section 7.03    Further Assurances. The Borrower shall promptly upon the reasonable request by DOE, (a) correct any material defect or error that may be discovered in any Financing Document or the execution, acknowledgment, filing or recordation thereof and (b) do, execute, acknowledge and deliver, or cause to be made, done, executed, acknowledged and delivered, any and all such further acts, deeds, assurances, certificates, documents, agreements and other instruments as may be reasonably required from time to time to carry out more effectively the purposes of the Financing Documents.
Section 7.04    Taxes.
(a)    The Borrower shall pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate accruals are being maintained in accordance with GAAP, or the non-payment of which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower acknowledges and agrees that DOE’s execution and delivery of this Agreement, including the determination by DOE as to whether, with respect to any Eligible Project or Preliminary Eligible Project, Project Costs are Eligible Project Costs or Preliminary Eligible Project Costs, as applicable, (i) does not prejudice or otherwise have any binding effect with regard to any determination by the Internal Revenue Service, the U.S. Department of the Treasury or a court of law as to the tax basis of any Eligible Project, Preliminary Eligible Project or any part thereof under the Code and (ii) does not constitute a determination regarding, and is unrelated to whether such Person, the Eligible Project or the Preliminary Eligible Project has complied or will comply with, Federal tax law. The Borrower acknowledges and agrees that it shall not use DOE’s execution and delivery of this Agreement, the issuance of the Guaranteed Loan, DOE’s determination as to whether, with respect to any Eligible Project or Preliminary Eligible Project, Project Costs are Eligible Project Costs or Preliminary Eligible Project Costs or documents generated by DOE during its consideration of the Application, to demonstrate or prove it complied with Federal Tax law, including any requirements to claim a tax credit or other amount under the Code, in an administrative or judicial proceeding.
Section 7.05    Use of Proceeds. The Borrower shall use the proceeds of each Advance in accordance with Section 2.03(f) (Disbursement of Proceeds) and the other terms and conditions of all

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

applicable Financing Documents and not in contravention of any Governmental Rule, Financing Document or Governmental Approval. Neither DOE nor FFB shall have any responsibility as to the use of any proceeds of any Advances.
Section 7.06    Books, Records and Inspections.
(a)    The Borrower shall keep complete and accurate books and records of its transactions in accordance with accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves). The Borrower shall keep such books and records concerning each Eligible Project and each Preliminary Eligible Project as are necessary to facilitate an effective and accurate audit and performance evaluation of the Borrower and each Eligible Project and each Preliminary Eligible Project as required in Section 609.17 of the Applicable Regulations.
(b)    Each set of Financial Statements of the Borrower delivered hereunder shall be prepared in accordance with GAAP consistently applied except to the extent that there have been any changes to such accounting principles or the application thereof noted in such Financial Statements and all financial records of the Borrower shall be maintained at the principal executive office of the Borrower.
(c)    The Borrower shall consult with and cooperate with DOE with regards to DOE’s monitoring of the Borrower, each Eligible Project and each Preliminary Eligible Project and audit, examination and inspection of the books and records of the Borrower, each Eligible Project and each Preliminary Eligible Project as provided in the Applicable Regulations, and in furtherance thereof (i) shall permit officers and designated representatives of DOE, its agents, the Comptroller General and the Guaranteed Party Advisors to visit and inspect any of its properties upon reasonable notice and at reasonable times during normal business hours; provided that any such visits or inspections shall be subject to such conditions as the Borrower shall deem necessary based on reasonable considerations of safety, security and confidentiality, (ii) shall provide to officers and designated representatives of DOE, its agents, the Comptroller General and the Guaranteed Party Advisors access to any pertinent books, documents, papers and records of the Borrower including those with respect to any Eligible Project or any Preliminary Eligible Project, to the extent in the possession of the Borrower or reasonably obtainable by the Borrower, for the purpose of audit, examination, inspection and monitoring upon reasonable notice and at reasonable times during normal business hours, to examine and discuss any Eligible Project, any Preliminary Eligible Project and the affairs, finances and accounts of the Borrower with the representatives of the Borrower and (iii) shall afford proper facilities for such inspection and shall make copies (at the Borrower’s expense) of any records that are subject to such inspection.
(d)    If at any time the Borrower is no longer subject to the periodic reporting requirements of the Exchange Act, the Borrower shall appoint and maintain a firm of independent public accountants of recognized standing in the U.S. as accountants for the Borrower.
(e)    The Borrower shall retain all records relating to expenditures with respect to which Advances were made until the date that is five (5) years after the Advance was made with respect to such expenditure.
(f)    [Reserved.]
(g)    In the event that the Independent Auditor should cease to be the accountants of the Borrower for any reason, promptly, but in any event no later than the period that is required by the SEC, notify DOE of such change in the Independent Auditor and the reason therefor, and the Borrower shall appoint and maintain another firm of independent public accountants that satisfy the conditions set forth herein to qualify as the Independent Auditor.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Section 7.07    Davis-Bacon Act.
(a)    The Borrower shall designate, maintain and identify to DOE its primary point of contact with respect to compliance with the Davis-Bacon Act Requirements (the “Borrower DBA Primary Contact”), and shall promptly notify DOE in writing regarding any changes with respect to the Borrower DBA Primary Contact (including changes to the contact details for a Borrower DBA Primary Contact). The Borrower DBA Primary Contact shall provide to DOE any information reasonably requested by DOE in support of DOE’s Davis-Bacon Act compliance monitoring efforts.
(b)    For any Eligible Project that is an Anchor Project or for which the Borrower has received an EP Approval Email Notice, Borrower shall submit to DOE in writing, on a quarterly basis commencing upon the Effective Date, in the case of Anchor Projects, and upon the date of the issuance of the EP Approval Email Notice in the case of any other Eligible Project, an updated list of DBA Covered Contracts, if any, including identification of the DBA Contract Parties, if any, that will avail themselves of the Bi-Weekly Variance, with respect to such Eligible Project.
Section 7.08    Lobbying Restriction. The Borrower shall comply with all requirements of 31 U.S.C. §1352, as amended, including the requirement that no proceeds of the Advances be expended by the Borrower or any of its Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of the U.S. Congress in connection with the making of the Guaranteed Loan or any other action described in 31 U.S.C. §1352(a)(2).
Section 7.09    Cargo Preference Act.
(a)    The Borrower shall comply (taking into account, if applicable, any determination of non-availability issued by MARAD in favor of the Borrower) with the Cargo Preference Act of 1954, as amended, and all related implementing regulations, with respect to CPA Goods shipped or to be shipped for the purposes of the Eligible Projects, unless the Borrower has entered into an agreement or waiver (or, after the Effective Date, is diligently working and reasonably expects in good faith to agree to an agreement or waiver) with MARAD with respect to such compliance, in which case it shall comply with such agreement or waiver upon its effectiveness.
(b)    Without limiting the generality of the foregoing, and unless the Borrower has reached an agreement or waiver (or, after the Effective Date, is diligently working and reasonably expects in good faith to agree to an agreement or waiver) with MARAD excusing it from the following obligations or otherwise providing for its compliance with the Cargo Preference Act of 1954, as amended, the Borrower shall:
(i)    deliver to the Division of National Cargo, Office of Market Development, Maritime Administration, Washington, D.C. 20590 (x) in the case of shipments originating outside of the United States, within thirty (30) working days (as such term is used in 46 C.F.R. 381.7) or (y) in the case of shipments originating within the United States, within twenty (20) days, in each case, following the date of loading any CPA Goods, a legible copy of a rated, ‘on-board’ commercial ocean bill-of-lading in English for each shipment of CPA Goods; and
(ii)    cause all agreements whereby any Borrower Entity procures, contracts for, or otherwise obtains CPA Goods provide for (x) compliance with the Cargo Preference Act of 1954, as amended, and all related implementing regulations with respect to CPA Goods and the utilization of privately owned United States-flag commercial vessels to ship at least fifty percent (50.0%) of the gross tonnage (computed separately for dry bulk carriers, dry cargo liners and tankers) involved to the extent such

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

vessels are available at fair and reasonable rates for United States-flag commercial vessels and (y) delivery of the necessary shipment information as set forth in clause 7.09(b)(i) above.
(iii)    Notwithstanding anything to the contrary herein, the Borrower may substitute CPA Substitute Goods for purposes of compliance with the foregoing.
Section 7.10    Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
(a)    The Borrower shall comply, and shall cause each other Borrower Entity to comply, in all material respects with all Sanctions, Anti-Corruption Laws, Foreign Asset Control Regulations and Anti-Money Laundering Laws, and establish and maintain an anti-money laundering compliance program if and as required by the PATRIOT Act.
(b)    If, to the Knowledge of any Borrower Entity, any Principal Person of any Borrower Entity fails to comply with any Sanctions, Anti-Corruption Laws, Foreign Asset Control Regulations and Anti-Money Laundering Laws, within thirty (30) days from the date that such Borrower Entity obtained Knowledge of such violation, the Borrower shall engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Principal Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures.
Section 7.11    Internal Controls. Subject to the following sentence, the Borrower shall maintain and comply with internal accounting and compliance controls and reporting systems that are designed to provide reasonable assurance that each Borrower Entity is in compliance with (a) the Financing Documents, (b) GAAP and (c) applicable Sanctions, Anti-Corruption Laws, Foreign Asset Control Regulations and Anti-Money Laundering Laws. A failure to comply with such internal accounting and compliance controls and reporting systems shall not constitute a breach or failure to comply with this covenant for three hundred sixty five (365) days after such failure so long as the Borrower is diligently working to cure or otherwise remediate such non-compliance; provided that such period shall be extended if necessary so long as the Borrower continues to diligently work to cure or otherwise remediate such non-compliance and reasonably believes such non-compliance will be cured or otherwise remediated.
Section 7.12    SAM Registration. The Borrower shall maintain its SAM database registration at all times.
Section 7.13    Environmental Laws. The Borrower shall comply with all applicable Environmental Laws (including, for the avoidance of doubt, receipt and maintenance by the Borrower of all Required Project Consents for the Eligible Projects), including with respect to the generation, use, handling, transportation, treatment, storage or disposal of any Hazardous Substances, except, in each case, where the failure to comply could not reasonably be expected to have (a) a Material Adverse Effect or (b) a material adverse effect on the ability of an Eligible Project to be completed or operated. The Borrower shall also comply in all material respects with any measures or requirements related to any Consultations under Environmental Laws. The Borrower shall not be in breach of this covenant (x) with respect to any such non-compliance the Borrower is diligently working to cure according to a Remediation Plan (or, in the case of a Required Project Consent, the Borrower is diligently working to cure through appropriate regulatory procedures, including for the purpose of obtaining any necessary amendment to such Required Project Consent), (y) with respect to any assertion by a Governmental Authority of such non-compliance that the Borrower is contesting in good faith by appropriate legal proceedings for which appropriate accruals are being maintained in accordance with GAAP or (z) if the Borrower is in active negotiation with, or is otherwise awaiting a determination from, a Governmental Authority necessary to either produce a Remediation Plan or determine whether to contest in good faith by appropriate legal proceedings an assertion by such Governmental Authority that the Borrower is not in compliance with such Environmental Law.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Section 7.14    Maintenance of Licenses, Etc. The Borrower shall maintain in full force and effect and comply with Governmental Approvals and any third-party authorization, permit, consent, license or approval necessary for the conduct of the Borrower’s business as now conducted by it or necessary in connection with this Agreement, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 7.15    Maintenance of Required Loan Approvals and Required Project Consents. The Borrower shall maintain in full force and effect and comply with all Required Loan Approvals and Required Project Consents (except for any Required Project Consents required pursuant to any applicable Environmental Laws, which shall be subject to Section 7.13 (Environmental Laws), and except for any Required Project Consent with respect to any Eligible Project for which the Borrower has provided or provides a notice of Mandatory Prepayment pursuant to Section 3.05(c)(i)(A) (Mandatory Prepayments)), except, in respect of any Required Project Consent, (a) for any non-compliance that the Borrower (i) is diligently working to cure through appropriate regulatory procedures, including for the purpose of obtaining any necessary amendment to such Required Project Consent and (ii) reasonably believes will be cured through such diligent efforts, or (b) where the failure to comply could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the applicable Project to be completed or operated.
Section 7.16    Public Announcements. The Borrower (and, if applicable, its relevant Affiliates) shall, prior to making any such announcement, coordinate with DOE with respect to (a) any initial public announcement(s) related to the Guaranteed Loan, DOE, DOE’s actions relating to or involvement with Eligible Projects or Preliminary Eligible Projects, or the fact that a project is an “Eligible Project” or a “Preliminary Eligible Project” hereunder; (b) any subsequent public announcements related to the matters covered under clause (a) (other than (i) any announcements that are substantially similar to prior announcements with respect to which DOE and the Borrower have coordinated and which remain accurate in all material respects and (ii) statements and disclosures relating to the matters referred to in clause (a) in the Borrower’s Specified Exchange Act Filings that are true and correct in all material respects); and (c) statements that, as determined by the Borrower in good faith based upon advice of counsel, are required by, or to comply with, Governmental Rules and stock exchange requirements; provided that, for the avoidance of doubt, the Borrower’s failure to comply with clause (b) above shall not constitute a Default or Event of Default unless the Borrower has repeatedly failed to coordinate with DOE with respect to subsequent public announcements.
Section 7.17    Prohibited Persons.
(a)    No Borrower Entity shall become (whether through a transfer or otherwise) a Prohibited Person.
(b)    The Borrower shall provide prompt written notice (including a brief description) to DOE if, at any time, it obtains Knowledge that the representations made with respect to Prohibited Persons (including the Debarment Regulations) in any of the Financing Documents were erroneous when made or have become erroneous by reason of changed circumstances.
(c)    If, to the Knowledge of Borrower, any Principal Person of any Borrower Entity, Borrower Entity Controlling Person or Southern Company becomes (whether through a transfer or otherwise) a Prohibited Person, within thirty (30) days from the date of obtaining Knowledge that such Principal Person has become a Prohibited Person, the Borrower shall engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Principal Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Section 7.18    Compliance with Georgia PSC Requirements. The Borrower shall comply in all material respects with all applicable requirements of Governmental Rules imposed by the Georgia PSC (including any waivers or modifications of such requirements), except (x) for any non-compliance asserted by the Georgia PSC where the Borrower is contesting such assertion in good faith by appropriate legal proceedings for which appropriate accruals are being maintained in accordance with GAAP, (y) for any non-compliance that the Borrower is diligently working to cure pursuant to an applicable Remediation Plan, or (z) if the Borrower is in active negotiation with, or is otherwise awaiting a determination from, the Georgia PSC necessary to either produce a Remediation Plan or determine whether to contest in good faith by appropriate legal proceedings an assertion by the Georgia PSC that the Borrower is not in compliance with such Governmental Rule.
Section 7.19    Maintenance of Credit Rating. The Borrower shall maintain a credit rating for its long-term senior unsecured and unguaranteed long-term debt from at least two (2) Rating Agencies.
Section 7.20    Most Favored Nation. If the Borrower modifies any agreement existing as of the Effective Date evidencing Debt that constitutes long-term senior Debt or enters into any new agreement evidencing Debt that constitutes long-term senior Debt, in each case, in an aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000) or more (in each case, excluding (a) any ordinary course revolving credit agreements, (b) any unsecured term loan agreement with a maturity of less than 5.1 years, (c) any lease of property or other single-asset financing, (d) municipal bond financings (including any loan agreements of the Borrower in connection with such a municipal bond financing, including pollution control revenue bonds, solid waste disposal facility revenue bonds and gas prepay revenue bonds), (e) any obligations of the Borrower as guarantor or indemnitor of indebtedness issued by Southern Electric Generating Company or (f) securitizations) that contains any financial covenant or negative covenants more favorable to the applicable lenders (the “New Covenants”) than the terms under this Agreement, then (x) the Borrower shall provide notice thereof to DOE promptly (and in any event within five (5) Business Days) following the occurrence thereof and (y) the terms and conditions of this Agreement shall be, without any further action by DOE or the Borrower, automatically amended and modified in an equivalent manner such that the Guaranteed Parties shall receive the benefit of any New Covenant, in each case, solely for so long as such New Covenant is in effect under such other long-term senior Debt agreement.
Section 7.21    Compliance with Program Requirements. The Borrower shall comply with all Program Requirements in connection with the Eligible Projects and the Preliminary Eligible Projects (subject, in the case of the Cargo Preference Act, to the requirements of Section 7.09 (Cargo Preference Act)).
Section 7.22    Discharge of Liens. If any Lien that would be in violation of Section 9.01 (Liens) is filed or otherwise comes into existence, the Borrower shall take all action (including the payment of money and/or the securing of a bond) at its own cost and expense as may be necessary or appropriate to obtain the discharge in full thereof and to remove or nullify the basis therefor.
ARTICLE VIII

INFORMATION COVENANTS
The Borrower hereby agrees that until the Release Date:
Section 8.01    Financial Statements. At its own expense, the Borrower shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method (unless otherwise noted), which shall mean and include in the case of a financial statement delivered under clause (a) or (b) below, by uploading such financial statement to DOE’s site or any replacement DOE designated document posting site, and if

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

requested by FFB or DOE on behalf of FFB, to FFB by email, with a reproduction of the signatures where required, the following items:
(a)    Annual Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by the Independent Auditor or other independent certified public accountants of nationally recognized standing.
(b)    Quarterly Financial Statements. As soon as available, but in any event not later than sixty (60) days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of footnotes and normal year-end audit adjustments).
All such Financial Statements shall (x) be complete and correct in all material respects and (y) shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods, subject, in each case to the absence of footnotes and to normal year-end audit adjustments.
(c)    Compliance Certificates. Concurrently with the delivery of Financial Statements or other information pursuant to any of Sections 8.01(a) (Annual Financial Statements) and 8.01(b) (Quarterly Financial Statements), a certificate (a “Compliance Certificate”) of a Financial Officer of the Borrower substantially in the form of the document attached as Exhibit F (Form of Compliance Certificate) hereto, which certificate shall:
(i)    certify that no Default, Event of Default or Mandatory Prepayment Event (including a Termination Event) has occurred, or, if such certification cannot be made, the nature and period of existence of such Default, Event of Default or Mandatory Prepayment Event (including a Termination Event) and what corrective action (in the case of a Default or Event of Default) Borrower has taken or proposes to take with respect thereto; and
(ii)    in the case of each Compliance Certificate delivered concurrently with annual Financial Statements pursuant to Section 8.01(a) (Annual Financial Statements), certify that such Financial Statements fairly present, in all material respects, the financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated, in each case in conformity with GAAP applied on a basis consistent with prior years; and
(iii)    in the case of each Compliance Certificate delivered concurrently with annual Financial Statements pursuant to Section 8.01(a) (Annual Financial Statements), certify, for each Eligible Project (other than (A) any Eligible Project for which the Borrower has provided a notice of Mandatory Prepayment pursuant to Section 3.05(c)(i)(A) (Mandatory Prepayments), or (B) any Eligible Project that is not a Funded Eligible Project and for which the Borrower shall not request an Advance) that, to the Knowledge of the Borrower, such Eligible Project has been constructed substantially as designed and is operating substantially as planned, except to the extent discussed in such certificate.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Section 8.02    Reporting. At its own expense, the Borrower shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method, and, if requested by FFB or DOE on behalf of FFB, to FFB by email to FFB_Admin@treasury.gov, with a reproduction of the signatures where required, the reporting requirements appearing on Schedule 8.02 (Reporting Requirements).
Section 8.03    Notices. Promptly, but in any event within five (5) Business Days (or such other period of time as set forth below), after the Borrower obtains Knowledge thereof, the Borrower shall furnish or cause to be furnished to DOE, at the Borrower’s expense, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by email to FFB_Admin@treasury.gov, with a reproduction of the signatures where required, written notice of the following items:
(a)    any event that constitutes a Default or Event of Default, specifying the nature thereof, together with a certificate of a Responsible Officer of the Borrower indicating the steps the Borrower has taken or proposes to take to remedy the same;
(b)    the occurrence of any Mandatory Prepayment Event (including any Termination Event);
(c)    the occurrence of any ERISA Event which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (provided that any judicial proceeding instituted by PBGC that, within sixty (60) days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section 8.03(c) (Notices));
(d)    any formal environmental non-compliance matters which could reasonably be expected to result in a Material Adverse Effect, with such notice to be delivered not later than five (5) Business Days after the Borrower has determined an environmental non-compliance matter could reasonably be expected to result in a Material Adverse Effect;
(e)    any Adverse Proceeding pending or threatened (in writing) that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Funded Eligible Project to be completed or operated;
(f)    any information that representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances;
(g)    any change in the information provided prior to the Effective Date that would result in a change to the list of KYC Parties;
(h)    if, at any time after a Proposed Project is presented to DOE for eligibility determination but before such Project is deemed a Preliminary Eligible Project, the Borrower is notified that an application or request for Federal financial assistance (other than under this Agreement or permitted pursuant to any of the exceptions set forth in Section 50141(d) of the Inflation Reduction Act of 2022, Public Law No. 117-169) submitted by the Borrower to DOE or any other agency in respect of such Project has been selected for an award, the Borrower will (x) promptly notify DOE of such selection and (y) no later than thirty (30) days after such selection, inform DOE of the Borrower’s decision to either (A) initiate negotiations with respect to the award of other Federal financial assistance (in which case DOE will immediately cease consideration of the Proposed Project under this Agreement) or (B) irrevocably decline the award of other Federal financial assistance and continue the DOE evaluation process for such Proposed Project under this Agreement;
(i)    any adverse change in credit rating or credit rating outlook of the Borrower of its senior unsecured and unguaranteed long-term debt by any Rating Agency (it being understood that the only

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

potential consequence of Borrower’s failure to maintain any specified level of credit rating is a failure to satisfy the condition precedent set forth in Section 5.03(j) (Borrower Credit Rating) or to otherwise breach Section 9.02(d) (Fundamental Changes), in each case, solely to the extent that the Borrower fails to maintain the level of credit rating described in such Sections);
(j)    notice no later than five (5) Business Days after obtaining Knowledge of an event or accident at a Project site or otherwise relating to a Project that results in serious injury or loss of life, and as soon as reasonably practicable thereafter, provide DOE with a description of the incident; provided that Borrower’s obligation to provide such notice and description shall be subject to Governmental Rules and attorney client privilege which may limit disclosure of information relating to such event or accident; and
(k)    delivery of copies of (i) all financial statements and reports sent to holders of any class of the Borrower’s Debt or public equity securities (subject to Section 8.01 (Financial Statements)), and (ii) any auditor letters or communications upon receipt thereof.
Section 8.04    Other Information. At its own expense, the Borrower shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method, and, if requested by FFB or DOE on behalf of FFB, to FFB by email to FFB_Admin@treasury.gov, with a reproduction of the signatures where required, such other information or documents as DOE reasonably requests, including evidence that any financial benefit from the DOE Guarantee have been passed on to the customers of, or associated communities served by, the Borrower; provided, that the Borrower shall not be required to disclose to any Person any information the disclosure of which is prohibited by Governmental Rules or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides DOE with notice that information is being withheld due to the existence of such confidentiality obligation.
ARTICLE IX

NEGATIVE COVENANTS
The Borrower hereby agrees that until the Release Date:
Section 9.01    Liens. The Borrower shall not issue, assume, guarantee or permit to exist any Debt secured by any Lien on any property of the Borrower, whether now owned or hereafter acquired, without in any such case within thirty (30) days effectively securing its obligations under the Guaranteed Loan (together with, if the Borrower shall so determine, Debt of or guaranteed by the Borrower ranking equally with its obligations under the Guaranteed Loan) equally and ratably with such Debt (but only so long as such Debt is so secured); provided that the foregoing restriction shall not apply to Permitted Liens.
Section 9.02    Fundamental Changes. The Borrower shall not enter into any transaction of merger, consolidation or other similar actions (a “Merger Transaction”), or convey, sell, lease or otherwise transfer all or substantially all of the Borrower’s property or assets, unless, in the case of a Merger Transaction:
(a)    if the Borrower shall consolidate with or merge into another Person, the Person formed by such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall have expressly assumed pursuant to a written agreement, in form and substance satisfactory to DOE, the due and punctual payment of the principal of (and premium, if any) and interest on the Guaranteed Loan and all other Guaranteed Obligations and the performance of all obligations of the Borrower under the Financing Documents;

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(b)    immediately after giving effect to such Merger Transaction, no Event of Default or Default shall have occurred;
(c)    all material required approvals from Georgia PSC in connection with the Merger Transaction shall have been obtained prior to the consummation of such transaction;
(d)    if the surviving Person resulting from the Merger Transaction is not subject to rate regulation by Georgia PSC, then such Person satisfies the following two conditions at the time the Merger Transaction is consummated:
(i)    such Person has a long-term, senior, unsecured, non-credit enhanced debt credit rating meeting at least two of the three following ratings (1) BBB- or better from S&P, (2) Baa3 or better from Moody’s and/or (3) BBB- or better from Fitch, and
(ii)    such Person has not been placed on a negative credit watch or its equivalent by any two or more of such Rating Agencies that states that such Person’s long-term senior, unsecured, non-credit enhanced debt credit rating could be downgraded to or below (1) in the case of S&P, BB+, (2) in the case of Moody’s, Ba1 or (3) in the case of Fitch, BB+; and
(e)    the Borrower has delivered to DOE a certificate of a Responsible Officer and a legal opinion from counsel satisfactory to DOE, each stating that such consolidation or merger complies with this Section 9.02 (Fundamental Changes) and that all conditions precedent herein provided for relating to such transaction have been complied with, and such legal opinion further opining as to the due authorization, execution, delivery and enforceability of the assumption agreement referred to in clause (a) of this Section 9.02 (Fundamental Changes) and covering such other matters as DOE may reasonably request.
Section 9.03    Sanctions and Anti-Corruption Laws. The Borrower shall not, and shall not allow (a) its directors or officers and (b) when acting in such capacities, its agents and employees, to offer, provide, or otherwise make available, directly or indirectly, any proceeds of any Advance (i) to any Prohibited Person (including as a result of any transactions in connection with the construction, operation or maintenance of any Eligible Project or Preliminary Eligible Project), or (ii) in violation of any applicable Anti-Corruption Laws or Sanctions. The Borrower shall not repay any portion of any Advance with any funds derived, obtained or otherwise received, directly or indirectly, from any Prohibited Person or in violation of any applicable Anti-Corruption Laws or Sanctions. The Borrower will not use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds directly or indirectly, (x) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws or (y) to any Subsidiary, Affiliate, joint venture partner or other Person, to fund the activities of any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions.
Section 9.04    Debarment Regulations.
(a)    Unless authorized by DOE, the Borrower shall not knowingly enter into any transactions in connection with the construction, operation or maintenance of an Eligible Project or Preliminary Eligible Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or covered non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.

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(b)    The Borrower shall not fail to comply with any and all Debarment Regulations in a manner that results in the Borrower being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or covered non-procurement transactions with any United States federal government department or agency pursuant to any of such Debarment Regulations.
ARTICLE X

EVENTS OF DEFAULT AND REMEDIES
Section 10.01    Events of Default. The occurrence of any of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:
(a)    Failure to Make Payment Under Financing Documents. The Borrower shall fail to pay when due, in accordance with the terms of this Agreement, the FFB Documents or any other Financing Documents (whether at scheduled maturity, as a required prepayment, by acceleration or otherwise), (i) any principal of any Advance, or (ii) any interest on any Advance or any other fees or other amounts payable under this Agreement, the FFB Documents or any other Financing Documents and, in the case of this clause (ii) only, such failure to pay shall continue unremedied for a period of three (3) Business Days after the date on which such amount was due.
(b)    Misstatements; Omissions. Any representation or warranty made or deemed made by the Borrower herein or in any other Financing Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Financing Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless such materially untrue representation, warranty or statement is capable of being remedied, and such materially untrue representation, warranty or statement is remedied within ninety (90) days (or such longer period acceptable to DOE), in each case following the earlier of (i) the date of notice thereof from DOE to the Borrower or (ii) the date that the Borrower obtains Knowledge of such material inaccuracy (for the avoidance of doubt, a Borrower misrepresentation as to the non-existence of a Default shall be remedied under this Section 10.01(b) (Misstatements; Omissions) if such Default is remedied within the cure period of this Section 10.01(b) (Misstatements; Omissions)).
(c)    Breaches Under this Agreement Without Cure Period. The Borrower fails, as of any relevant date of determination, to perform or observe any of its obligations under any term, covenant or agreement set forth in Section 7.01(a) (Maintenance of Existence; Compliance; Property; Etc.), Section 9.01 (Liens) or Section 9.02 (Fundamental Changes).
(d)    Specified Breaches Under the Financing Documents.
(i)    The Borrower shall fail to comply with (A) the provisions of Title XVII (other than Section 1702(k) of Title XVII) and such failure continues unremedied for thirty (30) days, or (B) Section 1702(k) of Title XVII and such failure continues unremedied for ninety (90) days, in each case of sub-clause (A) and (B), following the earlier of (1) the date of notice thereof from DOE to the Borrower and (2) the date on which the Borrower obtains Knowledge of such failure; provided that, in the case of sub-clause (B), no such failure to comply with Section 1702(k) of Title XVII shall be considered to have occurred under this clause at any time if (x) such failure cannot reasonably be remedied within such ninety (90) day period, but the Borrower is diligently working to cure such failure according to a Remediation Plan, (y) the Borrower is contesting in good faith by appropriate legal proceedings for which appropriate accruals are being maintained in accordance with GAAP each applicable assertion by a Governmental Authority of such non-compliance or (z) if the Borrower is in active negotiation with, or is otherwise awaiting a determination from, the appropriate Governmental Authority necessary to either produce a

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Remediation Plan or determine whether to contest in good faith by appropriate legal proceedings an assertion by such Governmental Authority of such non-compliance.
(ii)    The Borrower shall fail to comply with the provisions of the Applicable Regulations and such failure continues unremedied for ninety (90) days, following the earlier of (A) the date of notice thereof from DOE to the Borrower and (B) the date on which the Borrower obtains Knowledge of such failure.
(iii)    Without prejudice to the other provisions of this Article X (Events of Default and Remedies), the Borrower shall fail to perform or observe any of its obligations under any term, covenant or agreement set forth in Section 7.01(c) (Maintenance of Existence; Compliance; Property; Etc.), Section 7.07 (Davis-Bacon Act), Section 7.08 (Lobbying Restriction), Section 7.09 (Cargo Preference Act), Section 7.12 (SAM Registration), Section 7.13 (Environmental Laws) or Section 7.18 (Compliance with Georgia PSC Requirements) (collectively, the “Specified Covenants”), and such failure (a “Specified Covenant Event”) continues unremedied for ninety (90) days, in each case, following the earlier of (A) the date of notice thereof from DOE to the Borrower and (B) the date on which the Borrower obtains Knowledge of such Specified Covenant Event; provided that no such Specified Covenant Event shall be considered to have occurred under this clause (d) at any time if (x) such Specified Covenant Event cannot reasonably be cured within such ninety (90) day period, but the Borrower is diligently working to cure such Specified Covenant Event according to a Remediation Plan, (y) the Borrower is contesting in good faith by appropriate legal proceedings for which appropriate accruals are being maintained in accordance with GAAP each applicable assertion by a Governmental Authority that the Borrower is not in compliance with a Governmental Rule if such non-compliance would result in a Specified Covenant Event or (z) if the Borrower is in active negotiation with, or is otherwise awaiting a determination from, the appropriate Governmental Authority necessary to either produce a Remediation Plan or determine whether to contest in good faith by appropriate legal proceedings an assertion by such Governmental Authority that the Borrower is not in compliance with a Governmental Rule if such non-compliance would result in a Specified Covenant Event.
(iv)    Without prejudice to the other provisions of this Article X (Events of Default and Remedies), the Borrower shall fail to perform or observe any of its obligations under any term, covenant or agreement set forth in Section 8.03(a) (Notices) or Section 8.03(b) (Notices), and such failure continues unremedied for thirty (30) days.
(e)    Other Breaches Under Financing Documents. Without prejudice to the other provisions of this Article X (Events of Default and Remedies), the Borrower shall fail to perform or observe any covenant, or any other term or obligation under this Agreement or any other Financing Document (other than those described in clauses (a)-(d) above), in each case, where such failure to perform or observe has not been remedied within ninety (90) days after the earlier of (i) the date of notice thereof from DOE to the Borrower or (ii) the date that the Borrower obtains Knowledge of such breach.
(f)    Default Under Other Indebtedness. The Borrower shall fail to pay when due any principal, interest or other amount due under any agreement or instrument evidencing, or under which the Borrower has outstanding, any Debt (but excluding Debt outstanding hereunder) or Other Obligations in a principal or notional amount of at least Five Hundred Million Dollars ($500,000,000.00), and such failure shall continue after the applicable grace period, if any, specified in such instrument or agreement, or any other default under any such agreement or instrument shall occur and continue after the applicable grace period, if any, specified in such instrument or agreement, if the effect of such default is to accelerate or to permit the acceleration of the maturity of such Debt or Other Obligations, in each case, where such default is not cured within ten (10) Business Days following such failure or default and right to accelerate.

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(g)    Unenforceability, Termination, Repudiation or Transfer of Any Financing Documents. Any Financing Document (other than a DOE Guarantee), at any time after its execution and delivery and for any reason other than as expressly permitted thereunder or satisfaction in full of all the obligations under the Financing Documents or other than as a result of any circumstances described in Section 11.11(c) (Further Assurances and Corrective Instruments), shall cease to be in full force and effect, and such event continues unremedied for thirty (30) days; or the Borrower shall contest in any manner in writing the validity or enforceability of any Financing Document; or the Borrower shall deny in writing that it has any or further liability or obligation under any Financing Document, or purports in writing to revoke, terminate or rescind any Financing Document.
(h)    Bankruptcy; Insolvency; Dissolution. The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (h).
(i)    Judgments. One or more Governmental Judgments shall be entered against the Borrower and such Governmental Judgments have not been vacated, discharged or stayed or bonded pending reconsideration or appeal for any period of ten (10) Business Days, and the aggregate amount of all such Governmental Judgments outstanding at any time (not paid and not including the amount any applicable insurer(s) shall have acknowledged liability therefor) exceeds Five Hundred Million Dollars ($500,000,000.00) unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and the Borrower satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree.
(j)    ERISA Events. (i) The Borrower or any of its ERISA Affiliates shall fail to pay when due any Pension Plan or Multiemployer Plan contributions aggregating in excess of Five Hundred Million Dollars ($500,000,000) or (ii) any one or more ERISA Events shall have occurred with respect to any one or more Pension Plans or Multiemployer Plans which individually or in the aggregate results in liability to the Borrower in excess of Five Hundred Million Dollars ($500,000,000), where such failure to pay or ERISA Event shall continue for a period of ten (10) Business Days.
(k)    Federal Funding. The Borrower shall use any other Federal Funding to pay any Project Costs or to repay the Guaranteed Loan after the Effective Date (including the use of other funds guaranteed by the U.S. federal government but other than as permitted under Section 50141(d) of the Inflation Reduction Act of 2022, Public Law No. 117-169), and such usage is not cured within thirty (30) days following earlier of (a) the date of notice thereof from DOE to the Borrower and (b) the date on which the Borrower obtains Knowledge of such payment.
For the avoidance of doubt, each clause of this Section 10.01 (Events of Default) shall operate independently, and the occurrence of any such event shall constitute an Event of Default.
Furthermore, any breach or default under any Financing Document will not constitute a breach, Default or Event of Default if (i) a similar breach or default has occurred under the Vogtle LGA or the

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Revolver under a covenant or other provision that is identical (or nearly identical) under the Vogtle LGA or the Revolver (excluding, for the avoidance of doubt, Section 10.01(a) (Failure to Make Payment Under Financing Documents), Section 10.01(g) (Unenforceability, Termination, Repudiation or Transfer of Any Financing Documents), or Section 10.01(h) (Bankruptcy; Insolvency; Dissolution)), (ii) the Borrower has obtained a waiver or amendment from the requisite parties under the Vogtle LGA or the Revolver, as applicable, with respect to such breach or default, (iii) the Borrower has requested a similar waiver or amendment from DOE with respect to the Guaranteed Loan, and (iv) DOE has not rejected such request; provided that, for the avoidance of doubt, the Borrower shall not be permitted to make any Advance Request or receive any Advances so long as such breach or default under the Financing Documents remains outstanding even if such breach or default is governed by this sentence.
Furthermore, any breach or default under any Specified Covenant related to an Eligible Project will not constitute a breach, Default or Event of Default if the Borrower prepays (or provides an irrevocable notice of such prepayment of) all Advances related to such Eligible Project in accordance with Section 3.05(b) (Voluntary Prepayments) on or prior to the date that is ninety (90) days following the applicable Prepayment Trigger Date; provided that, if the amount of such prepayment is greater than One Hundred Million Dollars ($100,000,000) (for purposes of such calculation, only the relevant principal amount of the Advance related to such Eligible Project shall be considered), the Borrower may irrevocably elect to prepay such amount in four (4) equal quarterly installments, such irrevocable notice of election and first installment of such prepayment to be received on or prior to the date that is ninety (90) days following the applicable Prepayment Trigger Date, such prepayments to be made in accordance with Section 3.05(b) (Voluntary Prepayments).
Furthermore, any Default or Event of Default under Section 10.01(d)(iii) (Specified Breaches Under the Financing Documents) (the “Specified Prepayment Event Covenant”) hereunder will not constitute a Default or Event of Default if the Borrower prepays (or provides an irrevocable notice of such prepayment of) all Advances under the Guaranteed Loan in accordance with Section 3.05(b) (Voluntary Prepayments) on or prior to the date that is ninety (90) days following the applicable Prepayment Trigger Date; provided, that the Borrower may elect to prepay such amount in up to twelve (12) equal quarterly installments, such irrevocable notice of election and first installment of such prepayment to be received on or prior to the applicable Prepayment Trigger Date, such prepayments to be made in accordance with Section 3.05(b) (Voluntary Prepayments).
Furthermore, any Default or Event of Default under Section 10.01(b) (Misstatements; Omissions), Section 10.01(e) (Other Breaches Under Financing Documents) (except for any breach of Section 7.20 (Most Favored Nation) or Section 10.01(j) (ERISA Events) (such Sections, collectively, the “Prepayment Event Covenants”) hereunder will not constitute a Default or Event of Default if the Borrower prepays (or provides an irrevocable notice of such prepayment of) all Advances under the Guaranteed Loan in accordance with Section 3.05(b) (Voluntary Prepayments) on or prior to the date that is ninety (90) days following the applicable Prepayment Trigger Date; provided, that the Borrower may elect to prepay such amount in up to twelve (12) equal quarterly installments, such irrevocable notice of election and first installment of such prepayment to be received on or prior to the applicable Prepayment Trigger Date, such prepayments to be made in accordance with Section 3.05(b) (Voluntary Prepayments).
Notwithstanding anything to the contrary contained herein or in any other Financing Document, any Default or Event of Default under this Agreement or similarly defined term under any other Financing Document (including, for the avoidance of doubt, any Default or Event of Default hereunder or under the other Financing Documents resulting from a failure to provide notice of a Default or Event of Default) (provided that, in each case, such failure or other action or inaction resulting in such Default or Event of Default was not knowing and intentional by the Borrower), shall be deemed not to “exist” or be “continuing” (or other similar expression with respect thereto) if: (1) (A) the events, acts or conditions that

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

gave rise to such Default or Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist or (B) such Default or Event of Default shall have been waived by DOE; or (2) (A) with respect to any Default or Event of Default that occurs due to a failure by the Borrower to take any action (including taking any action by a specified time), the Borrower takes such action or (B) with respect to any Default or Event of Default that occurs due to the taking of any action by the Borrower that is not then permitted by the terms of this Agreement or any other Financing Document, on the date on which such action is unwound or otherwise modified to the extent necessary for such modified action to be permitted at such time by this Agreement and the other Financing Documents. Notwithstanding the foregoing, an Event of Default (the “Initial Default”) may not be cured pursuant to clauses (1)(A), (2)(A) or (2)(B) of the immediately preceding sentence (x) if any of DOE or FFB has declared all or any portion of the indebtedness and obligations owed by the Borrower under this Agreement or any other Financing Document to be immediately due and payable; or (y) if any Guaranteed Party has begun exercising any rights or remedies under any Financing Documents during the continuance of such Initial Default.
Section 10.02    Remedies; Waivers.
(a)    Upon the occurrence of and during the continuance of an Event of Default, DOE may exercise any one or more of the rights and remedies set forth below:
(i)    declare all or any portion of the indebtedness and obligations of every type or description owed by the Borrower to DOE and FFB under this Agreement and each other Financing Document to be immediately due and payable, and the same shall thereupon be immediately due and payable;
(ii)    exercise any rights and remedies available under the Financing Documents;
(iii)    take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under the Financing Documents or to enforce performance of any obligation of the Borrower under the Financing Documents; or
(iv)    (A) refuse, and the Guaranteed Parties shall not be obligated, to make any further Advances; and (B) reduce the Maximum Guaranteed Loan Amount to Zero Dollars ($0).
(b)    Upon the occurrence of an Event of Default referred to in Section 10.01(h) (Bankruptcy; Insolvency; Dissolution): (i) the Maximum Guaranteed Loan Amount shall automatically be reduced to zero (0); and (ii) each Advance made under each FFB Note, together with interest accrued thereon and all other amounts due under each FFB Note, this Agreement and the other Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration or other notice of any kind, all of which the Borrower hereby expressly waives.
(c)    Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Financing Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Financing Document upon the occurrence and during the continuance of any Event of Default or otherwise shall impair or delay any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

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(d)    In order to entitle the Guaranteed Parties to exercise any remedy reserved to the Guaranteed Parties in this Agreement or any other Financing Document, it shall not be necessary to give any notice, other than such notice as may be required in this Agreement, any other Financing Document or under Governmental Rules.
(e)    If any proceeding has been commenced to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to DOE or FFB, then and in every such case, subject, in each case, to any determination in such proceeding: (i) the parties hereto shall be restored to their respective former positions hereunder; and (ii) thereafter, all rights and remedies of DOE or FFB, as the case may be, shall continue as though no such proceeding had been instituted.
(f)    DOE shall have the right, to be exercised (or not) in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by DOE and delivered to the other parties hereto. Any such waiver may be effected only in writing duly executed by DOE, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.
(g)    Notwithstanding any provisions in the FFB Documents authorizing the DOE to exercise remedies upon a “default” under the FFB Documents with respect to any failure by the Borrower to make payments as described in Section 10.01(a) (Failure to Make Payment Under Financing Documents) (rather than upon an “Event of Default”), DOE shall not be entitled to declare the entire unpaid principal amount of an FFB Note, all interest thereon, and all other amounts payable under such FFB Note due and payable due to such a failure to make payments until an Event of Default shall have occurred and be continuing as described in Section 10.01(a) (Failure to Make Payment Under Financing Documents). DOE, and not FFB, shall have the sole authority, pursuant to each FFB Note, to exercise any and all remedies with respect to any “default” under the applicable FFB Note or Event of Default under this Agreement. Any payment made by Borrower to the account set forth in the applicable FFB Note (the “FFB Note Account”) prior to the applicable payment date (the “Required Payment Date”) shall be deemed made on the later of the date such payment is received in the FFB Note Account or the Required Payment Date. DOE shall take all actions necessary to ensure that the amounts paid by Borrower and received in the FFB Note Account are credited to the subaccount of FFB (within the account of the United States Treasury maintained at the Federal Reserve Bank of New York) (the “FFB Subaccount”) as provided in the applicable FFB Note. If the Borrower makes the payment to the FFB Note Account on or prior to the Required Payment Date and DOE fails to credit such payment to the FFB Subaccount on the Required Payment Date, DOE shall be responsible to the Borrower for any late charges that may be payable to FFB because of such DOE failure. If the Borrower makes payment to the FFB Note Account on or before the Required Payment Date and such amounts are not credited to the FFB Subaccount by the Required Payment Date, DOE shall not declare a default in payment under the applicable FFB Note or a Default or Event of Default under this Agreement as a result of such amounts not being credited to the FFB Note Account by the Required Payment Date, and DOE shall not be entitled to exercise any rights or remedies against the Borrower in connection with such failure.
Section 10.03    Accelerated Advances. Upon the delivery of a notice of acceleration, the accelerated amount due and payable under each FFB Note shall be the Prepayment Price under such FFB Note.

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ARTICLE XI

MISCELLANEOUS
Section 11.01    Waiver and Amendment.
(a)    No failure or delay by DOE or the other Guaranteed Parties in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair or delay any rights, powers or remedies of the Guaranteed Parties. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power or remedy.
(b)    The rights, powers or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law or in any other Financing Document. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other right, power or remedy.
(c)    Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and executed by the Borrower and DOE.
(d)    Any amendment to or waiver of this Agreement or any other Financing Document or any provision hereof or thereof that constitutes a “modification” (as defined in Section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circulars A-11 and A-129) shall be subject to the availability to DOE of funds appropriated by the U.S. Congress or, to the extent permitted by Governmental Rules, payment by the Borrower, to meet any such increase in the Credit Subsidy Cost.
Section 11.02    Right of Set-Off. In addition to any rights now or hereafter granted under Governmental Rules or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Guaranteed Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Debt at any time held or owing by such Guaranteed Party (including by any branches and agencies of such Guaranteed Party wherever located) or, in the case of DOE, any other agency or instrumentality of the United States government, to or for the credit or the account of the Borrower against and on account of the Guaranteed Obligations and liabilities of the Borrower to such Guaranteed Party under this Agreement or any other Financing Document. Each of DOE, FFB and each subsequent holder of any FFB Note or any portion thereof shall promptly notify the Borrower after any such set-off and application made by it; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 11.03    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Financing Documents and in any document certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith (including any Advance Request) shall survive the execution and delivery of this Agreement and the making of the Advances under the FFB Documents.
Section 11.04    Notices.
(a)    Except to the extent otherwise expressly provided herein or as required by Governmental Rules, any communications, including any notices, between or among the parties to the Financing Documents shall be provided using the addresses listed in Schedule 11.04 (Notices Schedule),

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and shall be in writing and shall be considered as properly given: (i) if delivered in person; (ii) if sent by overnight delivery service for domestic delivery or international courier for international delivery; (iii) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; or (iv) if transmitted by electronic mail, to the electronic mail address set forth in Schedule 11.04 (Notices Schedule). Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m. (District of Columbia time), recipient’s time, and if transmitted after that time, on the next following Business Day. Any party has the right to change its address for notice under any of the Financing Documents to any other location by giving prior written notice to each of the other parties in the manner set forth hereinabove.
(b)    Notwithstanding the foregoing, each notice, certificate, document or other item required to be furnished, delivered or otherwise provided by the Borrower to DOE pursuant to this Agreement or any other Financing Document shall be provided by an Acceptable Delivery Method.
Section 11.05    Severability. In case any one or more of the provisions contained in any Financing Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall engage the parties to the Financing Documents to enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
Section 11.06    Judgment Currency. The Borrower shall, to the fullest extent permitted under Governmental Rules, indemnify DOE and FFB and the other Guaranteed Parties against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due to such Guaranteed Party hereunder or under any other Financing Document and such judgment or order being expressed and to be paid in a currency (the “Judgment Currency”) other than Dollars (the “Currency of Denomination”) and as a result of any variation between: (a) the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order; and (b) the rate of exchange at which each applicable Guaranteed Party would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by the applicable Guaranteed Party, had such applicable Guaranteed Party utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.
Section 11.07    Indemnification.
(a)    In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant to this Agreement or under law or in equity, the Borrower shall pay, and shall protect, indemnify and hold harmless DOE, FFB, each other holder of any FFB Note or any portion thereof, each Guaranteed Party, and each of their respective officers, directors, employees, representatives, attorneys and agents, advisors and contractors (each, an “Indemnified Party”), on an after-tax basis, from and against (and shall reimburse each Indemnified Party as the same are incurred) any and all liabilities, obligations, losses, Taxes, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them (each, an “Indemnified Liability”), to which such Indemnified Party may become subject arising out of or relating to any or all of the following: (i) the execution or delivery of the Conditional Commitment Letter, this Agreement, any Financing Document or any agreement or instrument

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prepared in connection herewith or therewith, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (ii) the enforcement or preservation of any rights under this Agreement or any Financing Document or any agreement or instrument prepared in connection herewith or therewith; (iii) any Guaranteed Loan or the use or proposed use of the proceeds thereof; (iv) any actual or alleged presence or Release of Hazardous Substance, on, under or originating from any property owned, occupied or operated by the Borrower or any of its Affiliates in connection with any Eligible Project or Preliminary Eligible Project, or any environmental liability related in any way to the Borrower or any of its Affiliates and their respective owned, occupied or operated properties arising out of or relating to any Eligible Project or Preliminary Eligible Project; or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any of its Affiliates or otherwise, and regardless of whether any Indemnified Party is a party thereto, such clauses (i) through (v) including, to the extent permitted by Governmental Rules, the fees, disbursements and other charges of counsel and third-party consultants to such Indemnified Party incurred in connection with any investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 11.07 (Indemnification); provided that the Borrower shall not have any obligation under this Section 11.07 (Indemnification) to any Indemnified Party with respect to Indemnified Liabilities to the extent they arise from the bad faith, gross negligence or willful misconduct of such Indemnified Party (as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction). Any claims under this Section 11.07 (Indemnification) in respect of any Indemnified Liabilities are referred to herein, collectively, as “Indemnity Claims”.
(b)    All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall: (i) be added to the Guaranteed Obligations; and (ii) be immediately due and payable on demand. Each such Indemnified Party shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder; provided that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 11.07 (Indemnification).
(c)    Each Indemnified Party within ten (10) days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 11.07 (Indemnification), shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Party to so notify the Borrower of any such action shall not release the Borrower from any liability that it may have to such Indemnified Party.
(d)    To the extent that the undertaking in the preceding clauses of this Section 11.07 (Indemnification) may be unenforceable because it is violative of any law or public policy, and to provide for just and equitable contribution in the event of any such unenforceability (other than due to application of this Section 11.07 (Indemnification)), the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Governmental Rules to the payment and satisfaction of such undertakings.
(e)    The provisions of this Section 11.07 (Indemnification) shall survive the Release Date and satisfaction or discharge of the Guaranteed Obligations and shall be in addition to any other rights and remedies of any Indemnified Party.
(f)    Any amounts payable by the Borrower pursuant to this Section 11.07 (Indemnification) shall be payable within the later to occur of: (i) ten (10) Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnified Party; and (ii) five (5) Business Days prior to the date on which such Indemnified Party expects to pay such costs on account of which the

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Borrower’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.
(g)    The Borrower shall be entitled, at its expense, to participate in the defense of any Indemnity Claim; provided, that such Indemnified Party shall have the right to retain its own counsel, at the Borrower’s expense, and such participation by the Borrower in the defense thereof shall not release the Borrower of any liability that it may have to the applicable Indemnified Party. Any Indemnified Party against whom any Indemnity Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnified Party is advised that such Indemnity Claim is meritorious, to compromise or settle any such Indemnity Claim. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 11.07 (Indemnification).
(h)    Upon payment of any Indemnity Claim by the Borrower pursuant to this Section 11.07 (Indemnification), the Borrower, without any further action, shall be subrogated to any and all claims that the applicable Indemnified Party may have relating thereto, and such Indemnified Party shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.
(i)    Notwithstanding any other provision of this Section 11.07 (Indemnification), the Borrower shall not be entitled to: (i) notice; (ii) participation in the defense of; (iii) consent rights with respect to any compromise or settlement; or (iv) subrogation rights; in each case except as otherwise provided for pursuant to this Section 11.07 (Indemnification) with respect to any action, suit or proceeding against the Borrower or any other Borrower Entity.
(j)    No Indemnified Party shall be obligated to pursue first any recovery under any other indemnity or reimbursement obligation before seeking recovery under the indemnification and reimbursement obligations of the Borrower under this Agreement.
Section 11.08    Limitation on Liability. No claim shall be made by the Borrower or any of its Affiliates against any Guaranteed Party or any of their Affiliates, directors, employees, attorneys or agents, including the Guaranteed Party Advisors, for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 11.09    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.
(a)    The Borrower may not assign or otherwise transfer (whether by operation of law or otherwise) any of its rights or obligations under this Agreement or under any other Financing Document without the prior written consent of DOE and/or FFB, in the case of any FFB Document, FFB.
(b)    FFB may assign any or all of its rights, benefits and obligations under the Financing Documents; provided that upon any such assignment of rights, benefits or obligations to any third party that is not the United States or any governmental agency or instrumentality thereof, FFB shall provide the Borrower with notice of such assignment; provided, further, that such assignee, by accepting the benefits of this Agreement and the Financing Documents hereby: (i) irrevocably designates and appoints DOE to act as its agent hereunder and under the Financing Documents; (ii) irrevocably authorizes DOE to

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take such action on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and perform such duties as are necessary or appropriate, as determined by DOE, under the Financing Documents; and (iii) authorizes DOE to enter into all such amendments or modifications of any Financing Document on behalf of such assignee and grant all waivers as are necessary or appropriate, as determined by DOE, under the Financing Documents (other than amendments to any FFB Note, which amendments shall also require the consent of such assignee); provided, further, that: (A) neither DOE nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (I) liable to any assignee for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Financing Document, or (II) responsible in any manner to any assignee for any recitals, statements, representations or warranties made by the Borrower or any of their respective officers contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by DOE under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or for any failure of the Borrower, to the extent it is a party hereto or thereto, to perform its obligations hereunder or thereunder; and (B) DOE may conclusively rely upon information supplied by FFB or such assignee in taking any action, or exercising any rights, in accordance with the terms of this Section 11.09 (Successors and Assigns).
Section 11.10    FFB Right to Sell Loan. FFB shall have the right to sell all or any portion of any FFB Note without the prior written consent of the Borrower, and upon any such sale, any reimbursement obligations of the Guaranteed Loan by DOE shall automatically terminate and be of no further force and effect. For any such sale prior to the end of the Availability Period until FFB has funded the Guaranteed Loan, the Borrower, DOE and FFB shall enter in agreements satisfactory to them in respect of FFB’s right to sell the relevant FFB Note and delegate its obligations under the FFB Note Purchase Agreement, it being understood and agreed that no such agreement shall in any way impair the right of the Borrower to receive Advances in accordance with the terms and conditions set forth in the relevant FFB Note and the FFB Note Purchase Agreement (including the timing of such Advances, the conditions to such Advances and the interest rate applicable to such Advances). DOE will endeavor to provide notice to the Borrower if the relevant FFB Note is sold.
Section 11.11    Further Assurances and Corrective Instruments.
(a)    The Borrower shall execute and deliver, or cause to be executed and delivered, to DOE such additional documents or other instruments and shall take or cause to be taken such additional actions as DOE may require or reasonably request in writing to: (i) cause the Financing Documents to be properly executed, binding and enforceable in all relevant jurisdictions; (ii) enable the Guaranteed Parties to preserve, protect, exercise and enforce all other rights, remedies or interests granted or purported to be granted under the Financing Documents; and (iii) otherwise carry out the purposes of the Financing Documents.
(b)    Borrower may submit to DOE written requests for the parties to enter into, execute, acknowledge and deliver amendments or supplements hereto; it being understood that DOE shall be permitted to approve or reject all such requests in its discretion.
(c)    In the event it is determined at any time that any further actions or approvals are or were required in connection with actions to be taken and the approvals to be obtained by any agency of the federal government in connection with the Loan Guarantee Agreement or Financing Documents (whether as a result of changes of applicable requirements, change in interpretation of existing requirements or for any other reason), DOE shall use its commercially reasonable efforts to cause such actions to be taken and obtain such approvals as soon as reasonably practicable, it being understood and agreed that no further Advances shall be permitted with respect to any Eligible Project or Preliminary Eligible Project to which

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such further actions or approvals were required until such further actions or approvals have been taken or obtained.
Section 11.12    Reinstatement. Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon the insolvency or bankruptcy of the Borrower, or otherwise, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is, pursuant to Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any Guaranteed Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 11.13    Governing Law; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES. TO THE EXTENT THAT FEDERAL LAW DOES NOT SPECIFY THE APPROPRIATE RULE OF DECISION FOR A PARTICULAR MATTER AT ISSUE, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES TO THIS AGREEMENT THAT THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) SHALL BE ADOPTED AS THE GOVERNING FEDERAL RULE OF DECISION.
(b)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.
Section 11.14    Submission to Jurisdiction; Etc. By execution and delivery of this Agreement, the Borrower irrevocably and unconditionally:
(a)    except to the extent any applicable action or proceeding falls within the exclusive jurisdiction of the Georgia PSC, submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York sitting in New York County; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; (iv) the courts of the State of New York in and for the County of New York; (v) the courts of Washington, D.C.; and (vi) appellate courts from any of the foregoing;
(b)    consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c)    agrees that nothing herein shall (i) affect the right of any Guaranteed Party to effect service of process in any other manner permitted by law; or (ii) limit the right of any Guaranteed Party to commence proceedings against or otherwise sue the Borrower or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by Governmental Rules; and
(d)    agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Borrower’s obligation.
Section 11.15    Entire Agreement. This Agreement, including any agreement, document or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior oral negotiations, agreements and understandings of the parties to this Agreement in respect to the subject matter of this Agreement made prior to the date hereof.
Section 11.16    Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement. FFB is an intended third-party beneficiary of, with enforceable rights and remedies under, this Agreement, in respect of those provisions in Article III (Payments; Prepayments), Article V (Conditions Precedent), and Article XI (Miscellaneous) that refer to rights of or payments to FFB; provided, that in the event of any conflict between any provision of this Agreement and any FFB Note or the FFB Note Purchase Agreement, the rules of construction in Section 1.04 (Conflict with FFB Documents) will apply.
Section 11.17    Headings. Paragraph headings have been inserted in the Financing Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Financing Documents and shall not be used in the interpretation of any provision of the Financing Documents.
Section 11.18    Counterparts; Electronic Signatures.
(a)    This Agreement may be executed in one or more duplicate counterparts and when executed by all of the parties shall constitute a single binding agreement. Each party hereto agrees to deliver a manually executed original promptly following such electronic submission.
(b)    Delivery of an executed signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Except to the extent Governmental Rules would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature (i) the delivery of an executed counterpart of a signature page of this Agreement by emailed.pdf or any other electronic means approved by DOE in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement; and (ii) if agreed by DOE in writing (which may be via email) with respect to this Agreement, the delivery of an executed counterpart of a signature page of this Agreement by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by DOE in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be

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deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Governmental Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” has the meaning assigned to it by 15 U.S.C. §7006, as it may be amended from time to time.
Section 11.19    No Partnership; Etc. The Guaranteed Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any other Financing Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Guaranteed Parties and the Borrower or any other Person. The Guaranteed Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Borrower or any other Person with respect to any Eligible Project, Preliminary Eligible Project or otherwise. All obligations to pay Real Property or other Taxes, assessments, insurance premiums and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of any Eligible Project, Preliminary Eligible Project or any other assets and to perform all obligations under the agreements and contracts relating to any Eligible Project, Preliminary Eligible Project or any other assets shall be the sole responsibility of the Borrower.
Section 11.20    Independence of Covenants. All covenants hereunder and under the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 11.21    Marshaling. Neither DOE nor FFB nor any other Guaranteed Party shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Guaranteed Obligations.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.
GEORGIA POWER COMPANY a Georgia corporation,
as Borrower
By: /s/ Tyler M. Cook
Name:  Tyler M. Cook
Title:    Senior Vice President, Chief Financial Officer
and Treasurer

[Signature Page to Loan Guarantee Agreement]

U.S. DEPARTMENT OF ENERGY,
an agency of the Federal Government of the United
States of America, in its own capacity and in its capacity
as Guarantor
By: /s/ Gregory A. Beard
Name:  Gregory A. Beard
Title:    Director, Office of Energy Dominance
Financing
[Signature Page to Loan Guarantee Agreement]

Annex A

DEFINITIONS
“Acceptable Delivery Method” means, with respect to any notice, certificate, document or other item required to be delivered by an Acceptable Delivery Method hereunder:
(a)    delivery of a manually executed original of such notice, certificate, document or other item;
(b)    with respect to information provided pursuant to Section 5.04 (Conditions Precedent to Eligible Projects), Section 5.07 (Conditions Precedent to Preliminary Eligible Projects) and Section 8.02 (Reporting), where required pursuant to confidentiality agreements or with respect to certain other highly confidential information, through a confidential password-protected electronic data site that allows employees of DOE and outside legal counsel to DOE to review from time to time (but not download or print except as required by DOE policy or Governmental Rules); provided that access to any materials delivered pursuant to this Acceptable Delivery Method must be provided to employees of DOE throughout the term of the Guaranteed Loan;
(c)    with respect to a PEP Approval Email Notice delivered pursuant to Section 5.07 (Conditions Precedent to Preliminary Eligible Projects), delivery of such PEP Approval Email Notice by the Borrower to edf.portfolio@hq.doe.gov;
(d)    as otherwise provided in this Agreement; or
(e)    such other delivery method as the Borrower and DOE shall mutually agree.
“Action” means:
(a)    any action, claim, suit or proceeding of or before any Governmental Authority;
(b)    any investigation by a Governmental Authority; or
(c)    any arbitral proceeding.
“Advance” means an advance of funds by FFB to the Borrower under the relevant FFB Note as may be requested by the Borrower from time to time during the Availability Period.
“Advance Certificate” has the meaning given to such term in Section 5.03(k) (Advance Certificate).
“Advance Date” means the date on which FFB makes any Advance to the Borrower.
“Advance Date No Federal Funding Certificate” has the meaning given to such term in Section 5.03(v) (No Federal Funding Certificate).
“Advance Request” has the meaning given to such term in Section 2.03(a) (Advance Requests).
“Advance Request Approval Notice” means the written notice from DOE located at the end of an Advance Request advising FFB that such Advance Request has been approved by or on behalf of DOE.
“Adverse Proceeding” means any claim, action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity or before or by any Governmental Authority, domestic or foreign, or other regulatory body or any arbitrator.

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“Affiliate” means, as applied to any Person (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person; and (b) in addition, in the case of any Person that is an individual, each member of such Person’s immediate family, any trusts or other entities established for the benefit of such Person or any member of such Person’s immediate family and any other Person controlled by any of the foregoing. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person; or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” has the meaning given to such term in the preamble hereto.
“Anchor Projects” has the meaning given to such term in Section 5.01(a) (Due Diligence Review).
“Anti-Corruption Laws” means all Governmental Rules relating to anti-bribery, anti-corruption and anti-kickback matters in the public or private sector, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar laws.
“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the PATRIOT Act, the Anti-Money Laundering Act of 2020, the Money Laundering Control Act, the rules and regulations thereunder, applicable Executive Orders and any similar Governmental Rules relating to money laundering, terrorist financing, or financial recordkeeping and recording requirements administered or enforced by any United States of America Governmental Authority, or any other jurisdiction in which the Borrower operates or conducts business.
“Applicable Eligible Project Costs” means, as of any date, the sum, without duplication, of the Eligible Project Costs either (a) incurred and paid as of such date or (b) accrued in accordance with GAAP but not yet paid as of such date.
“Applicable Preliminary Eligible Project Costs” means, as of any date, the sum, without duplication, of the Preliminary Eligible Project Costs either (a) incurred and paid as of such date or (b) accrued in accordance with GAAP but not yet paid as of such date.
“Applicable Regulations” means the final regulations with respect to Title XVII, at 10 C.F.R. Part 609, and any other applicable regulations from time to time promulgated to implement Title XVII.
“Applicable Wage Determination” means, with respect to each Eligible Project, the wage determination provided by DOE to the Borrower or identified by the Borrower and approved by DOE, which sets forth the wages and fringe benefits determined to be prevailing for a specific labor classification in the relevant locality, as determined by the Secretary of Labor.  The “relevant locality” may be by county, area, region, nation, or such other geographic designation as determined by the Secretary of Labor.
“Application” has the meaning given to such term in the preliminary statements.
“Availability Period” means the period commencing on the Effective Date until and including the earliest of:
(a)    the date on which the aggregate principal amount of the Advances reaches the Maximum Guaranteed Loan Amount;
(b)    September 15, 2033; and

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(c)    the date of termination of obligations to disburse any undisbursed amounts of the Guaranteed Loan following the occurrence of any Event of Default or pursuant to Section 2.02(c) (Initial First Advance Cut-off Date; Termination).
“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended.
“Bankruptcy Law” means any insolvency, reorganization, moratorium or similar law for the general relief of debtors in any relevant jurisdiction.
“Base Case Financial Model” means the Excel-based financial model prepared by the Borrower in good faith and consistent with the data and documentation provided by the Borrower to Rating Agencies.
“Beneficial Owner” means as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Bi-Weekly Variance” means the variance issued by DOE, as authorized by the DOL on September 15, 2025 and the related clarification issued by DOE on February 12, 2026, copies of which are attached hereto as Exhibit K (Bi-Weekly Variance) and made a part hereof.
“Borrower” has the meaning given to such term in the preamble hereto.
“Borrower Entity” means the Borrower and each of its Subsidiaries.
“Borrower Entity Controlling Person” means any person that directly or indirectly Controls any Borrower Entity.
“Business Day” means any day on which FFB and the Federal Reserve Bank of New York are both open for business.
“Capital Lease Obligations” means, subject to Section 1.05 (Accounting Terms), as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a finance lease on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Certificate Specifying Authorized Borrower Officials” has the meaning given to such term in the FFB Note Purchase Agreement.
“Change of Control” means any event or series of events that results in (a) a reduction in Southern Company’s proportionate ownership of the Equity Interests of the Borrower (other than immaterial changes in ownership that do not require the approval of the Georgia PSC), (b) a change in possession of the power to direct or cause the direction of the management of the Borrower (unless, in the case of clause (a) or (b), such change or reduction is approved by the Georgia PSC (including any financing transactions conducted in accordance with an applicable financing order of the Georgia PSC)).
“Change of Control Prepayment Offer” has the meaning given to such term in Section 3.05(c)(ii) (Mandatory Prepayments).

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Change of Control Prepayment Offer Notice” has the meaning given to such term in Section 3.05(c)(ii) (Mandatory Prepayments).
“Closing Certificate” has the meaning given to such term in Section 5.01(i)(i) (Effective Date Certificates).
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Compliance Certificate” has the meaning given to such term in Section 8.01(c) (Compliance Certificates).
“Comptroller General” means Comptroller General of the United States.
“Conditional Commitment Letter” has the meaning given to such term in the Preliminary Statements of this Agreement.
“Consolidated Subsidiary” means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements in accordance with GAAP.
“Consultation(s)” means informal and formal consultations in accordance with Environmental Law by and between DOE and federal, state, tribal, and/or local governmental and /or regulatory agencies, inclusive of any opinions, agreements and/or findings related thereto.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of a Person (whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise); and the words “Controlling,” “Controlled” and similar constructions shall have corresponding meanings.
“Controlled Affiliate” means, as applied to any Person, any Affiliate that is Controlled by such Person.
“CPA Goods” means any equipment, materials or commodities procured, contracted or obtained for each Eligible Project, and that may be transported by ocean vessel.
“CPA Substitute Goods” means any equipment, materials or commodities procured, contracted or obtained for projects that are not deemed to be Eligible Projects, and that may be transported by ocean vessel.
“Credit Subsidy Cost” means the “cost of a loan guarantee,” as set forth in section 502(5)(C) of the Federal Credit Reform Act of 1990, as amended.
“Currency of Denomination” has the meaning given to such term in Section 11.06 (Judgment Currency).
“Data Protection Laws” means any and all foreign or domestic (including U.S. federal, state and local) Governmental Rules relating to the privacy, security, notification of breaches, Processing of any data or information that identifies or can be used to identify an individual, household or device, whether directly or indirectly, in each case, in any manner applicable to the Borrower or any of its Subsidiaries.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Davis-Bacon Act” means Subchapter IV of Chapter 31 of Part A of Subtitle II of Title 40 of the United States Code, including and as implemented by the regulations set forth in Parts 1, 3 and 5 of title 29 of the Code of Federal Regulations.
“Davis-Bacon Act Requirements” means the requirement that all laborers and mechanics employed by contractors and subcontractors in the performance of construction work financed in whole or in part by the Guaranteed Loan shall be paid wages at rates not less than those prevailing on projects of a character similar in the locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act, and all regulations related thereto, including those set forth in 29 CFR § 5.5, as amended by the Bi-Weekly Variance, the Retroactive Waiver, and as may be amended by any other variance, waiver, amendment or modification by the DOL or the DOE, and all notice, reporting and other obligations related thereto as required by DOE, including the obligations under Section 7.07 (Davis-Bacon Act) and the inclusion of the provisions in Exhibit H (Davis-Bacon Act Contract Provisions) and the Applicable Wage Determination(s) of the Secretary of Labor in each DBA Covered Contract.
“DBA Contract Party” has the meaning assigned to such term in Exhibit H (Davis-Bacon Act Contract Provisions).
“DBA Covered Contract” has the meaning assigned to such term in Exhibit H (Davis-Bacon Act Contract Provisions).
“Debarment Regulations” means all of the following (a) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulation, 48 C.F.R. 9.400 – 9.409; and (b) the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 2 C.F.R. 200.214 implementing Executive Orders 12549 and 12689, and 2 C.F.R. Part 180, as supplemented by 2 C.F.R. Part 901.
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than any deferral (x) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility or (y) of any amounts payable under commercial agreements relating to the Projects), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as finance leases, (e) all non-contingent obligations of such Person in respect of reimbursement agreements with respect to acceptances, letters of credit (other than trade letters of credit) or similar extensions of credit, (f) all Guarantee Obligations and (g) all Debt described in clauses (a) through (f) of this definition or Other Obligations of others secured by any Lien upon any property, assets or revenues of such Person, even though such Person has not assumed or become liable for the payment of such liabilities.
“Debt Sizing Parameters” has the meaning as set out in Section 2.06(c) (Determination of Advance Amounts).
“Default” means any event or circumstance that with the giving of notice, the lapse of time, or both would become an Event of Default; provided that any immaterial non-compliance with the Davis-Bacon Act Requirements that the Borrower is diligently working to cure during the applicable cure period specified in Section 10.01(d) (Specified Breaches Under the Financing Documents) shall not be a “Default” during such cure period.
“Disclosure Form to Report Lobbying” has the meaning given to such term in Section 5.01(u) (Lobbying Certification).
“DOE” has the meaning given to such term in the preamble hereto.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“DOE Extraordinary Expenses” means, in connection with any technical, financial, legal or other difficulty experienced by (a) any Eligible Project or Preliminary Eligible Project (e.g., engineering failure or financial workouts) or (b) the Borrower that, in either case, requires DOE to incur time or expenses (including third-party expenses) beyond standard monitoring and administration of the Financing Documents, in accordance with Section 1702(h) of Title XVII, the amounts that DOE determines are required to (i) reimburse DOE’s additional documented internal administrative costs (including any documented costs to determine whether an amendment or modification would be required that could constitute a “modification” (as defined in Section 502(9) of FCRA)); and (ii) any related documented fees and expenses of the Guaranteed Party Advisors to the extent not paid directly by on or behalf of the Borrower.
“DOE Guarantee” means, with respect to each FFB Note, the guarantee issued by DOE in favor of FFB pursuant to the FFB Note Purchase Agreement with respect to such FFB Note.
“DOE Guarantee Payment” has the meaning given to such term in Section 4.01(c)(i) (Reimbursement and Other Payment Obligations).
“Dollars” or “USD” or “$” means the lawful currency of the United States.
“Drawstop Notice” has the meaning given to such term in Section 2.03(d)(i) (Issuance).
“Effective Date” means the date on which all of the conditions precedent set out in Section 5.01 (Conditions Precedent to the Effective Date) have been satisfied or waived and this Agreement is fully executed and delivered by all parties thereto.
“Effective Date Conditions Precedent” has the meaning set forth in Section 5.01 (Conditions Precedent to the Effective Date).
“Effective Date No Federal Funding Certificate” has the meaning set forth in Section 5.01(i)(iii) (Effective Date Certificates).
“Electronic Certified Payroll System” means any electronic certified payroll reporting software that is compliant with the certified payroll requirements outlined in 29 CFR 5.5(a)(3)(ii).
“Electronic Format” means an unalterable electronic format (including Portable Document Format (.pdf)) with a reproduction of signatures where required or such other format as shall be mutually agreed between the Borrower and DOE.
“Electronic Signature” has the meaning given to such term in Section 11.18(b) (Counterparts; Electronic Signatures).
“Eligibility Criteria” means the eligibility criteria set forth in Schedule 5.04(b) (Eligibility Criteria Schedule) for a Project to qualify as an Eligible Project or a Preliminary Eligible Project.
“Eligible Applicant” has the meaning given to such term in the Applicable Regulations.
“Eligible Project” means each Project identified by the Borrower from time to time pursuant to the Validation Process and Procedures set forth in Schedule 5.04(a) (Validation Process and Procedures Schedule) that (a) is owned by the Borrower, (b) has satisfied all conditions set forth in Section 5.04 (Conditions Precedent to Eligible Projects) for such Project; provided that it is understood and agreed that a casualty or condemnation event at any Eligible Project shall not, in and of itself, be deemed to have caused such Eligible Project to cease to be an Eligible Project, (c) meets the requirements set forth in Schedule 5.04(b)

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(Eligibility Criteria Schedule) hereto, (d) is approved and validated by DOE as an Eligible Project in accordance with the Validation Process and Procedures and (e) satisfies the Program Requirements. For the avoidance of doubt, Eligible Projects are those limited to and qualifying under Section 1706 of Title XVII.
“Eligible Project Costs” means Project Costs related to Eligible Projects that have been incurred and either expended or accrued, in accordance with GAAP and are necessary, reasonable, customary, and directly related to the design, engineering, financing, construction, startup, commissioning and shakedown of an Eligible Project, or any portion thereof. For the avoidance of doubt, those costs set forth in Section 609.10(d) of the Applicable Regulations shall not constitute Eligible Project Costs.
“Employee Benefit Plan” means (a) all “employee benefit plans” (as defined in ERISA) other than any Multiemployer Plans that are or at any time within the last six years have been maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has made, or been obligated to make, contributions within the last six years or with respect to which the Borrower or any ERISA Affiliate has incurred any material liability or obligation within the last six years, (b) all Pension Plans and (c) all Qualified Plans.
“Energy Infrastructure” means a facility, and associated equipment, used for (a) the generation or transmission of electric energy, or (b) for enabling the identification, leasing, development, production, processing, transportation, transmission, refining and generation needed for energy and critical minerals.
“Environmental Laws” means all Governmental Rules relating in any way to the environment, preservation or reclamation of natural resources, flora or fauna, the management, Release or threatened Release of any Hazardous Substance, or to health and safety matters.
“EP Approval Date” means, with respect to any Eligible Project, the date on which all conditions in Section 5.04 (Conditions Precedent to Eligible Projects) have been satisfied.
“EP Approval Email Notice” means a notice in the form of Exhibit G-2 (Form of EP Approval Email Notice) delivered by DOE to the Borrower, confirming that the EP Approval Date for an Eligible Project has occurred.
“Equity Interests” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or preference share capital of a Person, including partnership interests and limited liability company interests; provided that such common or preferred equity or preference share capital includes rights to vote in the election of the board of directors or similar governing body of such Person.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any Person, each trade or business (whether or not incorporated) that is considered to be a single employer with such entity within the meaning of Section 414(b), (c), (m) or (o) the Code.
“ERISA Event” means:
(a)    a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event;

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(b)    the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days;
(c)    a withdrawal by the Borrower or an ERISA Affiliate from a Pension Plan or the termination of any Pension Plan resulting in either event in liability under Sections 4063 or 4064 of ERISA;
(d)    the withdrawal of the Borrower or an ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in liability therefor, or the receipt by the Borrower or an ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA,
(e)    the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan, which in either case results in liability therefor or the receipt of notice of termination of a Multiemployer Plan under Section 4041A of ERISA or the institution of proceedings by the PBGC to terminate a Multiemployer Plan, if in either case liability therefor is asserted by the Multiemployer Plan;
(f)    the imposition of liability on the Borrower or an ERISA Affiliate with respect to any Pension Plan pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;
(g)    the failure by the Borrower or an ERISA Affiliate to make by its due date any required contribution to any Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan;
(h)    the institution by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan;
(i)    the imposition of any material liability under Title I or Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or an ERISA Affiliate;
(j)    an application for a funding waiver under Section 302 of ERISA with respect to any Pension Plan;
(k)    the imposition of any lien on any of the rights, properties or assets of the Borrower or an ERISA Affiliate, or the posting of a bond or other security by such entities, in either case pursuant to Title I or IV of ERISA or to Sections 412, 430 or 436 of the Code;
(l)    the making of any amendment to any Pension Plan that results in the imposition of a lien or the posting of a bond or other security by the Borrower or an ERISA Affiliate;

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(m)    the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) involving the assets of an Employee Benefit Plan, if the Borrower has liability therefor;
(n)    the receipt by the Borrower of notice of the final determination by the Internal Revenue Service that a Qualified Plan’s qualification or tax exempt status should be revoked;
(o)    a determination that any Employee Benefit Plan is, or is reasonably expected to be, in “at risk” status (as defined in ERISA or Section 430(i)(4) of the Code) if the Borrower has any liability (whether direct or contingent) therefor; or
(p)    the receipt by the Borrower or an ERISA Affiliate of any notice, of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, or is reasonably expected to be, in “endangered”, “seriously endangered” or “critical” status, within the meaning of Section 305 of ERISA if the Borrower has any liability (whether direct or contingent) therefor.
“Event of Default” has the meaning given to such term in Section 10.01 (Events of Default).
“Excess Advance Amounts” has the meaning set forth in Section 2.06(d) (Determination of Advance Amounts).
“Exchange Act” means the Securities and Exchange Act of 1934.
“Facility Fee” means a fee in an amount equal to Twenty Seven Million, Four Hundred and Fourteen Thousand and Six Hundred Ninety Four Dollars ($27,414,694).
“FCRA” means the Federal Credit Reform Act of 1990, P.L. 101-508, 104 Stat. 1388-609 (1990), as amended by P.L. 105-33, 111 Stat. 692 (1997).
“Federal Funding” means any funds obtained from the United States or any agency or instrumentality thereof, including funding under any other loan program.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“FFB” means the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973, as amended, that is under the general supervision of the Secretary of Treasury.
“FFB Borrower’s Instruments” means the “Borrower’s Instruments” as defined in Section 3.2 of the FFB Note Purchase Agreement.
“FFB Document” means each of:
(a)    the FFB Program Financing Agreement;
(b)    the FFB Note Purchase Agreement;
(c)    each FFB Note and the related DOE Guarantee;
(d)    the FFB Borrower’s Instruments;

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(e)    the FFB Secretary’s Instruments; and
(f)    any other documents, certificates and instruments required in connection with the foregoing.
“FFB Note” means each promissory note to be issued by the Borrower in favor of FFB in accordance with other FFB Documents to induce FFB to advance funds thereunder to the Borrower, as such note may be amended, supplemented, substituted and restated from time to time in accordance with its terms.
“FFB Note Account” has the meaning given to such term in Section 10.02(g) (Remedies; Waivers).
“FFB Note Installment” has the meaning given to such term in Section 3.02(b) (Payments).
“FFB Note Obligations” means, collectively, the unpaid principal of and interest on Advances made under each FFB Note, the FFB Note Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then-applicable rate provided in the FFB Documents after maturity of the relevant Advances and Reimbursement Obligations and Post-Petition Interest) to DOE or FFB or any subsequent holder or holders of an FFB Note (or any portion thereof), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, an FFB Note, the FFB Note Purchase Agreement, the FFB Program Financing Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case, whether on account of principal, interest, charges, expenses, fees, attorneys’ or other Guaranteed Party Advisors’ fees and disbursements, reimbursement obligations, prepayment premiums, indemnities, costs, or otherwise (including all fees and Advances made with respect to an FFB Note of DOE or FFB or any subsequent holder or holders of an FFB Note (or any portion thereof) that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
“FFB Note Purchase Agreement” means the FFB Note Purchase Agreement entered into between the Borrower, the Secretary of Energy and FFB on the Effective Date.
“FFB Note Reimbursement Obligations” means any Reimbursement Obligations of the Borrower to DOE arising under, out of, pursuant to or in connection with each FFB Note.
“FFB Program Financing Agreement” means the Program Financing Agreement, dated as of September 16, 2009, between FFB and the Secretary of Energy.
“FFB Secretary’s Instruments” means the “Secretary’s Instruments” as defined in Section 3.3 of the FFB Note Purchase Agreement.
“FFB Subaccount” has the meaning given to such term in Section 10.02(g) (Remedies; Waivers).
“Final Maturity Date” means December 10, 2055.
“Financial Advisor” means Greengate LLC or such other advisor appointed by DOE.
“Financial Officer” means, with respect to any Person, the general manager, any director, the chief financial officer, the chief accounting officer, the controller, the treasurer or any assistant treasurer, any vice president of finance or any assistant vice president of finance or any other vice president or assistant vice president with significant responsibility for the financial affairs of such Person.
“Financial Statements” means, with respect to any Person, for any period, the balance sheet of such Person as at the end of such period and the related statements of income, stockholders’ equity and cash flows for such period and for the period from the beginning of the then-current Fiscal Year to the end of such period,

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

together with all notes thereto, with comparable figures for the corresponding period of the previous Fiscal Year, each prepared (except where otherwise noted herein) in accordance with GAAP.
“Financing Document” means each of:
(a)    this Agreement;
(b)    each FFB Document; and
(c)    each other certificate, document, instrument or agreement executed and delivered by the Borrower for the benefit of any Guaranteed Party in connection with any of the foregoing.
“Financing Document Amounts” means any amounts payable by the Borrower to FFB under any provision of any Financing Document, other than Section 4.01 (Reimbursement and Other Payment Obligations).
“First Advance” means, with respect to each Eligible Project or Preliminary Eligible Project, as applicable, the first Advance of the Guaranteed Loan for such Eligible Project or Preliminary Eligible Project, as applicable, occurring on the relevant First Advance Date.
“First Advance Date” means, with respect to each Eligible Project or Preliminary Eligible Project, as applicable, the date on which the first Advance of the Guaranteed Loan for such Eligible Project or Preliminary Eligible Project, as applicable, has been made in accordance with this Agreement.
“First Interest Payment Date” with respect to each Advance, means the first Payment Date to occur after such Advance.
“Fiscal Quarter” means the three (3)-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.
“Fiscal Year” means with respect to:
(a)    the Borrower, the period beginning on January 1 and ending on December 31; and
(b)    any other Person, such Person’s financial year.
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Foreign Asset Control Regulations” means the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or presidential executive order granting authority therefor.
“Form of Advance Request” has the meaning given to such term in Section 2.03(a) (Advance Requests).
“FPA” means the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.
“Fund Parties” means, with respect to an investment fund, such fund’s general partner, managing member, investment manager and/or fund administrator, as applicable.
“Funded Eligible Project” means an Eligible Project for which the Borrower has obtained one or more Advances under this Agreement or which is the subject of a pending Advance.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Georgia PSC” means the Georgia Public Service Commission, as a rate regulator of the Borrower.
“Governmental Approval” means any approval, consent, authorization, license, permit, Environmental Impact Statement, Record of Decision, order, certificate, qualification, waiver, exemption, memorandum of agreement, memorandum of understanding or variance, or any other action of a similar nature, applicable to such person or any of its properties, of or by a Governmental Authority, including any of the foregoing that are or may be deemed given or withheld by failure to act within a specified time period.
“Governmental Authority” means any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.
“Governmental Rule” means, with respect to any Person, any applicable constitution, statute, law, rule, regulation, code, ordinance, treaty, or any published directive, guideline, requirement or other governmental rule, restriction, order, decision or decree, in each case which has the force of law, enacted, promulgated or issued by a Governmental Authority having jurisdiction over such person or any of its properties, or any Governmental Judgment.
“Governmental Judgment” means, with respect to any Person, any judgment, order, decision, injunction, arbitral award or any action of a similar nature of any federal, state or local court of competent jurisdiction, arbitrator or arbitral panel, in each case that is applicable to or binding upon such person or any of its properties or to which such person or any of its properties are subject.
“Guarantee Obligations” means, as to any Person, any legally enforceable non-contingent liquidated obligation of such Person which has become due and payable with respect to any guarantee of Debt or Other Obligations of another Person.
“Guaranteed Loan” has the meaning given to such term in Section 2.01(a) (Purchase of the FFB Notes).
“Guaranteed Obligations” means, at any time, all FFB Note Obligations and all other amounts owed to DOE or any other Guaranteed Party under the Financing Documents, including accrued interest thereon, fees, Guaranteed Party Expenses, penalties and indemnity obligations.
“Guaranteed Party” means each of:
(a)    DOE;
(b)    FFB; and
(c)    any other holder of any Guaranteed Obligations outstanding at any time.
“Guaranteed Party Advisor” means each of:
(a)    the Technical Advisor;
(b)    the Financial Advisor;
(c)    Sullivan & Cromwell LLP, as New York legal counsel to DOE; and

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(d)    each other advisor, legal counsel or consultant (including any environmental consultant) retained by DOE from time to time in connection with the Guaranteed Loan, the Project Portfolio, any Eligible Project, any Preliminary Eligible Project or the Financing Documents.
“Guaranteed Party Expenses” means any out-of-pocket costs, expenses and other amounts paid or incurred by any Guaranteed Party from time to time in connection with the due diligence of the Borrower, the Project Portfolio, any Eligible Projects, any Preliminary Eligible Projects and the preparation, execution, recording and performance of this Agreement, the other Financing Documents and any other documents and instruments related to this Agreement or thereto (including legal opinions), including any of the following:
(a)    recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration or performance of the Financing Documents;
(b)    documented fees, charges and expenses of any Guaranteed Party Advisors;
(c)    commissions, charges, costs and expenses for the conversion of currencies;
(d)    other fees, charges, expenses and other amounts from time to time due to any Guaranteed Party under or in connection with the Financing Documents;
(e)    documented fees and expense of the legal counsel, consultants and advisors of any Guaranteed Party with respect to any of the foregoing; and
(f)    DOE Extraordinary Expenses.
“Guaranteed Party Force Majeure Event” means any act, event or circumstance that is beyond the control of any Guaranteed Party or such party’s respective agents, including any act or provision of any present or future law or regulation of any Governmental Authority (other than FFB or DOE, unless DOE or FFB, as the case may be, is issuing such regulation in compliance with Governmental Rules), any act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, strike or other material labor disruption, act of war, act of terrorism, riot, civil commotion, lapse of the statutory authority of the United States Department of the Treasury to raise cash through the issuance of Treasury debt instruments, the unavailability of the Federal Reserve Bank wire, disruption or failure of the Treasury Financial Communications System or other wire or communication facility, closure of the federal government, unforeseen or unscheduled closure or evacuation of such Guaranteed Party’s office or any other similar event.
“Hazardous Substance” means any waste, substance, or material that is regulated, classified, or otherwise characterized under or pursuant to any Governmental Rule as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect.
“Hedging Agreement” means any agreement or instrument (including a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under any Debt.
“Immaterial Remediation Event” means any Default under Section 10.01(d)(iii) (Specified Breaches Under the Financing Documents) that has not become an Event of Default.
“Indemnified Liability” has the meaning given to such term in Section 11.07(a) (Indemnification).

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Indemnified Party” has the meaning given to such term in Section 11.07(a) (Indemnification).
“Indemnity Claims” has the meaning given to such term in Section 11.07(a) (Indemnification).
“Independent Auditor” means Deloitte & Touche LLP, or such other firm of independent certified public accountants of nationally recognized standing as may be appointed by the Borrower from time to time.
“Integrated Resource Plan” means an integrated resource plan of the Borrower as described in Section 46-3A-1(6) of the Official Code of Georgia Annotated.
“Initial Default” has the meaning given to such term in Section 10.01 (Events of Default).
“Initial First Advance” means the first Advance of the Guaranteed Loan made in accordance with this Agreement.
“Initial First Advance Cut-off Date” means the date that is five (5) years after the Effective Date.
“Initial First Advance Date” means the date on which the first Advance of the Guaranteed Loan has been made in accordance with this Agreement.
“Initial Maintenance Fee” means a maintenance fee in the amount equal to Five Hundred Thousand Dollars ($500,000), which fee shall be pro-rated on a daily basis for the number of days starting with the Effective Date and ending on December 31 of the same calendar year.
“Insolvency Proceeding” means any one or more of the following under any Governmental Rule, in any jurisdiction and whether voluntary or involuntary:
(a)    any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments or scheme of arrangement with respect to the Borrower, including the Bankruptcy Code;
(b)    any appointment of a provisional or interim liquidator, receiver, trustee, administrative receiver or other custodian for all or any substantial part of the property of the Borrower;
(c)    any notification, resolution or petition for winding up or similar proceeding with respect to the Borrower; or
(d)    any issuance of a warrant or attachment, execution or similar process against all or any substantial part of the property of the Borrower.
“Intended Prepayment Date” means the date identified in a Prepayment Election Notice as the particular date or dates on which the Borrower intends to make the prepayment specified therein, which date(s) must be a Business Day and shall not be on a Payment Date or the last day of any Fiscal Quarter.
“Investment Company Act” means the United States Investment Company Act of 1940.
“Investment Grade” means a credit rating of at least BBB- (or the equivalent rating), without such rating being subject to CreditWatch Negative (or the equivalent status) where the stated potential outcome includes a downgrade below BBB- (or the equivalent rating), from S&P or Fitch, or at least Baa3 (or the equivalent rating), without such rating being subject to a review for downgrade where the stated potential outcome includes a downgrade below Baa3 (or the equivalent rating), from Moody’s; provided that, if the Borrower’s applicable debt has a credit rating from more than one such agency, its credit ratings for purposes of the Financing Documents shall be deemed to be the lowest of such ratings, except that if the

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Borrower’s applicable debt has a different credit rating from each of the three Rating Agencies, its credit rating for the purposes of the Financing Documents shall be deemed to be the middle of such ratings.
“IT Systems” has the meaning given to such term in Section 6.34(a) (Information Technology; Cybersecurity).
“Judgment Currency” has the meaning given to such term in Section 11.06 (Judgment Currency).
“Knowledge” means the actual knowledge of any officer of the Borrower.
“KYC Party” has the meaning given to such term in Section 5.01(b)(ii) (KYC/Counterparty Risk Requirements).
“Late Charge” has the meaning given to such term in each FFB Note.
“Late Charge Rate” has the meaning given to such term in each FFB Note.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease Obligation having substantially the same economic effect as any of the foregoing).
“Loss Event” means any event that causes any portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.
“Maintenance Fee” means a maintenance fee in respect of DOE’s administrative expenses in servicing and monitoring the Eligible Projects, Preliminary Eligible Projects and the Financing Documents during the construction, start-up, commissioning and operation of the Eligible Projects and Preliminary Eligible Projects. The Maintenance Fee payable annually shall be: (a) on or prior to the Effective Date, the Initial Maintenance Fee, and (b) for each subsequent year after the occurrence of the Effective Date until the date on which the Guaranteed Loan is paid in full, an amount equal to Five Hundred Thousand Dollars ($500,000) per calendar year. The Maintenance Fee shall be pro-rated for any partial year.
“Mandatory Prepayment” means the prepayment of any outstanding Guaranteed Loan, in whole or in part pursuant to Section 3.05(c) (Mandatory Prepayments).
“Mandatory Prepayment Event” has the meaning given to such term in Section 3.05(c)(i) (Mandatory Prepayments).
“Mandatory Prepayment Quarterly Principal Amount” has the meaning given to such term in Section 3.05(c)(i) (Mandatory Prepayments).
“MARAD” means the United States Maritime Administration, or any successor agency in accordance with Governmental Rules.
“Material Adverse Effect” means, as of the date of any determination, (a) a material and adverse change in the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) a material adverse effect on (i) the validity or enforceability of this Agreement or any other Financing Document, (ii) the rights and remedies of any Guaranteed Party under this Agreement or the other Financing Documents or (iii) the ability of the Borrower to observe and perform its obligations under the Financing Documents.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Material Loss Event” means any Loss Event with respect to which all or substantially all of the applicable Project is destroyed or becomes permanently inoperative as a result of such Loss Event, unless the Borrower is working diligently to repair or restore such Project following such Loss Event.
“Maturity Extension” has the meaning given to such term in Section 3.02(c) (Maturity and Amortization).
“Maximum Guaranteed Loan Amount” has the meaning given to such term in Section 2.01(a) (Purchase of the FFB Notes).
“Memorandum of Understanding” means the executed Memorandum of Understanding by and between DOE and the Borrower which sets forth the rights and responsibilities of the parties in connection with the environmental review and Consultations pursuant to Environmental Laws.
“Merger Transaction” has the meaning given to such term in Section 9.02 (Fundamental Changes).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any Plan which is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“New Covenants” has the meaning given to such term in Section 7.20 (Most Favored Nation).
“No Federal Funding Certificate” has the meaning given to such term in Section 5.03(v) (No Federal Funding Certificate).
“Non-Appealable” means, with respect to any Required Loan Approval or Required Project Consent, as applicable, unless otherwise agreed by DOE (a) such Required Loan Approval or Required Project Consent, as applicable, is not subject to any pending reconsideration, review, appeal, intervention or similar proceeding (including any Adverse Proceeding) or any unsatisfied condition which may result in withdrawal, suspension, withholding, termination, modification or revocation; and (b) all applicable appeal periods have expired (except for any Required Loan Approval or Required Project Consent, as applicable, which does not have any limit on an appeal period under Governmental Rules).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Officer’s Certificate” means a certificate of a Responsible Officer.
“OMB” means the Office of Management and Budget of the Executive Office of the President of the United States.
“Opinion of Borrower’s Counsel re: Borrower Instruments” has the meaning given to such term in the FFB Note Purchase Agreement.
“Organizational Documents” means, with respect to:
(a)    any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended;
(b)    any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended;
(c)    any general partnership, its partnership agreement, as amended; and

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(d)    any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.
“Other Obligation” as to any Person, and at any date, means, without duplication (a) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale or acquisition of the same or similar securities (or property); (b) all obligations in respect of any Hedging Agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto); (c) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of any default are limited to repossession or sale of such property); and (d) all obligations pursuant to any agreement to purchase materials, supplies or other property if such agreement provides that payment shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered.
“Overdue Amount” means any amount owing under any FFB Note that is not paid when and as due.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. 107-56).
“Payment Date” means each March 10, June 10, September 10 and December 10 of each year (or, in each case, if such day is not a Business Day, the next succeeding Business Day), commencing on the first Payment Date to occur after the initial First Advance Date to occur.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute.
“PEP Approval Date” means, with respect to any Preliminary Eligible Project, the date on which all conditions in Section 5.07 (Conditions Precedent to Preliminary Eligible Projects) have been satisfied.
“PEP Approval Email Notice” means an email notice in the form of Exhibit G-1 (Form of PEP Approval Email Notice) delivered by DOE to the Borrower, confirming that the PEP Approval Date for a Preliminary Eligible Project has occurred.
“Permissible Activities” means (i) developments of plans or designs or performance of other activities as necessary to support an application for Federal, State, Tribal or local permits or assistance, (ii) acquisition of interests in land, (iii) purchase of equipment, (iv) entry into purchase options and (v) any activities approved by DOE.
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) any lease of property by the Borrower; (b) any precautionary security interests granted in connection with a securitization; and (c) Liens permitted under the Vogtle LGA.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trust company, unincorporated organization or Governmental Authority.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Plan” means an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that the Borrower or any of its ERISA Affiliates sponsors, maintains, contributes to or is required to contribute to.
“Post-Petition Interest” means all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed in any such Insolvency Proceeding.
“Preliminary Eligible Project Costs” means Eligible Project Costs related to Eligible Projects or Preliminary Eligible Projects that have been incurred and either expended or accrued, in accordance with GAAP and are related to Permissible Activities and do not involve any “construction, prosecution, completion or repair” (as defined in Exhibit H (Davis-Bacon Act Contract Provisions). For the avoidance of doubt, those costs set forth in Section 609.10(d) of the Applicable Regulations shall not constitute Preliminary Eligible Project Costs.
“Preliminary Eligible Project” means the Projects identified in Schedule 5.01(a) (Anchor Projects & Preliminary Eligible Projects) under the heading “Preliminary Eligible Projects” and each other Project identified by the Borrower from time to time pursuant to the Validation Process and Procedures set forth in Schedule 5.04(a) (Validation Process and Procedures) that (a) is owned by the Borrower, (b) has satisfied all conditions set forth in Section 5.04 (Conditions Precedent to Eligible Projects) for such Project; provided that it is understood and agreed that a casualty or condemnation event at any Preliminary Eligible Project shall not, in and of itself, be deemed to have caused such Preliminary Eligible Project to cease to be a Preliminary Eligible Project, (c) meets the requirements set forth in Schedule 5.04(b) (Eligibility Criteria Schedule) hereto, (d) is approved and validated by DOE as a Preliminary Eligible Project in accordance with the Validation Process and Procedures and (e) satisfies the Program Requirements as provided in Schedule 5.04(a) (Validation Process and Procedures).
“Prepayment Election Notice” has the meaning given to such term in each FFB Note, which shall be substantially in the form of Exhibit I (Form of Prepayment Election Notice).
“Prepayment Event Covenants” has the meaning given to such term in Section 10.01 (Events of Default).
“Prepayment Price” has the meaning given to such term in each FFB Note.
“Prepayment Trigger Date” means:
(a)    with respect to the election of the Borrower to prepay all Advances relating to an applicable Eligible Project or Preliminary Eligible Project, (i) unless the Borrower is attempting to Remediate the applicable Specified Covenant Event, the earlier of (A) the date of notice of the occurrence of a Specified Covenant Event from DOE to the Borrower and (B) the date on which the Borrower obtains Knowledge of such Specified Covenant Event and (ii) if the Borrower is attempting to Remediate the applicable Specified Covenant Event, the date on which the Borrower notifies DOE in writing that it either cannot successfully Remediate or has elected not to continue to attempt to Remediate such Specified Covenant Event;
(b)    with respect to the election of a Specified Prepayment Event by the Borrower on account of a breach of a Prepayment Event Covenant, the earlier of (i) the date of notice of the occurrence of a breach of the applicable Prepayment Event Covenant from DOE to the Borrower and (ii) the date on which the Borrower obtains Knowledge of the breach of such Prepayment Event Covenant; and

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(c)    with respect to the election of a Specified Prepayment Event by the Borrower on account of a breach of a Specified Prepayment Event Covenant, the date on which the Borrower notifies DOE in writing that it either cannot successfully Remediate or has elected not to continue to attempt to Remediate the applicable Specified Covenant Event.
“Principal Payment Date” means (a) each of December 10, 2049, December 10, 2050, December 10, 2051, December 10, 2052, December 10, 2053 and December 10, 2054 (or, in each case, if such day is not a Business Day, the next succeeding Business Day) and (b) the Final Maturity Date.
“Principal Persons” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower or any Person holding equivalent positions of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer and any other Financial Officer of the Borrower.
“Process” means any operation or set of operations that are performed on data or on sets of data, whether or not by automated means, including creation, receipt, maintenance, access, acquisition, use, disclosure, transmission, storage, retention, processing, destruction, modification or transfer (including cross-border transfer), and the words “Processing”, “Processed”, and similar constructions shall have corresponding meanings.
“Program Requirements” means all of the following:
(a)    the provisions of Title XVII;
(b)    the Applicable Regulations; and
(c)    all other Governmental Rules that, pursuant to Title XVII, are required to be complied with in order to fund under the Title XVII Loan Program.
For the avoidance of doubt, the parties hereto agree that for purposes of compliance with the Program Requirements, the Borrower shall be in compliance with Section 1702(k) and the Davis-Bacon Act Requirements with respect to any Project approved to be financed under this Agreement not later than the date the Borrower first requests an Advance with respect to such Project (other than an Advance solely with respect to Preliminary Eligible Project Costs).
“Prohibited Jurisdiction” means any country, region, territory or jurisdiction that:
(a)    is the target of comprehensive country-wide or territory-wide Sanctions;
(b)    has been designated by the Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act, as warranting special measures due to money laundering concerns; or
(c)    has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the U.S. is a member, such as the Financial Action Task Force on Money Laundering, and with which designation the U.S. representative to the group or organization continues to concur.
“Prohibited Person” means any Person or entity that is:
(a)    named, identified or described on the List of Specially Designated Nationals and Blocked Persons as published by OFAC;

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(b)    named, identified or described on any other blocked persons list, denied persons list, designated nationals list, entity list, debarred party list, unverified list, Sanctions list or other list of designated individuals or entities with whom U.S. persons are in any way prohibited from conducting business, published by OFAC, the U.S. Department of Commerce, and the U.S. Department of State;
(c)    resident, located, operating (in violation of applicable Sanctions) or organized in a Prohibited Jurisdiction;
(d)    that is a representative or agent of a government or government agency of a Prohibited Jurisdiction;
(e)    of which fifty percent (50%) or more is owned or controlled by, or acting for or on behalf of, any persons described in clauses (a) to (d);
(f)    that is otherwise subject to Sanctions;
(g)    that is listed in SAM as being debarred, suspended or ineligible as a result of being proposed for debarment with a final determination still pending or declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with the U.S. government, any U.S. department or agency or instrumentality thereof or otherwise participating in procurement or non-procurement transactions with any U.S. government or any department or agency or instrumentality thereof pursuant to any of the Debarment Regulations;
(h)    that has, within the past five (5) years from the Effective Date and any time following the Effective Date, been indicted (unless such indictment has been withdrawn or positively resolved for such Person), convicted or has had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations;
(i)    subject to a “statutory disqualification”, as defined in Section 3(a)(39) of the Exchange Act; or
(j)    whose direct or indirect owners of ten percent (10%) or more of its Equity Interests, by value or vote, include any Prohibited Person listed above.
“Project” has the meaning given to such term in the preliminary statements.
“Project Costs” means those costs, including escalation and contingencies, identified in and permitted by Sections 609.2 and 609.10 of the Applicable Regulations (including, in DOE’s sole discretion and to the extent permitted under the Applicable Regulations, the cost of refinancing outstanding indebtedness).
“Project Portfolio” means, collectively, all Eligible Projects and Preliminary Eligible Projects approved under this Agreement.
“Property” means any present or future right or interest in, to or under any assets, equipment, facilities, contracts, leaseholds, business, receivables, revenues, accounts or other property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proposed Project” means any Project that Borrower is submitting for consideration to be an Eligible Project or Preliminary Eligible Project.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Qualified Investment Fund” means an investment fund in relation to which:
(a)    such fund and each of its Fund Parties have provided all requested documentation and other information related to, and has otherwise satisfied, the “know your customer” due diligence requirements of each Guaranteed Party pursuant to its policies; and
(b)    the relevant Fund Parties have certified in writing, to the satisfaction of DOE, that:
(i)    due diligence on the fund’s limited partners, members or shareholders has been performed in accordance with the fund’s anti-money laundering and “know your customer” policies that are consistent with applicable legislation, regulations or industry guidelines;
(ii)    the Fund Parties have developed and will maintain due diligence policies and procedures for prospective members or shareholders in accordance with the fund’s anti-money laundering and “know your customer” policies that are consistent with applicable legislation, regulations or industry guidelines;
(iii)    none of the Fund Parties being reviewed is a Prohibited Person; and
(iv)    no ultimate beneficial owner in such Fund Party, together with its Controlled Affiliates, owns in the aggregate ten percent (10%) or more of the direct or indirect Equity Interests in the Borrower.
“Qualified Plan” means an employee benefit plan (as defined in ERISA) other than a Multiemployer Plan (a) that is or was at any time within the last six years maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has made, or was obligated to make, contributions within the last six years, and (b) that is intended to be tax-qualified under Section 401(a) of the Code.
“Qualified Public Company Shareholder” means each Person that holds, directly or indirectly, shares or other Equity Interests in a company, which shares are not restricted or closely held, but are freely available to the public for trading on any national securities exchange approved by or registered with the competent securities regulator of the relevant country.
“Rating Agency” means each of (a) Fitch, (b) Moody’s and (c) S&P, and, in each case, any successor to the ratings agency business thereof.
“Ratings Reaffirmation Event” means the disclosure of a Material Adverse Effect in the Specified Exchange Act Filings.
“Real Property” means, with respect to any Person, all right, title and interest of such Person in and to any and all parcels of real property owned, leased or encumbered by such Person, together with all improvements and appurtenant fixtures, equipment, easements and other property and rights incidental to the ownership, lease or operation thereof.
“Recoverable Eligible Project Costs” has the meaning given to such term in Section 3.05(c)(i)(B) (Mandatory Prepayments).
“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Regulatory Event” means the occurrence of any of the following events:
(a)    (i) any Required Project Consent (other than the approvals described in Section 5.03(i) (Regulatory Approval)) necessary for the construction, completion or operation of a Project shall be revoked, terminated, or determined to be invalid or shall cease to be in full force and effect (following the exhaustion of all regulatory and judicial rights of reconsideration, review and/or appeal by the Borrower) or (ii) the Borrower shall be required to suspend construction or operation of such Project as a result of the failure to receive any Required Project Consent; provided that no Regulatory Event under this clause (a)(ii) shall occur so long as the Borrower is diligently pursuing receipt of such Required Project Consent (including pursuit of regulatory or judicial rights of reconsideration, review and/or appeal to the extent applicable) and believes in good faith that such Required Project Consent (or a functional equivalent thereto that will permit such Project to resume construction or operation, as applicable) is capable of being obtained;
(b)    (i) any approval described in Section 5.03(i) (Regulatory Approval) for a Project shall be revoked, terminated, cancelled or determined to be invalid, or the Georgia PSC shall otherwise issue an order directing the Borrower to cancel such Project (in either case following the exhaustion of all regulatory and judicial rights of reconsideration, review and/or appeal by the Borrower), or (ii) the Georgia PSC shall issue an order authorizing the Borrower to cancel such Project and the Borrower elects to cancel such Project;
(c)    the Georgia PSC either disallows or shall not permit the Borrower to recover any amount of Project Costs with respect to a Project through rates regulated by the Georgia PSC (or, for the avoidance of doubt, an election by the Borrower not to seek recovery of such costs), or shall cease to regulate the conduct of the Borrower’s business with respect to such Project, unless (i) the Borrower’s inability to recover such amount through regulated rates could not reasonably be expected to have a material adverse effect on (A) the ability of the Borrower to repay the Advances when due and (B) the ability to complete such Project, and (ii) the Borrower is continuing to fund Project Costs with respect to such Project notwithstanding the inability to recover such amount through rates regulated by the Georgia PSC;
(d)    the Georgia PSC shall cease to regulate the conduct of the Borrower’s business, unless such deregulation could not reasonably be expected to have a material adverse effect on the ability of the Borrower to repay the Guaranteed Loan when due; or
(e)    any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any governmental authority relating to a Project shall occur that renders the Borrower unable to complete or operate such Project.
“Regulatory Test Date” has the meaning given to such term in Section 3.05(c)(i)(B) (Mandatory Prepayments).
“Reimbursement Amounts” has the meaning given to such term in Section 4.01(c)(i) (Reimbursement and Other Payment Obligations).
“Reimbursement Obligation” means the obligation of the Borrower to reimburse DOE pursuant to Article IV (Payment Obligations; Reimbursement).

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Release” means, with respect to Hazardous Substances, any disposing (including the abandonment or discarding of barrels, containers and other closed receptacles containing Hazardous Substances), discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing or migrating into, through or upon the environment (including any land, water or air), and “Released” shall have a corresponding meaning.
“Release Date” means the date on which all of the Guaranteed Obligations (other than inchoate indemnity obligations) have been paid in full and the Guaranteed Loan has been reduced to zero (0).
“Remediated” means, with respect to a Specified Covenant Event, that the Borrower has (a) made prepayments associated with the applicable Eligible Project in accordance with Section 3.05(b) (Voluntary Prepayments), (b) satisfied the terms and conditions of the applicable Remediation Plan or (c) otherwise successfully contested the assertion giving rise to such Specified Covenant Event.
“Remediation Plan” means a plan of correction with a timetable for curing or otherwise resolving or remediating an event of non-conformance or non-compliance that has been approved by a court of competent jurisdiction, or the lead Governmental Authority with enforcement responsibility with respect to such matter, or DOE, as the case may be.
“Requested Advance Date” means, for any Advance Request, the date requested by the Borrower for FFB to make an Advance under any FFB Note, which may not be (a) on the last seven (7) Business Days of the months of March, June or December; (b) on the last three (3) Business Days of any other calendar month (other than September); or (c) during the period from September 15 through and including the third Business Day of October of each year.
“Required Loan Approvals” means all Governmental Approvals and other consents, permits and approvals of third parties necessary or required under Governmental Rules or any Contractual Obligation for:
(a)    the due execution, delivery, recordation, filing or performance by the Borrower of any Financing Document, including any FFB Document, in each case, to which it is, or is intended to be, a party;
(b)    the issuance of each FFB Note and the borrowings under the FFB Documents, the use of the proceeds thereof and the Reimbursement Obligations; or
(c)    the exercise by any Guaranteed Party of its rights under any of the Financing Documents.
“Required Loan Approvals Schedule” means the schedule listing all Required Loan Approvals attached hereto as Schedule 5.01(n) (Required Loan Approvals Schedule).
“Required Payment Date” has the meaning given to such term in Section 10.02(g) (Remedies; Waivers).
“Required Project Consents” means all Governmental Approvals and third-party consents, permits and approvals necessary for the development, construction, operation or maintenance of a Project.
“Responsible Officer” means:
(a)    with respect to any Person:
(i)    that is a corporation, the chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, any

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

Person holding equivalent positions in such corporation or any other Financial Officer of such Person;
(ii)    that is a partnership, each general partner of such Person or the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, any Person holding equivalent positions in such partnership or any other Financial Officer of such Person;
(iii)    that is a limited liability company, the manager, managing partner or duly appointed officer of such Person, the individuals authorized to represent such Person pursuant to the Organizational Documents of such Person, or the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary or any Person holding equivalent positions in such limited liability company, or any other Financial Officer of such Person; or
(b)    with respect to the Borrower, only those individuals holding any of the foregoing positions whose names appear on the relevant certificate of incumbency delivered pursuant to Section 5.01(i) (Effective Date Certificates), in each case, as such certificate of incumbency may be amended from time to time to identify the individuals then holding such offices and the capacity in which they are acting.
“Retroactive Waiver” means the waiver dated February 4, 2026 delivered pursuant to 29 CFR 1.6(g) regarding retroactive application of the Davis-Bacon Act and Davis-Bacon Act Requirements through the Effective Date, a copy of which is attached hereto as Exhibit L (Retroactive Waiver) and made a part hereof.
“Revolver” means that certain Fourth Amended and Restated Credit Agreement, dated as of May 19, 2023, between the Borrower, the Lenders identified therein, Wells Fargo Bank, National Association, as Administrative Agent, the Co-Syndication Agents identified therein, the Co-Documentation Agents identified therein and the Joint Lead Arrangers and Joint Bookrunners identified therein (or any replacements thereof containing substantially similar terms).
“SAM” means the System for Award Management electronic database administered by the United States General Services Administration, found at www.sam.gov.
“Sanctions” means the economic, financial or trade sanctions or export controls laws, regulations, embargoes or restrictive measures, administered, enacted or enforced by the United States.
“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Secretary of Energy” means as of any date, the then-current secretary of the U.S. Department of Energy or, in their absence, the person discharging their duties or exercising their prerogatives in accordance with Governmental Rules.
“Secretary of Labor” means as of any date, the then-current secretary of the U.S. Department of Labor or, in their absence, the person discharging their duties or exercising their prerogatives in accordance with Governmental Rules.
“Secretary of Treasury” means as of any date, the then-current secretary of the U.S. Department of the Treasury or, in their absence, the person discharging their duties or exercising their prerogatives in accordance with Governmental Rules.

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

“Southern Company” means The Southern Company, a Delaware corporation, and its successors and assigns.
“Specified Covenant Event” has the meaning given to such term in Section 10.01(d)(iii) (Specified Breaches Under the Financing Documents).
“Specified Covenants” has the meaning given to such term in Section 10.01(d)(iii) (Specified Breaches Under the Financing Documents).
“Specified Exchange Act Filings” means the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2025, and each and all of the Form 10-Ks, Form 10-Qs and Form 8-Ks (and, to the extent applicable, proxy or information statements) filed by the Borrower with the SEC after December 31, 2025.
“Specified Prepayment Event” means the written election of the Borrower to DOE to prepay, in full, all Advances outstanding under the Guaranteed Loan pursuant to either the third from final paragraph or the penultimate paragraph of Section 10.01 (Events of Default).
“Specified Prepayment Event Covenant” has the meaning given to such term in Section 10.01 (Events of Default).
“S&P” means S&P Global Ratings, a division of S&P Global Inc.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Tax Certificate” has the meaning given to such term in Section 5.01(i)(ii) (Effective Date Certificates).
“Taxes” means all taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, penalties or additions thereto imposed in respect thereof.
“Technical Advisor” means Strategic Management Solutions LLC and its DOE-approved contractors, or such other Person appointed from time to time by DOE to act as technical advisor engineer in connection with the Project Portfolio.
“Term Sheet” means the Summary Terms and Conditions for Loan Guarantee under U.S. Department of Title XVII Loan Program, dated February 20, 2026.
“Termination Event” means the occurrence of any of the following events with respect to an Eligible Project:
(a)    a Regulatory Event;
(b)    if Georgia PSC approval is not required in order to terminate such Eligible Project, a determination by the Board of Directors of the Borrower to terminate such Eligible Project;

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

(c)    any other public announcement by the Borrower that it has terminated such Eligible Project; or
(d)    a Material Loss Event.
“Title XVII” has the meaning given to such term in the preliminary statements.
“Trading With the Enemy Act” means Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.
“UCC” means the Uniform Commercial Code as adopted and in effect in the State of New York.
“United States” and “U.S.” mean the United States of America.
“Validation Process and Procedures” means the validation process and procedures set forth in Schedule 5.04(a) (Validation Process and Procedures).
“Vogtle LGA” means that certain Amended and Restated Loan Guarantee Agreement, dated as of March 22, 2019, between the Borrower and the DOE (or any replacements thereof containing substantially similar terms).
“Voluntary Prepayment Quarterly Principal Amount” has the meaning given to such term in Section 3.05(b)(iii)(B) (Voluntary Prepayments).

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov

SCHEDULE 5.04(b)

ELIGIBILITY CRITERIA SCHEDULE
Proposed Projects must fully satisfy at least one of the following criteria in order to be characterized as Eligible Projects:
•Projects that retool, repower, repurpose, or replace Energy Infrastructure that has ceased operations;
•Projects that enable operating Energy Infrastructure to increase capacity or output; or
•Projects that support or enable the provision of known or forecastable electric supply at time intervals necessary to maintain or enhance grid reliability or other system adequacy needs.
The following project types can be considered by DOE to be categorized as Eligible Projects for the Project Portfolio:
•Hydropower refurbishment, retooling, or upgrades that enable the continued operation of existing hydro generation facilities, increase the capacity of existing facilities, and/or increase the availability of existing facilities. These investments would allow these facilities to continue to produce base load and dispatchable power.
•New standalone battery energy storage systems that will provide dispatchable capacity to maintain or enhance grid reliability or other system adequacy needs, or enable the more efficient operation of assets, such as by reducing transmission congestion, or increasing the capacity factor of other dispatchable generation.
•Transmission reconductoring, new lines, upgrades (including substation upgrades), switching stations and rebuilds that increase the capacity and efficiency of existing transmission lines. These investments would increase capacity of the transmission system to serve expected increases in load. Projects in this category may also address system constraints to maintain or enhance grid reliability.
•Gas generation uprates, coal-to-gas conversions, and new gas generation units that provides forecastable, dispatchable capacity to maintain or enhance grid reliability or other system adequacy needs.
•Grid enhancements, such as distribution system investments, programs, and optimization systems that support or enable the provision of known or forecastable electric supply or enhance grid reliability, or enable the more efficient operation of assets, such as by reducing transmission congestion or increasing the capacity factor of other dispatchable generation.
•Nuclear equipment and digital modernization, or upgrades, uprates or license extensions that enable the continued operation of existing nuclear generation facilities, and/or increase the capacity of existing facilities. These investments would allow these facilities to continue to produce base load power or increase the capacity or output of operating facilities.
Schedule 5.04(b)

Controlled by: The U.S. Department of Energy, DOECUI@hq.doe.gov